Exhibit 10.1

JOHN HANCOCK TOWER

200 CLARENDON STREET

BOSTON, MASSACHUSETTS

Lease Dated February 24, 2014

THIS INSTRUMENT IS AN INDENTURE OF LEASE in which the Landlord and the Tenant are the parties hereinafter named, and which relates to space in the building known as the John Hancock Tower, 200 Clarendon Street, Boston, Massachusetts 02116.

The parties to this instrument hereby agree with each other as follows:

ARTICLE I

Reference Data

1.1                               Subjects Referred To

Each reference in this Lease to any of the following subjects shall be construed to incorporate the data stated for that subject in this Article:

Landlord:	BP HANCOCK LLC, a Delaware limited liability company

Present Mailing Address of Landlord:	c/o Boston Properties Limited Partnership Prudential Center 800 Boylston Street, Suite 1900 Boston, Massachusetts 02199-8103

Landlord’s Construction Representative:	Michael Bowers

Tenant:	CRA INTERNATIONAL, INC., a Massachusetts corporation

Present Mailing Address of Tenant:	200 Clarendon Street, Boston, Massachusetts 02116

Tenant’s Email Address for Information Regarding Billings and Statements:	accountspayable@crai.com and mjacobs@crai.com

Tenant’s Construction Representative:	Maxine Jacobs

Estimated Commencement Date:	February 1, 2015

Term or Lease Term (sometimes called the “Original Lease Term”):

The period commencing on the Commencement Date and ending on the last day of the one hundred twentieth (120th) full calendar month immediately following the Rent Commencement Date, unless extended or sooner terminated as hereinafter provided.

Extension Options:	Two (2) periods of five (5) years as provided in and on the terms set forth in Section 3.2 hereof.

Lease Year:

A period of twelve (12) consecutive calendar months, commencing on the first day of January in each year, except that the first Lease Year of the Lease Term hereof shall be the period commencing on the Commencement Date and ending on the succeeding December 31, and the last Lease Year of the Lease Term hereof shall be the period commencing on January 1 of the calendar year in which the Lease Term ends, and ending with the date on which the Lease Term ends.

Commencement Date:

The later to occur of (x) the date on which Landlord delivers the Premises to Tenant and (y) January 1, 2015 (subject to Landlord’s right to accelerate the Commencement Date as set forth in Section 3.1 below). The Premises shall be considered delivered by Landlord to Tenant on the day on which Landlord substantially completes Landlord’s Delivery Work, as defined in Exhibit B-1.

Rent Commencement Date:

That date which is the later to occur of:

(x)  the first to occur of (i) the date which is one hundred eighty (180) days immediately following the Commencement Date (as such 180-day period may be extended due to Landlord Delays, as defined in Exhibit B-1) and (ii) the date on which Tenant commences beneficial use of the Premises for the purpose of conducting business operations therein; and (y) the substantial completion by Landlord of Landlord’s Rooftop Terrace Work (as defined in, and subject to the terms and provisions of, Exhibit B-1).

Premises:

The entirety of the ninth (9th) and tenth (10th) floors of the Building, in accordance with the floor plans annexed hereto as Exhibit D and incorporated herein by reference, as further defined and limited in Section 2.1 hereof.

Rentable Floor Area of the Premises:	57,602 square feet.

Annual Fixed Rent:

(a) For the period commencing on the Rent Commencement Date and ending on the day immediately preceding the first (1st) anniversary of the Rent Commencement Date, Annual Fixed Rent shall be payable at the annual rate of $2,419,284.00 (being the product of (i) $42.00 and (ii) the Rentable Floor Area of the Premises (being 57,602 square feet).

(b) Effective on each anniversary of the Rent Commencement Date occurring during the Original Lease Term, Annual Fixed Rent shall increase by $1.00 per square foot of the Rentable Floor Area of the Premises.

(c) During the extension option periods, if exercised, Annual Fixed Rent shall be as determined pursuant to Section 3.2 below.

Tenant Electricity:	See Section 5.2

Additional Rent:	All charges and other sums payable by Tenant as set forth in this Lease, in addition to Annual Fixed Rent.

Total Rentable Floor Area of the Building:	1,695,084 square feet.

Building:	For the purposes of this Lease, the Building

shall mean the building commonly known as the John Hancock Tower, as the same may be altered, expanded, reduced or otherwise changed by Landlord from time to time.

Property:

The land described on Exhibit A and the Building, together with all parking facilities, common areas, landscaping and other improvements thereon, as the same may be altered, expanded, reduced or otherwise changed from time to time.

Permitted Use:	General office purposes.

Broker:	CB Richard Ellis/New England

Security Deposit:	$1,000,000.00, subject to reduction as set forth in Section 16.26 below.

1.2          Table of Articles and Sections

ARTICLE I			1
Reference Data			1
	1.1	Subjects Referred To	1
	1.2	Table of Articles and Sections	4
	1.3	Exhibits	7

ARTICLE II			8
Premises			8
	2.1	Demise and Lease of Premises	8
	2.2	Appurtenant Rights and Reservations	8
	2.3	Tenant’s Right of First Offer	11

ARTICLE III			15
Lease Term and Extension Options			15
	3.1	Term	15
	3.2	Extension Option	16

ARTICLE IV			17
Condition of Premises; Alterations			17
	4.1	Preparation of Premises	17

ARTICLE V			17
Annual Fixed Rent and Electricity			17
	5.1	Fixed Rent	17
	5.2	Allocation of Electricity Charges	18

ARTICLE VI			19
Taxes			19
	6.1	Definitions	19
	6.2	Tenant’s Share of Real Estate Taxes	20

ARTICLE VII			21
Landlord’s Repairs and Services and Tenant’s Escalation Payments			21
	7.1	Structural Repairs	21
	7.2	Other Repairs to be Made by Landlord	21
	7.3	Services to be Provided by Landlord	21
	7.4	Operating Costs Defined	22
	7.5	Tenant’s Escalation Payments	27
	7.6	Tenant’s Audit Right	28
	7.7	No Damage	30

ARTICLE VIII			31
Tenant’s Repairs			31
	8.1	Tenant’s Repairs and Maintenance	31

ARTICLE IX			31
Alterations			31
	9.1	Landlord’s Approval	31
	9.2	Conformity of Work	33
	9.3	Performance of Work, Governmental Permits and Insurance	33
	9.4	Liens	34
	9.5	Nature of Alterations	34
	9.6	Increases in Taxes	35

ARTICLE X			35
Parking			35
	10.1	Parking Privileges	35
	10.2	Parking Charges	36
	10.3	Garage Operation	36
	10.4	Limitations	36

ARTICLE XI			37
Certain Tenant Covenants			37

ARTICLE XII			39
Assignment and Subletting			39
	12.1	Restrictions on Transfer	39
	12.2	Tenant’s Notice	40
	12.3	Landlord’s Termination Right	40
	12.4	Consent of Landlord	42
	12.5	Exceptions	43
	12.6	Profit on Subleasing or Assignment	44
	12.7	Additional Conditions	44

ARTICLE XIII			46
Indemnity and Insurance			46
	13.1	Tenant’s Indemnity	46
	13.2	Tenant’s Risk	48
	13.3	Tenant’s Commercial General Liability Insurance	49
	13.4	Tenant’s Property Insurance	49
	13.5	Tenant’s Other Insurance	50
	13.6	Requirements for Tenant’s Insurance	50
	13.7	Additional Insureds	51
	13.8	Certificates of Insurance	51
	13.9	Subtenants and Other Occupants	51
	13.10	No Violation of Building Policies	52
	13.11	Tenant to Pay Premium Increases	52
	13.12	Landlord’s Insurance	52
	13.13	Waiver of Subrogation	53
	13.14	Tenant’s Work	53
ARTICLE XIV			54
Fire, Casualty and Taking			54
	14.1	Damage Resulting from Casualty	54
	14.2	Uninsured Casualty	56
	14.3	Rights of Termination for Taking	56
	14.4	Award	57
ARTICLE XV			57
Default			57
	15.1	Tenant’s Default	57
	15.2	Termination; Re-Entry	59
	15.3	Continued Liability; Re-Letting	59
	15.4	Intentionally Omitted	61
	15.5	Waiver of Redemption	61
	15.6	Landlord’s Default	61
ARTICLE XVI			62
Miscellaneous Provisions			62
	16.1	Waiver	62
	16.2	Cumulative Remedies	62
	16.3	Quiet Enjoyment	62
	16.4	Surrender	63
	16.5	Brokerage	63
	16.6	Invalidity of Particular Provisions	64
	16.7	Provisions Binding, etc.	64
	16.8	Recording; Confidentiality	64
	16.9	Notices and Time for Action	65
	16.10	When Lease Becomes Binding and Authority	65
	16.11	Paragraph Headings	66
	16.12	Rights of Mortgagee	66

16.13	Rights of Ground Lessor	67
16.14	Notice to Mortgagee and Ground Lessor	67
16.15	Assignment of Rents	67
16.16	Status Report and Financial Statements	68
16.17	Self-Help	68
16.18	Holding Over	69
16.19	Entry by Landlord	69
16.20	Tenant’s Payments	70
16.21	Late Payment	71
16.22	Counterparts	71
16.23	Entire Agreement	71
16.24	Landlord Liability	71
16.25	No Partnership	72
16.26	Security Deposit	72
16.27	Governing Law	75
16.28	Waiver of Trial by Jury	75
16.29	Building Name	75
16.30	Hancock Competitors	77
16.31	No Air Rights	77
16.32	Building or Property Name and Signage; Tenant’s Termination Option	78
16.33	Leasing Restrictions	79
16.34	OFAC	79

1.3                               Exhibits

The following Exhibits attached hereto are a part of this Lease, are incorporated herein by reference, and are to be treated as a part of this Lease for all purposes. Undertakings contained in such Exhibits are agreements on the part of Landlord and Tenant, as the case may be, to perform the obligations stated therein to be performed by Landlord and Tenant, as and where stipulated therein.

Exhibit A	—	Legal Description

Exhibit B-1	—	Work Agreement

Exhibit B-2	—	Landlord’s Delivery Work

Exhibit B-3	—	Landlord’s Rooftop Terrace Work

Exhibit B-4	—	Rooftop Terrace

Exhibit B-5	—	Tenant Plan and Working Drawing Requirements

Exhibit C	—	Landlord’s Services

Exhibit D	—	Floor Plan

Exhibit E	—	Form of Declaration Affixing the Commencement Date
and Rent Commencement Date of Lease

Exhibit F	—	Memorandum Re: Procedure for Allocation of Electricity
Costs

Exhibit G	—	Forms of Lien Waivers

Exhibit H	—	Broker Determination of Prevailing Market Rent

Exhibit I	—	List of Mortgages

Exhibit J	—	Form of Letter of Credit

Exhibit K	—	Form of Certificate of Insurance

Exhibit L	—	Hancock Competitors

Exhibit M	—	Form of SNDA

ARTICLE II

Premises

2.1                               Demise and Lease of Premises

Landlord hereby demises and leases to Tenant, and Tenant hereby hires and accepts from Landlord, the Premises in the Building, excluding exterior walls (except the interior faces thereof), the common stairways and stairwells, elevators and elevator walls, mechanical rooms, electric and telephone closets, janitor closets, and pipes, ducts, shafts, conduits, wires and appurtenant fixtures serving exclusively or in common other parts of the Building, and if the Premises includes less than the entire rentable area of any floor, excluding the common corridors, elevator lobbies and toilets located on such floor.

2.2                               Appurtenant Rights and Reservations

Subject to Landlord’s right to change or alter any of the following in Landlord’s discretion as herein provided (provided that no such changes or alterations shall materially adversely affect Tenant’s access to or use of the Premises for the normal conduct of business or reduce the parking privileges allotted to Tenant), Tenant shall have, as appurtenant to the Premises, the non-exclusive right to use in common with others, but not in a manner or extent that would materially interfere with the normal operation and use of the Building as a multi-tenant office building and subject to reasonable rules of general applicability to tenants of the Building from time to time made by Landlord of which Tenant is given notice: (a) the common lobbies, corridors, stairways, and elevators of the Building, and the pipes, ducts, shafts, conduits, wires and appurtenant meters and equipment serving the Premises in common with others, (b) the loading areas serving the Building and the common walkways and driveways necessary for access to the Building, (c) if the Premises include less than the entire rentable floor area of any floor, the common toilets, corridors and elevator lobby of such floor and (d) the common areas of the Property as Landlord makes the same available from time to time; and no other appurtenant rights and easements. Notwithstanding anything to the contrary herein, Landlord has no obligation to allow any particular telecommunication service provider to have access to the Building or to the Premises. If Landlord permits such access, Landlord may condition such access upon the payment to Landlord by the service provider of fees assessed by Landlord in its reasonable discretion.

Landlord reserves for its benefit the right from time to time, without unreasonable interference with Tenant’s use: (a) to install, use, maintain, repair, replace and relocate for service to the Premises and other parts of the Building, or either, pipes, ducts, conduits, wires and appurtenant fixtures, wherever located in the Premises or the Building, and (b) to alter or relocate any other common facility, provided that substitutions are substantially equivalent or better. Installations, replacements and relocations referred to in clause (a) above shall be located so far as practicable in the central core area of the Building, above ceiling surfaces, below floor surfaces or within perimeter walls of the Premises, and in any case so as not to reduce the usable area of the Premises. Except in the case of emergencies or for normal cleaning and maintenance operations, Landlord agrees to give Tenant reasonable advance notice of any of the foregoing activities which require work in the Premises. In connection with the foregoing, Landlord agrees to use commercially reasonable efforts to minimize interference with Tenant’s business operations in the Premises, consistent with the nature of the rights being exercised.

Landlord reserves and accepts for its benefit all rights of ownership and use in all respects outside the Premises, including without limitation, the Building and all other structures and improvements on and common areas of the Property, except that at all times during the term of this Lease Tenant shall have a reasonable means of access from a public street to the Premises. Without limitation of the foregoing reservation of rights by Landlord, it is understood that in its sole discretion Landlord shall have the right to change and rearrange the common areas, to change, relocate and eliminate facilities therein, to erect new structures thereon, to permit the use of or lease all or part thereof for exhibitions and displays and to sell, lease or dedicate all or part thereof to public use; and further that Landlord shall have the right to make changes in, additions to and eliminations from the Building and other structures and improvements on the Property, the Premises excepted; provided however that Tenant, its employees, agents, clients, customers, and invitees shall at all times have reasonable access to the Building and Premises. Landlord is not under any obligation to permit individuals without proper building identification to enter the Building after 6:00 p.m.

2.2.1       Rooftop Terrace

Landlord shall construct and complete, at its sole cost and expense as part of the Landlord’s Work (as that term is defined in Section 1.1(A) of Exhibit B-1 attached to this Lease) a separate outside deck on the rooftop of the eighth (8th) floor of the Building as shown on Exhibit B-4 attached hereto (the “Rooftop Terrace”). So long as Tenant is leasing that portion of the ninth (9th) floor of the Building adjoining Tenant’s Rooftop Terrace Area (as hereinafter defined), Tenant shall have the exclusive right to use that portion of the Rooftop Terrace that is accessible from the Premises (identified on Exhibit B-4 as “Tenant’s Rooftop Terrace Area”). Tenant’s access to and use of Tenant’s Rooftop Terrace Area shall be subject to applicable Legal Requirements (as defined in Section 1.3 of Exhibit B-1 attached hereto), governmental or quasi-governmental prohibitions and/or restrictions (including without limitation any temporary or permanent closure(s) of the Rooftop Terrace and/or restriction of Tenant’s use thereof due to concerns about terror or terrorism), the availability of insurance at commercially reasonable rates, and Landlord’s reasonable rules with respect thereto that may be established from time to time (including Tenant’s reimbursement of Landlord as Additional Rent for all reasonable costs incurred by Landlord associated therewith, but specifically excluding any mandatory closure of Tenant’s Rooftop Terrace Area during specific months of the year). In connection with the foregoing, it is understood and agreed that Tenant’s Rooftop Terrace Area shall have a maximum capacity of forty-nine (49) people. Tenant shall be responsible, at its sole cost and expense, for all maintenance, repair, cleaning, landscaping and access control, required to keep Tenant’s Rooftop Terrace Area in substantially the same condition in which it is delivered to Tenant, excluding reasonable wear and tear, damage by fire or other casualty, or damage caused by Landlord or its agents, employees or contractors; provided, however, that upon Tenant’s request, Landlord will perform the maintenance and repair of Tenant’s Rooftop Terrace Area, at Tenant’s sole cost and expense on a “work order” basis under Section 7.3 below (provided further that under no circumstances will either Landlord or Tenant be responsible for any snow or ice removal from the Rooftop Terrace, Tenant hereby assuming all risk associated with its use of Tenant’s Rooftop Terrace Area during winter conditions). Tenant’s Rooftop Terrace Area shall be deemed to be a part of the Premises for all intents and purposes of this Lease; provided, however, that (i) there shall be no rentable floor area associated with Tenant’s Rooftop Terrace Area and no obligation to pay Annual Fixed Rent with respect thereto and (ii) Tenant shall not have the right to separately assign its rights under this Section 2.2.1 or to sublease all or any portion of Tenant’s Rooftop Terrace Area, other than in connection with an assignment of this Lease or sublease of the Premises permitted under Article XII below.  Without limiting the generality of the foregoing, it is expressly understood and agreed that the insurance and indemnification provisions of Article XIII of this Lease shall be deemed to apply to Tenant’s use of Tenant’s Rooftop Terrace Area; provided, however, that Tenant shall not be liable for any damage caused to the underlying roof structure to the extent resulting from Tenant’s proper use of Tenant’s

Rooftop Terrace Area in compliance with the terms and provisions of this Lease.

2.3                               Tenant’s Right of First Offer

(A)                               Right of First Offer Conditions.  During the Lease Term, on the conditions (which conditions Landlord may waive by written notice to Tenant) that both at the time that any Available ROFO Space first becomes available and as of the date upon which the Available ROFO Space which Tenant has elected to lease pursuant to this Section 2.3 would have otherwise become incorporated into the Premises: (i) there exists no Event of Default, (ii) this Lease is still in full force and effect, and (iii) Tenant has not assigned this Lease (excluding any assignment to a Permitted Transferee which is permitted in accordance with Section 12.5) and Tenant (together with any Permitted Transferee permitted under Section 12.5 and any Permitted Occupants permitted under Section 12.7) directly leases and occupies at least 57,000 square feet of rentable floor area on the third (3rd) through sixteenth (16th) floors of the Building, prior to accepting any offer to lease Available ROFO Space to a third party other than a third party with Prior Rights, Landlord will first offer such Available ROFO Space to Tenant for lease pursuant to this Section 2.3.  Notwithstanding anything to the contrary in this Lease, if Landlord delivers to Tenant a Landlord’s ROFO Notice (as hereinafter defined) at any time prior to the Rent Commencement Date, Tenant’s lease of such Available ROFO Space shall commence in accordance with the terms of the second sentence of Section 2.3(D)(1) below and without regard to the status of completion of any Tenant Improvement Work under this Lease with respect to the Premises.

(B)                               Available ROFO Space.  For the purposes hereof, the “Available ROFO Space” shall be defined as any and all blocks of space consisting of between 5,000 and 10,000 square feet of rentable floor area located on the third (3rd) through sixteenth (16th) floors of the Building as and when such space becomes available for reletting (as hereinafter defined).  Available ROFO Space shall be deemed “available for reletting” when Landlord, in its sole judgment, determines that the then current tenant of the applicable Available ROFO Space will vacate the Available ROFO Space at the expiration or earlier termination of such tenant’s lease and any applicable Prior Rights have lapsed or been waived.

(C)                               Exercise of Right to Lease Available ROFO Space.  Landlord shall give Tenant written notice (“Landlord’s ROFO Notice”) at the time that Landlord determines, as aforesaid, that an Available ROFO Space will become available for lease to Tenant and any applicable Prior Rights have lapsed or been waived.  Landlord’s ROFO Notice shall set forth the size, configuration and exact location of the Available ROFO Space, Landlord’s quotation of a proposed annual fixed rent for the Available ROFO Space, and all other material terms and conditions which will apply to the Available ROFO Space.  Except as otherwise provided in Section 2.3(D) below, the term for the Available ROFO Space shall be coterminous with the Original Lease Term (including extension terms timely and properly exercised pursuant to Section 3.2).

Upon receipt of a Landlord’s ROFO Notice, Tenant shall have the right, exercisable upon written notice (“Tenant’s ROFO Exercise Notice”) given to Landlord within ten (10)

business days of Tenant’s receipt of Landlord’s ROFO Notice, to elect either (i) to lease all of the Available ROFO Space, on the terms set forth in Landlord’s ROFO Notice, (ii) to lease all of the Available ROFO Space, but reject the quotation of annual fixed rent set forth in Landlord’s ROFO Notice and set forth Tenant’s good faith determination of the annual fixed rent for the Available ROFO Space (the “Tenant’s Determination”), or (iii) reject Landlord’s ROFO Notice.  If Tenant fails timely to give Tenant’s ROFO Exercise Notice, Tenant shall be deemed to have rejected Landlord’s ROFO Notice and Tenant will have no further right to lease such Available ROFO Space pursuant to this Section 2.3 unless such Available ROFO Space again becomes available for reletting and subject to any Prior Rights and without any obligation of Landlord to subsequently send to Tenant a Landlord’s Revised Offer as hereinafter provided.  If Tenant timely delivers the Tenant’s ROFO Exercise Notice, that accepts the terms of Landlord’s ROFO Notice or if Tenant timely delivers the Tenant’s ROFO Exercise Notice which rejects Landlord’s quotation of Annual Fixed Rent but does not set forth the Tenant’s Determination, Landlord shall lease and demise to Tenant and Tenant shall hire and take from Landlord such Available ROFO Space, upon the terms set forth in Landlord’s ROFO Notice and otherwise upon all of the same terms and conditions of the Lease except as otherwise hereinafter set forth.  If Tenant shall timely deliver the Tenant’s ROFO Exercise Notice which rejects Landlord’s quotation of the annual fixed rent for the Available ROFO Space and sets forth a Tenant’s Determination, then Landlord shall have a period of ten (10) days to (1) accept the Tenant’s Determination as the Annual Fixed Rent for the Available ROFO Space, or (2) reject Tenant’s Determination of the Annual Fixed Rent for the Available ROFO Space.  If Landlord timely accepts Tenant’s Determination, then Landlord shall lease and demise to Tenant and Tenant shall hire and take from Landlord, such Available ROFO Space, upon the terms set forth in Landlord’s ROFO Notice but with the Annual Fixed Rent for the Available ROFO Space as set forth in Tenant’s Determination and otherwise upon all of the same terms and conditions of this Lease except as otherwise set forth in this Lease.  If Landlord fails to timely respond to Tenant’s Determination, Landlord will be deemed to have rejected the Tenant’s Determination.

If Landlord rejects or is deemed to have rejected the Tenant’s Determination, then, unless Tenant notifies Landlord in writing within three (3) business days following the date of Landlord’s rejection or deemed rejection of Tenant’s Determination indicating that Tenant elects to lease the Available ROFO Space and accepts the terms of Landlord’s ROFO Notice, Landlord shall thereafter be free for a period of twelve (12) months to lease the Available ROFO Space to any other party at a net effective rental that is not less than ninety-five percent (95%) of the net effective rental rate set forth in Tenant’s Determination.  The “net effective rental rate” shall be determined based upon the fixed rental rates, base years, length of the term and the amount of any concessions such as tenant improvement allowances and any free rent with respect to such proposal.  If, within twelve (12) months (or six (6) months in the event that the commencement date for the Available ROFO Space was more than twenty-four (24) months after the date of Landlord’s ROFO Notice) after a rejection or deemed rejection by Landlord of a Tenant’s Determination, Landlord proposes to lease the Available ROFO Space for a net effective rental rate that is less than ninety-five percent (95%) of the net effective rental rate in the

Tenant’s Determination, Landlord shall first comply with the requirements of this Section 2.3 and re-offer the Available ROFO Space for lease to Tenant at that same net effective rental rate in the third party offer (the “Landlord’s Revised Offer”), provided, however, Tenant shall have ten (10) business days to accept or reject Landlord’s revised offer and Tenant shall have no right or additional time period to submit a Tenant’s Determination with respect to such Landlord’s Revised Offer.  If Tenant rejects Landlord’s Revised Offer or fails to timely respond within such ten (10) business day period, Landlord shall be free to lease the Available ROFO Space to any third party at any net effective rental rate that is equal to or greater than the net effective rental rate set forth in Landlord’s Revised Offer.

Landlord’s obligation to send a Landlord’s Revised Offer shall only apply if Landlord rejects (or is deemed to have rejected) a Tenant’s Determination and shall not apply if Tenant delivers a Tenant’s ROFO Exercise Notice which rejects Landlord’s ROFO Notice and does not set forth a Tenant’s Determination or Tenant fails to timely deliver a Tenant’s ROFO Exercise Notice.

(D)                               Lease Provisions Applying to Available ROFO Space.  The leasing to Tenant of such Available ROFO Space shall be upon all of the same terms and conditions of the Lease, except as follows:

1.                                      Commencement Date; Occupancy Date.  The term as to the Available ROFO Space shall be co-terminous with the term of this Lease subject, however, to the terms of subsection 5 below.  The Commencement Date in respect of such Available ROFO Space shall be the later of:  (x) the commencement date in respect of such Available ROFO Space specified in Landlord’s ROFO Notice, which date shall be no sooner than three (3) months from the date of Landlord’s ROFO Notice (“Estimated ROFO Commencement Date”) or (y) the date that Landlord delivers such Available ROFO Space to Tenant in the condition specified in Landlord’s ROFO Notice or as otherwise provided in Section 2.3(D)(4) below.

2.                                      Fixed Annual Rent.  The Annual Fixed Rent in respect of such Available ROFO Space shall be as set forth in Landlord’s ROFO Notice, unless pursuant to Section 2.3(B) above, Landlord has accepted Tenant’s Determination, in which event the Annual Fixed Rent in respect of such Available ROFO Space shall be the Annual Fixed Rent set forth in Tenant’s Determination.

3.                                      Base Years.  The Base Year with respect to Operating Expenses for such Available ROFO Space shall be the calendar year in which the Commencement Date with respect to such Available ROFO Space occurs.  The Base Year with respect to Landlord’s Tax Expenses for such Available ROFO Space shall be the fiscal/tax year in which the Commencement Date with respect to such Available ROFO Space occurs.

4.                                      Condition of Available ROFO Space.  Tenant shall take such Available

ROFO Space “as-is” in its then (i.e., as of the date of delivery) state of construction, finish, and decoration, without any obligation on the part of Landlord to construct or prepare any Available ROFO Space for Tenant’s occupancy, and with no obligation on the part of Landlord to provide any Landlord Contribution in respect of such Available ROFO Space unless otherwise specified in Landlord’s ROFO Notice or otherwise mutually agreed by Landlord and Tenant.

5.                                      End of Lease Term.  If the Available ROFO Space shall be available for delivery to Tenant at any time during the last thirty six (36) months of the Original Lease Term or the first Extended Term, as the case may be, then:  (a) if Tenant then has a right to extend the term of the Lease pursuant to Section 3.2 which has not either lapsed unexercised or been irrevocably waived), then Tenant shall have no right to lease such Available ROFO Space unless, prior to, or simultaneously with, the giving of Tenant’s ROFO Exercise Notice, Tenant timely and properly exercises such extension option, in which event the term as to the Available ROFO Space shall be co-terminous with the term of this Lease; or (b) if Tenant has no further right to extend the term of the Lease (i.e. because Tenant’s right to extend the Term of the Lease pursuant to Section 3.2 has been irrevocably waived by Tenant or has lapsed unexercised), then the term as to the Available ROFO Space shall be the lesser of (i) the term specified in Landlord’s ROFO Notice and (ii) five (5) years. Notwithstanding Tenant’s exercise of its next extension option in accordance with the foregoing, the Annual Fixed Rent for the original Premises for such Extended Term shall be determined at the same time and in the same manner such Annual Fixed Rent would have been determined if Tenant had exercised the extension option within the time periods for such exercise set forth in Section 3.2(B) of this Lease.

(E)                                Prior Rights.  For purposes of this Lease, it is agreed that the term “Prior Rights” means (x) any rights of first offer, first refusal, expansion, renewal, extension or other rights to lease that encumber what would otherwise have been Available ROFO Space which rights were granted prior to the date hereof; (y) extension or renewal rights granted by Landlord at any time whether prior to or subsequent to the date hereof to existing tenants of any space that would otherwise have been Available ROFO Space (i.e. regardless of whether the existing or future leases for such space expressly provide the existing tenants thereunder with any such right to renew or extend); and (z) any rights that encumber what would otherwise have been Available ROFO Space which rights Landlord may grant to future tenants after Tenant declines (or is deemed to have declined) to exercise its right of first offer under this Section 2.3 and Landlord subsequently leases the offered space to a third party (including, without limitation, rights of first offer, first refusal, expansion, or extension that may be granted to such future tenant and, in the case of rights of first offer, first refusal and expansion, that were also included in Landlord’s ROFO Notice to Tenant).

(F)                                 Holdover Tenants.  If Tenant shall timely exercise its rights under this Section 2.3 with respect to the Available ROFO Space designated in Landlord’s ROFO Notice and if, thereafter, the then occupant of the Available ROFO Space with respect to which Tenant shall have so exercised such right wrongfully fails to deliver possession of such premises at the time when its tenancy is scheduled to expire, Landlord shall use reasonable efforts and due diligence (which shall be limited to the commencement and prosecution of an eviction proceeding within sixty (60) days after the date on which the hold-over commences, but shall not require the taking of any appeal) to evict such occupant from such space and to deliver possession thereof to Tenant.  In such event, the commencement of the term of Tenant’s occupancy and lease of such additional space shall, in the event of such holding over by such occupant, be deferred until possession of the additional space is delivered to Tenant.  If any sums are recovered from the holdover tenant, they shall be paid as follows: first, to reimburse Landlord for any legal fees incurred to collect same and recover possession; second, Landlord shall be entitled to receive and retain from payments by or amounts recovered from such holdover tenant (whether as use and occupancy payments, damages or otherwise) the amount of rent that Tenant would by paying Landlord if possession was timely delivered; and third, Tenant shall be entitled to receive and retain from payments by or amounts otherwise received from such holdover tenant any damages to which Landlord would otherwise be entitled as well as any use and occupancy or other payments that are in excess of the rent Tenant would be paying Landlord (not taking into account any rent abatement) if possession was timely delivered. The failure of the then occupant of such premises to so vacate shall not constitute a default or breach by Landlord and shall not give Tenant any right to terminate this Lease or to deduct from, offset against or withhold Annual Fixed Rent or Additional Rent (or any portions thereof); except that if such hold-over exceeds six (6) months, then Tenant may, within ten (10) business days after such date, cancel the exercise of its option to lease the Available ROFO Space by giving to Landlord a written cancellation notice, provided, however, that if Landlord delivers the Available ROFO Space to Tenant on or before the date thirty (30) days after Landlord receives such cancellation notice, such cancellation notice shall be void and without further force or effect.

ARTICLE III

Lease Term and Extension Options

3.1                               Term

The Term of this Lease shall be the period specified in Section 1.1 hereof as the “Lease Term,” unless sooner terminated or extended as herein provided.

Notwithstanding anything contained herein or in Exhibit B-1 to the contrary, Landlord shall have the right, exercisable upon six (6) months’ prior written notice to Tenant, to accelerate the Commencement Date to that date which is the later to occur of (x) the date on which Landlord substantially completes Landlord’s Delivery Work, as defined in Exhibit B-1, and (y) September 1, 2014.

As soon as may be convenient after the Commencement Date and the Rent

Commencement Date have been determined, Landlord and Tenant agree to join with each other in the execution, in the form of Exhibit E hereto, of a written Commencement Date Agreement in which the Commencement Date, Rent Commencement Date and specified Lease Term of this Lease shall be stated. If Tenant shall fail to execute such Agreement, the Commencement Date, Rent Commencement Date and Lease Term shall be as reasonably determined by Landlord in accordance with the terms of this Lease.

3.2                               Extension Option

(A)                               On the conditions (which conditions Landlord may waive by written notice to Tenant) that both at the time of exercise of the herein described option to extend and as of the commencement of the Extended Term in question (i) there exists no “Event of Default” (defined in Section 15.1), (ii) this Lease is still in full force and effect, and (iii) Tenant has neither assigned this Lease nor sublet more than fifty percent (50%) of the Rentable Floor Area of the Premises (excluding any assignment or sublease to a Permitted Transferee which is permitted in accordance with Section 12.5 and any Permitted Occupants permitted under Section 12.7), Tenant shall have the right to extend the Term hereof upon all the same terms, conditions, covenants and agreements herein contained (except for the Annual Fixed Rent which shall be adjusted during the option period as hereinbelow set forth and except that there shall be no further option to extend) for two (2) periods of five (5) years as hereinafter set forth. Each option period is sometimes herein referred to as the “Extended Term.” Notwithstanding any implication to the contrary Landlord has no obligation to make any additional payment to Tenant in respect of any construction allowance or the like or to perform any work to the Premises as a result of the exercise by Tenant of any such option except as otherwise agreed upon.

(B)                               If Tenant desires to exercise an option to extend the Term, then Tenant shall give notice (“Exercise Notice”) to Landlord, not earlier than eighteen (18) months nor later than (15) months prior to the expiration of the then Term of this Lease (as it may have been previously extended) exercising such option to extend. Within thirty (30) days after Landlord’s receipt of the Exercise Notice, Landlord shall provide Landlord’s quotation to Tenant of a proposed Annual Fixed Rent for the applicable Extended Term (“Landlord’s Rent Quotation”). If at the expiration of thirty (30) days after the date when Landlord provides such quotation to Tenant (the “Negotiation Period”), Landlord and Tenant have not reached agreement on a determination of an Annual Fixed Rent for such Extended Term and executed a written instrument extending the Term of this Lease pursuant to such agreement, then Tenant shall have the right, for thirty (30) days following the expiration of the Negotiation Period, to make a request to Landlord for a broker determination (the “Broker Determination”) of the Prevailing Market Rent (as defined in Exhibit H) for such Extended Term, which Broker Determination shall be made in the manner set forth in Exhibit H. If Tenant timely shall have requested the Broker Determination, then the Annual Fixed Rent for such Extended Term shall be the Prevailing Market Rent as determined by the Broker Determination. If Tenant does not timely request the Broker Determination, then the Annual Fixed Rent during the applicable Extended Term shall be equal to Landlord’s Rent Quotation.

(C)                               Upon the giving of the Exercise Notice by Tenant to Landlord exercising Tenant’s applicable option to extend the Lease Term in accordance with the provisions of Section 3.2 (B) above, then this Lease and the Lease Term hereof shall automatically be deemed extended, for the applicable Extended Term, without the necessity for the execution of any additional documents, except that Landlord and Tenant agree to enter into an instrument in writing setting forth the Annual Fixed Rent for the applicable Extended Term as determined in the relevant manner set forth in this Section 3.2; and in such event all references herein to the Lease Term or the Term of this Lease shall be construed as referring to the Lease Term, as so extended, unless the context clearly otherwise requires, and except that there shall be no further option to extend the Lease Term. Notwithstanding anything contained herein to the contrary, in no event shall Tenant have the right to exercise more than one extension option at a time and, further, Tenant shall not have the right to exercise its second extension option unless it has duly exercised its first extension option and in no event shall the Lease Term hereof be extended pursuant to this Section 3.2 for more than ten (10) years after the expiration of the Original Lease Term hereof.

ARTICLE IV

Condition of Premises; Alterations

4.1                              Preparation of Premises

The condition of the Premises upon Landlord’s delivery along with any work to be performed by either Landlord or Tenant shall be as set forth in the Work Agreement attached hereto as Exhibit B-1 and made a part hereof.

ARTICLE V

Annual Fixed Rent and Electricity

5.1                               Fixed Rent

Tenant agrees to pay to Landlord, on the Rent Commencement Date, and thereafter monthly, in advance, on the first day of each and every calendar month during the Original Lease Term, a sum equal to one-twelfth (1/12th) of the Annual Fixed Rent specified in Section 1.1 hereof and on the first day of each and every calendar month during each Extended Term (if exercised), a sum equal to one-twelfth of the Annual Fixed Rent as determined in Section 3.2 for the applicable Extended Term. Until notice of some other designation is given, fixed rent and all other charges for which provision is herein made shall be paid by remittance to or for the order of Landlord either:

(i)                                     By U.S. Mail:

BP Hancock LLC

P.O. Box 842583

Boston, Massachusetts 02284-2583

(ii)                                  By Overnight Courier:

BP Hancock LLC

Lockbox #842583

20 Commerce Way, Suite 800

Woburn, Massachusetts 01801-1057

(iii)                               By Wire Transfer:

Bank:	Wells Fargo Bank, National Association
City and State:	San Francisco, California
ABA No.:	121000248
Account No.:	4123005803
Account Name:	BP Hancock LLC
Reference:	Tenant name and property address

Annual Fixed Rent for any partial month shall be paid by Tenant to Landlord at such rate on a pro rata basis, and, if the Rent Commencement Date shall be other than the first day of a calendar month, the first payment of Annual Fixed Rent which Tenant shall make to Landlord shall be a payment equal to a proportionate part of such monthly Annual Fixed Rent for the partial month from the Rent Commencement Date to the first day of the succeeding calendar month.

Additional Rent payable by Tenant on a monthly basis, as elsewhere provided in this Lease, likewise shall be prorated, and the first payment on account thereof shall be determined in similar fashion and shall commence on the applicable dates set forth herein for such payments and other provisions of this Lease calling for monthly payments shall be read as incorporating this undertaking by Tenant.

Notwithstanding that the payment of Annual Fixed Rent payable by Tenant to Landlord shall not commence until the Rent Commencement Date, Tenant shall be subject to, and shall comply with, all other provisions of this Lease as and at the times provided in this Lease.

The Annual Fixed Rent and all other charges for which provision is made in this Lease shall be paid by Tenant to Landlord without setoff, deduction or abatement, except as otherwise provided in this Lease (including, without limitation, the provisions of Section 1.1(D) of Exhibit B-1 attached hereto).

5.2                               Allocation of Electricity Charges

Landlord shall allocate the cost of electricity to Tenant in accordance with the procedure contained in Exhibit F, and Tenant shall pay for electricity as provided in said Exhibit F.

ARTICLE VI

Taxes

6.1                               Definitions

With reference to the real estate taxes referred to in this Article VI, it is agreed that terms used herein are defined as follows:

(a)                                 “Tax Year” means the 12-month period beginning July 1 each year during the Lease Term or if the appropriate Governmental tax fiscal period shall begin on any date other than July 1, such other date.

(b)                                 “Landlord’s Tax Expenses Allocable to the Premises” means the same proportion of Landlord’s Tax Expenses as Rentable Floor Area of Tenant’s Premises bears to the Total Rentable Floor Area of the Building.

(c)                                  “Landlord’s Tax Expenses” with respect to any Tax Year means the aggregate “real estate taxes” (hereinafter defined) with respect to that Tax Year, reduced by any net abatement receipts with respect to that Tax Year.

(d)                                 “Real estate taxes” means all taxes and special assessments of every kind and nature and user fees and other like fees assessed by any Governmental authority on, or allocable to the Property which the Landlord shall be obligated to pay because of or in connection with the ownership, leasing or operation of the Property and reasonable expenses of and fees for any formal or informal proceedings for negotiation or abatement of taxes (collectively, “Abatement Expenses”), which Abatement Expenses shall be excluded from Base Taxes. The amount of special taxes or special assessments to be included shall be limited to the amount of the installment (plus any interest, other than penalty interest payable thereon) of such special tax or special assessment required to be paid during the year in respect of which such taxes are being determined. There shall be excluded from such taxes (1) all income, estate, succession, inheritance, franchise and transfer taxes, and (2) interest or penalties incurred as a result of Landlord’s late payment of real estate taxes; provided, however, that if at any time during the Lease Term the present system of ad valorem taxation of real property shall be changed so that in lieu of, or in addition to, the whole or any part of the ad valorem tax on real property, there shall be assessed on Landlord a capital levy or other tax on the gross rents received with respect to the Property, or a Federal, State, County, Municipal, or other local income, franchise, excise or similar tax, assessment, levy or charge (distinct from any now in effect in the jurisdiction in which the Property is located) measured by or based, in whole or in part, upon any such gross rents, then any and all of such taxes, assessments, levies or charges, to the extent so measured or based, shall be deemed to be included within the term “real estate taxes” but only to the extent that the same would be payable if the Property were the only property of Landlord.

(e)                                  “Base Taxes” means Landlord’s Tax Expenses (hereinbefore defined) for fiscal tax year 2016 (that is the period beginning July 1, 2015 and ending June 30, 2016).

(f)                                   “Base Taxes Allocable to the Premises” means the same proportion of Base Taxes as the Rentable Floor Area of Tenant’s Premises bears to the Total Rentable Floor Area of the Building.

(g)                                  If during the Lease Term the Tax Year is changed by applicable law to less than a full 12-month period, the Base Taxes and Base Taxes Allocable to the Premises shall each be proportionately reduced.

6.2                               Tenant’s Share of Real Estate Taxes

If with respect to any full Tax Year or fraction of a Tax Year falling within the Lease Term Landlord’s Tax Expenses Allocable to the Premises for a full Tax Year exceed Base Taxes Allocable to the Premises or for any such fraction of a Tax Year exceed the corresponding fraction of Base Taxes Allocable to the Premises (such amount being hereinafter referred to as the “Tax Excess”), then Tenant shall pay to Landlord, as Additional Rent, the amount of such Tax Excess. Payments by Tenant on account of the Tax Excess shall be made monthly at the time and in the fashion herein provided for the payment of Annual Fixed Rent. The amount so to be paid to Landlord shall be an amount from time to time reasonably estimated by Landlord to be sufficient to provide Landlord, in the aggregate, a sum equal to the Tax Excess, at least ten (10) days before the day on which tax payments by Landlord would become delinquent. Not later than ninety (90) days after Landlord’s Tax Expenses Allocable to the Premises are determinable for the first such Tax Year or fraction thereof and for each succeeding Tax Year or fraction thereof during the Lease Term, Landlord shall render Tenant a statement in reasonable detail certified by a representative of Landlord showing for the preceding year or fraction thereof, as the case may be, real estate taxes allocated to the Building, abatements and refunds, if any, of any such taxes and assessments, expenditures incurred in seeking such abatement or refund, the amount of the Tax Excess, the amount thereof already paid by Tenant and the amount thereof overpaid by, or remaining due from, Tenant for the period covered by such statement. Within thirty (30) days after the receipt of such statement, Tenant shall pay any sum remaining due. Any balance shown as due to Tenant shall be credited against Annual Fixed Rent next due, or refunded to Tenant if the Lease Term has then expired and Tenant has no further obligation to Landlord. Expenditures for legal fees and for other expenses incurred in obtaining an abatement or refund may be charged against the abatement or refund before the adjustments are made for the Tax Year. Only Landlord shall have the right to institute tax reduction or other proceedings to reduce real estate taxes or the valuation of the Building and the Property.

To the extent that real estate taxes shall be payable to the taxing authority in installments with respect to periods less than a Tax Year, the statement to be furnished by Landlord shall be rendered and payments made on account of such installments.

ARTICLE VII

Landlord’s Repairs and Services and Tenant’s Escalation Payments

7.1                               Structural Repairs

Except for (a) normal and reasonable wear and use and (b) damage caused by fire or casualty and by eminent domain, Landlord shall, throughout the Lease Term, keep and maintain, or cause to be kept and maintained, in good order, condition and repair in a manner at least equal to other comparable first class office towers in the City of Boston, the following portions of the Building: the roof, the exterior and load bearing walls, the foundation, the structural columns and floor slabs and other structural elements of the Building; provided however, that, subject to Section 13.13, Tenant shall pay to Landlord, as Additional Rent, the cost of any and all such repairs which may be required as a result of repairs, alterations, or installations made by Tenant or any subtenant, assignee, licensee or concessionaire of Tenant or any agent, servant, employee or contractor of any of them or to the extent of any loss, destruction or damage caused by the omission or negligence of Tenant, any assignee or subtenant or any agent, servant, employee, customer, visitor or contractor of any of them.

7.2                               Other Repairs to be Made by Landlord

Except for (a) normal and reasonable wear and use and (b) damage caused by fire or casualty and by eminent domain, and except as otherwise provided in this Lease, Landlord agrees to keep and maintain, or cause to be kept and maintained, in good order, condition and repair in a manner at least equal to other comparable first class office towers in the City of Boston, the common areas and facilities of the Building, including heating, ventilating, air conditioning, plumbing and other Building systems equipment servicing the Premises and/or the common areas of the Building, except that Landlord shall in no event be responsible to Tenant for (i) the condition of glass in and about the Premises (other than for glass in exterior walls for which Landlord shall be responsible unless, subject to Section 13.13, the damage thereto is attributable to Tenant’s negligence or misuse, in which event the responsibility therefor shall be Tenant’s), or (ii) any condition in the Premises or the Building caused by any act or neglect of Tenant or any agent, employee, contractor, assignee, subtenant, licensee, concessionaire or invitee of Tenant. Without limitation, Landlord shall not be responsible to make any improvements or repairs to the Building or the Premises other than as expressly provided in Section 7.1 or in this Section 7.2, unless expressly otherwise provided in this Lease.

7.3                               Services to be Provided by Landlord

In addition, and except as otherwise provided in this Lease and subject to Tenant’s responsibilities in regard to electricity as provided in Section 5.2, Landlord agrees to furnish services, utilities, facilities and supplies as set forth in said Exhibit C equal in quality comparable to those customarily provided by landlords in high quality buildings in Boston. In addition, Landlord agrees to furnish, at Tenant’s expense, such additional special services as may be mutually agreed upon by Landlord and Tenant, upon reasonable and equitable rates from time to time established by Landlord. Tenant agrees to pay to Landlord, as Additional Rent, the cost of any such additional Building services requested by Tenant and for the cost of any additions, alterations, improvements or other work performed by Landlord in the Premises at the request of Tenant within thirty (30) days after being billed therefor.

7.4                               Operating Costs Defined

“Operating Expenses Allocable to the Premises” means the same proportion of the Landlord’s Operating Expenses (as hereinafter defined) as Rentable Floor Area of the Premises bears to the Total Rentable Floor Area of the Building. “Base Operating Expenses” means Landlord’s Operating Expenses for calendar year 2015 (that is the period beginning January 1, 2015 and ending December 31, 2015). Base Operating Expenses shall not include (i) market-wide cost increases due to extraordinary circumstances, including but not limited to, Force Majeure (as defined in Section 14.1), boycotts, strikes, conservation surcharges, security concerns, embargoes or shortages (any of the foregoing being referred to as an “Extraordinary Expense”) and (ii) the cost of any “Permitted Capital Expenditures” (as defined hereinbelow in this Section 7.4).  However, if a particular Extraordinary Expense continues for more than twenty-four (24) consecutive months, then during each year after calendar year 2015 in which it continues (and on a pro rata basis if it continues for part, but not all, of a subsequent year), Base Operating Expenses shall include such Extraordinary Expense. By way of example only, if there is a conservation surcharge that constitutes an Extraordinary Expense, and if such surcharge continues for more than twenty-four (24) consecutive months, then for every year after calendar year 2015 in which surcharge exists, Base Operating Expenses shall be increased (on a pro rata basis for partial years after the Base Year) by amount of such surcharge in calendar year 2015.  “Base Operating Expenses Allocable to the Premises” means the same proportion of Base Operating Expenses as the Rentable Floor Area of Tenant’s Premises bears to the Total Rentable Floor Area of the Building. “Landlord’s Operating Expenses” means the cost of operation of the Property, including those incurred in discharging the obligations under Sections 7.1, 7.2 and 7.3. In addition, such costs shall exclude payments of debt service and any other mortgage charges, brokerage commissions, real estate taxes (to the extent paid pursuant to Section 6.2 hereof), and costs of special services rendered to tenants (including Tenant) for which a separate charge is made, but shall include, without limitation:

(a)           compensation, wages and all fringe benefits, workmen’s compensation insurance premiums and payroll taxes paid to, for or with respect to all persons for their services in the operating, maintaining, managing, insuring or cleaning of the Property;

(b)           payments under service contracts with independent contractors for operating, maintaining or cleaning of the Property;

(c)           steam, water, sewer, gas, oil, electricity and telephone charges (excluding such utility charges separately chargeable to tenants for additional or separate services and electricity charges paid by Tenant in the manner set forth in Section

5.2) and costs of maintaining letters of credit or other security as may be required by utility companies as a condition of providing such services;

(d)           cost of maintenance, cleaning and repairs and replacements (other than repairs reimbursed from contractors or other third parties under applicable warranties, guarantees or otherwise);

(e)           cost of snow removal and care of landscaping;

(f)            cost of building and cleaning supplies and equipment;

(g)           premiums for insurance carried with respect to the Property (including, without limitation, liability insurance, insurance against loss in case of fire or casualty and of monthly installments of Annual Fixed Rent and any Additional Rent which may be due under this Lease and other leases of space in the Building for not more than twelve (12) months in the case of both Annual Fixed Rent and Additional Rent and, if there be any first mortgage on the Property, including such insurance as may be reasonably required by the holder of such first mortgage);

(h)           management fees at reasonable rates for self managed buildings consistent with the type of occupancy and the services rendered, which management fees shall not exceed four percent (4%) of the total Gross Rents for the Building (defined as all annual fixed rent and additional rent for the Building collected from tenants or other occupants, with the exception of (i) the aforesaid management fees and (ii) tenant electricity);

(i)            depreciation for capital improvements made by Landlord during the Lease Term (x) to reduce Landlord’s Operating Expenses if Landlord reasonably shall have determined that the annual reduction in Landlord’s Operating Expenses shall exceed depreciation therefor or (y) to comply with Legal Requirements which first become applicable to the Building after the date of this Lease (the capital expenditures described in subsections (x) and (y) being hereinafter referred to as “Permitted Capital Expenditures”) plus, in the case of both (x) and (y), an interest factor, reasonably determined by Landlord, as being the interest rate then charged for long term mortgages by institutional lenders on like properties within the general locality in which the Building is located, and depreciation in the case of both (x) and (y) shall be determined by dividing the original cost of such capital expenditure by the number of years of useful life of the capital item acquired, which useful life shall be determined reasonably by Landlord in accordance with generally accepted accounting principles and practices in effect at the time of acquisition of the capital item; provided, however, if Landlord reasonably concludes on the basis of engineering estimates that a particular capital expenditure will effect savings in other Operating Expenses, including, without limitation, energy related costs, and that such projected savings will, on an annual basis (“Projected Annual Savings”), exceed the annual depreciation therefor, then and in such event the amount of depreciation for such capital expenditure shall be increased to an amount equal to the Projected Annual Savings; and in such circumstance, the increased depreciation (in the amount of the Projected Annual Savings) shall be made for such period of time as it would take to fully amortize the cost of the item in question, together with interest thereon at the interest rate as aforesaid in equal monthly payments, each in the amount of 1/12th of the Projected Annual Savings, with such payment to be applied first to interest and the balance to principal;

(j)            all administrative fees and expenses associated with applying and reporting for the Building or any part thereof to seek or maintain certification under the U.S. EPA’s Energy Star® rating system, the U.S. Green Building Council’s Leadership in Energy and Environmental Design (LEED) rating system or a similar system or standard; and

(k)           all other reasonable and necessary expenses paid in connection with the operating, cleaning and maintenance of the Property and properly chargeable against income.

Notwithstanding the foregoing, in determining the amount of Landlord’s Operating Expenses for any calendar year or portion thereof falling within the Lease Term, if less than ninety-five percent (95%) of the Total Rentable Floor Area of the Building shall have been occupied by tenants at any time during the period in question, then, at Landlord’s election, those components of Landlord’s Operating Expenses that vary based on occupancy for such period shall be adjusted to equal the amount such components of Landlord’s Operating Expenses would have been for such period had occupancy been ninety-five percent (95%) throughout such period.

7.4.1       Operating Expense Exclusions

Notwithstanding the provisions of Section 7.4 above, the following costs and expenses shall be excluded from Landlord’s Operating Expenses:

(1)           Landlord’s Tax Expenses;

(2)           principal or interest on indebtedness, debt amortization or ground rent paid by Landlord in connection with any mortgages, deeds of trust or other financing encumbrances, or ground leases of the Building or the Property;

(3)           capital improvements to the Property other than those provided in subsection 7.4(i) above;

(4)           legal, auditing, consulting and professional fees and other costs paid or incurred in connection with financings, refinancings or sales of any interest in Landlord or of Landlord’s interest in the Building or the

Property or in connection with any ground lease (including, without limitation, recording costs, mortgage recording taxes, title insurance premiums and other similar costs, but excluding those legal, auditing, consulting and professional fees and other costs incurred in connection with the normal and routine maintenance and operation of the Building and/or the Site);

(5)           legal fees, space planner’s fees, architect’s fees, leasing and brokerage commissions, advertising and promotional expenditures and any other marketing expense incurred in connection with the leasing of space in the Building (including new leases, lease amendments, lease terminations and lease renewals);

(6)           the cost of any items to the extent to which such cost is reimbursed to Landlord by tenants of the Property (other than pursuant to this Section 2.6), or other third parties, or is covered by a warranty to the extent of reimbursement for such coverage;

(7)           expenditures for any leasehold improvement which is made in connection with the preparation of any portion of the Building for occupancy by any tenant or which is not made generally to or for the benefit of the Building or the Property;

(8)           the cost of performing work or furnishing service to or for any tenant other than Tenant, at Landlord’s expense, to the extent such work or service is in excess of any work or service Landlord is obligated to provide to Tenant or generally to other tenants in the Building at Landlord’s expense;

(9)           the cost of repairs or replacements incurred by reason of fire or other casualty, or condemnation (other than costs not in excess of the deductible on any insurance maintained by Landlord which provides a recovery for such repair or replacement), to the extent Landlord actually receives proceeds of property and casualty insurance policies or condemnation awards or would have received such proceeds had Landlord maintained the insurance required to be maintained by Landlord under this Lease;

(10)         the cost of acquiring sculptures, paintings or other objects of fine art in the Building in excess of amounts typically spent for such items in Class A office buildings of comparable quality in the competitive area of the Building;

(11)         bad debt loss, rent loss, or reserves for bad debt or rent loss;

(12)         reserves;

(13)         contributions to charitable or political organizations;

(14)         expenses related solely and exclusively to the operation of the retail space in the Building;

(15)         damage and repairs and other expenses necessitated by the negligence or willful misconduct of Landlord Parties;

(16)         fees, costs and expenses incurred by Landlord in connection with or relating to claims against or disputes with tenants of the Building;

(17)         interest, fines or penalties for late payment or violations of Legal Requirements by Landlord, if any;

(18)         the cost of remediation and removal of “Hazardous Materials” (as that term is defined in Section 11.2 below) in the Building or on the Property required by “Hazardous Materials Laws” (as that term is defined in Section 11.2 below), provided, however, that the provisions of this clause 18 shall not preclude the inclusion of costs with respect to materials (whether existing at the Property as of the date of this Lease or subsequently introduced to the Property) which are not as of the date of this Lease (or as of the date of introduction) deemed to be Hazardous Materials under applicable Hazardous Materials Laws but which are subsequently deemed to be Hazardous Materials under applicable Hazardous Materials Laws (it being understood and agreed that Tenant shall nonetheless be responsible under Section 11.2 of this Lease for all costs of remediation and removal of Hazardous Materials to the extent caused by Tenant Parties);

(19)         costs of replacements, alterations or improvements necessary to make the Building or the Property comply with Legal Requirements in effect and applicable to the Building and/or the Property prior to the date of this Lease (provided, however, that the provisions of this clause 19 shall not preclude the inclusion of costs of compliance with Legal Requirements enacted prior to the date of this Lease if such compliance is required for the first time by reason of any amendment, modification or reinterpretation of a Legal Requirement which is imposed after the date of this Lease);

(20)         costs and expenses incurred for the administration of the entity which constitutes Landlord, as the same are distinguished from the costs of operation, management, maintenance and repair of the Property, including, without limitation, entity accounting and legal matters;

(21)         salaries and all other compensation (including fringe benefits) of partners, officers and executives above the grade of Regional Property Manager;

(22)         the wages and benefits of any employee who does not devote substantially all of his or her employed time to the Property unless such wages and benefits are prorated on a reasonable basis to reflect time spent on the operation and management of the Property vis-à-vis time spent on matters unrelated to the operation and management of the Property;

(23)         except as may be otherwise expressly provided in this Lease with respect to specific items, the cost of any services or materials provided by any party related to Landlord, to the extent such cost exceeds, the reasonable cost for such services or materials absent such relationship in self-managed buildings similar to the Building in the vicinity of the Building;

(24)         depreciation for the Building;

(25)         expenses incurred for the repair, maintenance or operation of the 100 Clarendon Garage, including but not limited to salaries and benefits of any attendants, electricity, insurance and taxes; and

(26)         expenses for any item or service for which Tenant separately reimburses Landlord (i.e., items or services in excess of what Landlord is obligated to provide to Tenant or generally to other tenants in the Building), and expenses incurred by Landlord to the extent the same are separately reimbursable or reimbursed from any other tenants, occupants of the property or third parties.

7.5                               Tenant’s Escalation Payments

(A)          If with respect to any calendar year falling within the Lease Term, or fraction of a calendar year falling within the Lease Term at the beginning or end thereof, the Operating Expenses Allocable to the Premises (as defined in Section 7.4) for a full calendar year exceed Base Operating Expenses Allocable to the Premises (as defined in Section 7.4) or for any such fraction of a calendar year exceed the corresponding fraction of Base Operating Expenses Allocable to the Premises (such amount being hereinafter referred to as the “Operating Cost Excess”), then Tenant shall pay to Landlord, as Additional Rent, on or before the thirtieth (30th) day following receipt by Tenant of the statement referred to below in this Section 7.5, the amount of such excess.

(B)          Payments by Tenant on account of the Operating Cost Excess shall be made monthly at the time and in the fashion herein provided for the payment of Annual Fixed Rent. The amount so to be paid to Landlord shall be an amount from time to time reasonably estimated by Landlord to be sufficient to cover, in the aggregate, a sum equal to the Operating Cost Excess for each calendar year during the Lease Term.

(C)          No later than one hundred twenty (120) days after the end of the first calendar year or fraction thereof ending December 31 and of each succeeding calendar year during the Lease Term or fraction thereof at the end of the Lease Term, Landlord shall render Tenant a statement in reasonable detail and according to generally accepted accounting practices certified by a representative of Landlord, showing for the preceding calendar year or fraction thereof, as the case may be, Landlord’s Operating Expenses and Operating Expenses Allocable to the Premises. Said statement to be rendered to Tenant also shall show for the preceding year or fraction thereof, as the case may be, the amounts already paid by Tenant on account of Operating Cost Excess and the amount of Operating Cost Excess remaining due from, or overpaid by, Tenant for the year or other period covered by the statement.

If such statement shows a balance remaining due to Landlord, Tenant shall pay same to Landlord on or before the thirtieth (30th) day following receipt by Tenant of said statement. Any balance shown as due to Tenant shall be credited against Annual Fixed Rent next due, or refunded to Tenant if the Lease Term has then expired and Tenant has no further obligation to Landlord.

Any payment by Tenant for the Operating Cost Excess shall not be deemed to waive any rights of Tenant to claim that the amount thereof was not determined in accordance with the provisions of this Lease.

7.6                               Tenant’s Audit Right

Subject to the provisions of this Section 7.6 and provided that no Event of Default of Tenant exists, Tenant shall have the right to examine the correctness of the Landlord’s Operating Expense statement or any item contained therein:

(1)           Any request for examination in respect of any “Operating Year” (as defined hereinbelow) may be made by notice from Tenant to Landlord no more than one hundred twenty (120) days after the date (the “Operating Expense Statement Date”) Landlord provides Tenant a statement of the actual amount of the Landlord’s Operating Expenses in respect of such Operating Year (the “Operating Expense Statement”) and only if Tenant shall have fully paid such amount.  Such notice shall set forth in reasonable detail the matters questioned.  Any examination must be completed and the results communicated to Landlord no more than ninety (90) days after Landlord makes all relevant books and records available to Tenant to conduct such review.  “Operating Year” shall mean a period of twelve (12) consecutive calendar months, commencing on the first day of January in each year, except that the first Lease Year of the Lease Term hereof shall be the period commencing on the Commencement Date and ending on the succeeding December 31, and the last Lease Year of the Lease Term hereof shall be the period commencing on January 1 of the calendar year in which the Lease Term ends, and ending with the date on which the Lease Term ends.

(2)           Tenant hereby acknowledges and agrees that Tenant’s sole right to contest the Operating Expense Statement shall be as expressly set forth in this Section

7.6.  Tenant hereby waives any and all other rights provided pursuant to applicable laws to inspect Landlord’s books and records and/or to contest the Operating Expense Statement.  If Tenant shall fail to timely exercise Tenant’s right to inspect Landlord’s books and records as provided in this Section 7.6, or if Tenant shall fail to timely communicate to Landlord the results of Tenant’s examination as provided in this Section 7.6, with respect to any Operating Year, the Operating Expense Statement shall be conclusive and binding on Tenant.

(3)           So much of Landlord’s books and records pertaining to the Landlord’s Operating Expenses for the specific matters questioned by Tenant for the Operating Year included in the Operating Expense Statement shall be made available to Tenant within a reasonable time after Landlord timely receives the notice from Tenant to make such examination pursuant to this Section 7.6, either electronically or during normal business hours at the offices where Landlord keeps such books and records or at another location in Massachusetts, as determined by Landlord.

(4)           Tenant shall have the right to make such examination no more than once in respect of any Operating Year in which Landlord has given Tenant an Operating Expense Statement.

(5)           Such examination may be made only by a qualified employee of Tenant or a qualified independent auditor. No examination shall be conducted by an examiner who is to be compensated, in whole or in part, on a contingent fee basis (provided, however, that notwithstanding the foregoing, Tenant may use Paul Stevens to perform audit work despite the fact that he may be compensated on contingent fee basis).

(6)           As a condition to performing any such examination, Tenant and its examiners shall be required to execute and deliver to Landlord an agreement, in form reasonably acceptable to Landlord and Tenant, agreeing to keep confidential any information which it discovers about Landlord or the Building in connection with such examination.

(7)           No subtenant shall have any right to conduct any such examination and no assignee may conduct any such examination with respect to any period during which the assignee was not in possession of the Premises.

(8)           All costs and expenses of any such examination shall be paid by Tenant, except if such examination shows that the amount of the Landlord’s Operating Expenses payable by Tenant was overstated by more than five percent (5%), Landlord shall reimburse Tenant for the reasonable out-of-pocket costs and expenses incurred by Tenant in such examination, up to a maximum of the lesser of (i) Ten Thousand Dollars ($10,000.00) and (ii) the amount of the overstatement of the Landlord’s Operating Expenses payable by Tenant.

7.7                               No Damage

(A)          Landlord shall not be liable to Tenant for any compensation or reduction of rent by reason of inconvenience or annoyance or for loss of business arising from the necessity of Landlord or its agents entering the Premises for any purposes in this Lease authorized, or for repairing the Premises or any portion of the Property however the necessity may occur. In case Landlord is prevented or delayed from making any repairs, alterations or improvements, or furnishing any services or performing any other covenant or duty to be performed on Landlord’s part, by reason of any cause reasonably beyond Landlord’s control, including, without limitation, by reason of Force Majeure (as defined in Section 14.1 hereof) or for any cause due to any act or neglect of Tenant or Tenant’s servants, agents, employees, licensees or any person claiming by, through or under Tenant, Landlord shall not be liable to Tenant therefor, nor, except as expressly otherwise provided in this Lease, shall Tenant be entitled to any abatement or reduction of rent by reason thereof, or right to terminate this Lease, nor shall the same give rise to a claim in Tenant’s favor that such failure constitutes actual or constructive, total or partial, eviction from the Premises.

(B)          Landlord reserves the right to stop any service or utility system, when necessary by reason of accident or emergency, or until necessary repairs have been completed; provided, however, that in each instance of stoppage, Landlord shall exercise reasonable diligence to eliminate the cause thereof. Except in case of emergency repairs, Landlord will give Tenant reasonable advance notice of any contemplated stoppage and will use reasonable efforts to avoid unnecessary inconvenience to Tenant by reason thereof.

(C)          Notwithstanding anything to the contrary in this Lease contained, if due to (i) any repairs, alterations, replacements, or improvements made by Landlord or (ii) Landlord’s failure to make any repairs, alterations, or improvements required to be made by Landlord hereunder, or to provide any service required to be provided by Landlord hereunder, any portion of the Premises (including Tenant’s Rooftop Terrace Area) becomes untenantable so that for the Premises Untenantability Cure Period, as hereinafter defined, the continued operation in the ordinary course of Tenant’s business is materially adversely affected, then, provided that Tenant ceases to use the affected portion of the Premises during the entirety of the Premises Untenantability Cure Period by reason of such untenantability, and that such untenantability and Landlord’s inability to cure such condition is not caused by the fault or neglect of Tenant or Tenant’s agents, employees or contractors, Annual Fixed Rent, Landlord’s Tax Expenses Allocable to the Premises and Operating Expenses Allocable to the Premises shall thereafter be abated in proportion to such untenantability and its impact on the continued operation in the ordinary course of Tenant’s business until the day such condition no longer has the material adverse effect referred to above.  For the purposes hereof, the “Premises Untenantability Cure Period” shall be defined as five (5) consecutive business days after Landlord’s receipt of written notice from Tenant of the condition causing untenantability in the Premises, provided, however, that the Premises Untenantability Cure Period shall be fifteen (15) consecutive business days after Landlord’s receipt of written notice from Tenant of such condition causing untenantability in the Premises if either the condition was caused by causes beyond Landlord’s control or Landlord is unable to cure such condition as the result of causes beyond Landlord’s control.

The remedies set forth in this Section 7.7(C) shall be Tenant’s sole remedies for the events described herein.  The provisions of this Section 7.7(C) shall not apply in the event of untenantability caused by fire or other casualty, or taking (which shall be subject to the terms and conditions of Article XIV below).

ARTICLE VIII

Tenant’s Repairs

8.1                               Tenant’s Repairs and Maintenance

Tenant covenants and agrees that, from and after the date that possession of the Premises is delivered to Tenant and until the end of the Lease Term, Tenant will keep neat and clean and maintain in good order, condition and repair the Premises and every part thereof, excepting only for normal and reasonable wear and use, those repairs for which Landlord is responsible under the terms of Article VII of this Lease and damage by fire or casualty and as a consequence of the exercise of the power of eminent domain. Tenant shall not permit or commit any waste, and, subject to Section 13.13, Tenant shall be responsible for the cost of repairs which may be made necessary by reason of damages to common areas of the Property by Tenant, Tenant’s agents, employees, contractors, sublessees, licensees, concessionaires or invitees.

ARTICLE IX

Alterations

9.1                               Landlord’s Approval

Tenant covenants and agrees not to make alterations, additions or improvements to the Premises, whether before or during the Lease Term, except in accordance with plans and specifications therefor first approved by Landlord in writing, which approval shall not be unreasonably withheld, conditioned or delayed. However, Landlord’s determination of matters relating to aesthetic issues relating to alterations, additions or improvements to Tenant’s Rooftop Terrace Area which are visible outside the Premises shall be in Landlord’s sole discretion. Without limiting such standard, Landlord shall not be deemed unreasonable:

(a)                                 for withholding approval of any alterations, additions or improvements which (i) in Landlord’s opinion would adversely affect any structural or exterior element of the Building, any area or element outside of the Premises or any facility or base building mechanical system serving any area of the Building outside of the Premises, or (ii) involve or affect the exterior design, size, height or other exterior dimensions of the Building, or (iii) enlarge the Rentable Floor Area of the Premises, or (iv) are inconsistent, in Landlord’s judgment, with alterations satisfying Landlord’s reasonable standards of general applicability for new alterations in the Building, or (v) will require unusual expense to readapt the Premises to normal office use on Lease termination or increase the cost of construction or of insurance or taxes on the Building or of the services called for by Section 7.3 unless Tenant first gives assurance acceptable to Landlord for payment of such increased cost and that such readaptation will be made prior to such termination without expense to Landlord, or (vi) will adversely affect the issuance or maintenance of any LEED rating in effect for the Building; or

(b)                                 subject to the provisions of Section 9.5(c) below, for making its approval conditional on Tenant’s agreement to restore the Premises to its condition prior to such alteration, addition, or improvement at the expiration or earlier termination of the Lease Term.

Landlord’s review and approval of any such plans and specifications or under Exhibit B-1 and consent to perform work described therein shall not be deemed an agreement by Landlord that such plans, specifications and work conform with applicable Legal Requirements and requirements of insurers of the Building and the other requirements of the Lease with respect to Tenant’s insurance obligations (herein called “Insurance Requirements”) nor deemed a waiver of Tenant’s obligations under this Lease with respect to applicable Legal Requirements and Insurance Requirements nor impose any liability or obligation upon Landlord with respect to the completeness, design sufficiency or compliance of such plans, specifications and work with applicable Legal Requirements and Insurance Requirements. Further, Tenant acknowledges that Tenant is acting for its own benefit and account, and that Tenant shall not be acting as Landlord’s agent in performing any work in the Premises, accordingly, no contractor, subcontractor or supplier shall have a right to lien Landlord’s interest in the Property in connection with any such work. Within 30 days after receipt of an invoice from Landlord, Tenant shall pay to Landlord, as a fee for Landlord’s review of any plans or work (excluding any review respecting initial improvements performed pursuant to Exhibit B for which a fee had previously been paid but including any review of plans or work relating to any assignment or subletting), as Additional Rent, an amount equal to the sum of : (i) $150.00 per hour for time spent by Landlord’s in-house personnel, plus (ii) reasonable third party expenses incurred by Landlord to review Tenant’s plans and Tenant’s work.

9.1.1                     Alterations Permitted without Landlord’s Consent

Notwithstanding the terms of Section 9.1, Tenant shall have the right, without obtaining the prior consent of Landlord but upon notice to Landlord given ten (10) days prior to the commencement of any work (which notice shall specify the nature of the work in reasonable detail), to make alterations, additions or improvements to the Premises where:

(i)                                     the same are within the interior of the Premises within the Building, and do not affect the exterior of the Premises and the Building (including no signs on windows);

(ii)                                  the same do not affect the roof, any structural element of the Building, the mechanical, electrical plumbing, heating, ventilating, air-conditioning and fire protection systems of the Building;

(iii)                               the cost of any individual alteration, addition or improvement shall not exceed $150,000.00; and

(iv)                              Tenant shall comply with the provisions of this Lease and if such work increases the cost of insurance or taxes or of services, Tenant shall pay for any such increase in cost;

provided, however, that Tenant shall, within thirty (30) days after the making of such changes, send to Landlord plans and specifications describing the same in reasonable detail and provided further that, subject to the provisions of Section 9.5 below, Landlord, by notice to Tenant given at least ninety (90) days prior to the expiration or earlier termination of the Lease Term, may require Tenant to restore the Premises to its condition prior to construction of such alterations, additions or improvements (reasonable wear and tear excepted) at the expiration or earlier termination of the Lease Term.

9.2                               Conformity of Work

Tenant covenants and agrees that any alterations, additions, improvements or installations made by it to or upon the Premises shall be done in a good and workmanlike manner and in compliance with all applicable Legal Requirements and Insurance Requirements now or hereafter in force, that materials of first and otherwise good quality shall be employed therein, that the structure of the Building shall not be endangered or impaired thereby.

9.3                               Performance of Work, Governmental Permits and Insurance

All of Tenant’s alterations and additions and installation of furnishings shall be coordinated with any work being performed by or for Landlord and in such manner as to maintain harmonious labor relations and not to damage the Property or interfere with Building construction or operation and, except for installation of furnishings, shall be performed by contractors or workers first reasonably approved by Landlord. Except for work by Landlord’s general contractor, Tenant shall procure all necessary governmental permits before making any repairs, alterations, other improvements or installations. Tenant agrees to save harmless and indemnify Landlord from any and all injury, loss, claims or damage to any person or property occasioned by or arising out of the doing of any such work whether the same be performed prior to or during the Term of this Lease. In addition, Tenant shall cause each contractor to carry insurance in accordance with Section 13.14 hereof and to deliver to Landlord certificates of all such insurance. Tenant shall also prepare and submit to Landlord a set of as-built plans, in both print and electronic forms, showing such work performed by Tenant to the Premises promptly after any such alterations, improvements or installations are substantially complete and promptly after any wiring or cabling for Tenant’s computer, telephone and other communications systems is installed by Tenant or Tenant’s contractor. Without limiting any of Tenant’s obligations hereunder, Tenant shall be responsible, as Additional Rent, for the costs of any alterations, additions or improvements in or to the Building that are required in order to comply with Legal Requirements as a result of any work performed by Tenant. Landlord shall have the right to provide rules and regulations (which shall be applied in a non-discriminatory manner) relative to the performance of any alterations, additions, improvements and installations by Tenant hereunder and Tenant shall abide by all such reasonable rules and regulations and shall cause all of its contractors to so abide including, without limitation, payment for the costs of using Building services. Tenant acknowledges and agrees that Landlord shall be the owner of any additions, alterations and improvements in the Premises or the Building to the extent paid for by Landlord.

9.4                               Liens

Tenant covenants and agrees to pay promptly when due the entire cost of any work done on the Premises by Tenant, its agents, employees or contractors, and not to cause or permit any liens for labor or materials performed or furnished in connection therewith to attach to the Premises or the Property and, within twenty (20) days after notice of the filing thereof, to discharge any such liens which may so attach.

9.5                               Nature of Alterations

All work, construction, repairs, alterations, other improvements or installations made to or upon the Premises (including, but not limited to, the construction performed by Landlord under Article IV), shall become part of the Premises and shall become the property of Landlord and remain upon and be surrendered with the Premises as a part thereof upon the expiration or earlier termination of the Lease Term, except as follows:

(a)                                 All trade fixtures whether by law deemed to be a part of the realty or not, installed at any time or times by Tenant or any person claiming under Tenant shall remain the property of Tenant or persons claiming under Tenant and may be removed by Tenant or any person claiming under Tenant at any time or times during the Lease Term or any occupancy by Tenant thereafter and shall be removed by Tenant at the expiration or earlier termination of the Lease Term. Tenant shall repair any damage to the Premises occasioned by the removal by Tenant or any person claiming under Tenant of any such property from the Premises.

(b)                                 At the expiration or earlier termination of the Lease Term, Tenant shall remove: (i) any wiring, cables or other installations appurtenant thereto for Tenant’s computer, telephone and other communication systems and equipment whether located in the Premises or in any other portion of the Building, including all risers (collectively, “Cable”), unless Landlord notifies Tenant in writing that such Cable shall remain in the Premises, and (ii) any alterations, additions and improvements made with Landlord’s consent during the Lease Term for which such removal was made a condition of such consent under Section 9.1(b). Upon such removal Tenant shall restore the Premises to their condition prior to such alterations, additions and improvements and repair any damage occasioned by such removal and restoration.

(c)                                  Notwithstanding anything contained in this Lease to the contrary, Landlord agrees that Tenant will not be required to remove any of the following items: (i) the existing floor penetration and internal staircase located in the northwest corner of the Premises; (ii) the Rooftop Terrace (including the access thereto); and (iii) any other leasehold improvement commonly found in first class office space in the Back Bay/Downtown Boston market (including, without limitation, any Cabling to the extent consistent with the extent and type of installations customarily found in first class office space in the Back Bay/Downtown Boston market at the time of its installation).

(d)                                 If Tenant shall make any alterations, additions or improvements to the Premises for which Landlord’s approval is required under Section 9.1 without obtaining such approval, then at Landlord’s request at any time during the Lease Term, and at any event at the expiration or earlier termination of the Lease Term, Tenant shall remove such alterations, additions and improvements and restore the Premises to their condition prior to same and repair any damage occasioned by such removal and restoration. Nothing herein shall be deemed to be a consent to Tenant to make any such alterations, additions or improvements, the provisions of Section 9.1 being applicable to any such work.

9.6                               Increases in Taxes

Tenant shall pay, as Additional Rent, one hundred percent (100%) of any increase in real estate taxes on the Building which shall, at any time after the Commencement Date, result from any above-building standard alterations, additions or improvements to the Premises made by Tenant if the taxing authority specifically determines such increase results from such alterations, additions or improvements made by Tenant.

ARTICLE X

Parking

10.1                       Parking Privileges

Landlord shall provide to Tenant monthly parking privileges in the parking garage located at 100 Clarendon Street, Boston, Massachusetts (the “100 Clarendon Garage”) for twenty three (23) passenger automobiles for the parking of motor vehicles in unreserved stalls in the Garage by Tenant’s employees commencing on the Commencement Date of the Term. In the event that the Rentable Floor Area of the Premises increases or decreases at any time during the Lease Term, the number of parking privileges provided to Tenant in the 100 Clarendon Garage shall be adjusted proportionately.

In addition to the foregoing parking privileges, Tenant shall have the right to four (4) reserved parking spaces designated by Landlord (the “Reserved Spaces”) in the Garage located underneath the Building (the “Building Garage”) (the Building Garage and the

100 Clarendon Garage being sometimes hereinafter referred to collectively as the “Garages”). Landlord shall not grant to anyone other than Tenant the right to use such Reserved Spaces and will use reasonable efforts, by the use of signs and markings, to designate such space to be used exclusively by Tenant, however, Landlord shall not be otherwise obligated to police the use of the Reserved Spaces which Tenant recognizes is to be operated on a self parking basis.

10.2                        Parking Charges

Tenant shall pay for such parking privileges at the prevailing monthly rates from time to time charged by the operator or operators of the Garages, whether or not such operator is an affiliate of Landlord. Such monthly parking charges for parking privileges shall constitute Additional Rent and shall be payable monthly as directed by Landlord upon billing therefor by Landlord or such operator. Tenant acknowledges that said monthly charges to be paid under this Section are for the use by the Tenant of the parking privileges referred to herein, and not for any other service.

10.3                        Garage Operation

Unless otherwise determined by Landlord or the operator of such garages (the “Garage Operator”), the Garages are to be operated on a self-parking basis, and Tenant shall be obligated to park and remove its own automobiles, and Tenant’s parking in the 100 Clarendon Garage shall be on an unreserved basis, Tenant having the right to park in any available stalls. Tenant’s access and use privileges with respect to the Garages shall be in accordance with regulations of uniform applicability to the users of the Garages from time to time established by the Landlord or the Garage Operator. Tenant shall receive one (1) identification sticker or pass and one (1) magnetic card so-called, or other suitable device providing access to the applicable Garage, for each parking privilege paid for by Tenant. Tenant shall supply Landlord with an identification roster listing, for each identification sticker or pass, the name of the employee and the make, color and registration number of the vehicle to which it has been assigned, and shall provide a revised roster to Landlord monthly indicating changes thereto. Any automobile found parked in the Garages during normal business hours without appropriate identification will be subject to being towed at said automobile owner’s expense. The parking privileges granted herein are non-transferable (other than to a permitted assignee or subtenant pursuant to the applicable provisions of Article XII hereof). Landlord or the Garage Operator may institute a so-called valet parking program for the 100 Clarendon Garage, and in such event Tenant shall cooperate in all respects with such program. Landlord reserves for itself the right to alter the Garages as it sees fit and in such case to change the Garages including the reduction in area of the same, provided that the number of Tenant’s parking privileges is not reduced.

10.4                       Limitations

Tenant agrees that it and all persons claiming by, through and under it, shall at all times abide by all reasonable rules and regulations promulgated by Landlord or the Garage Operator with respect to the use of the Garages. Except to the extent of gross negligence or willful acts, neither the Landlord nor the Garage Operator assumes any responsibility whatsoever for loss or damage due to fire or theft or otherwise to any automobile or to any personal property therein, however caused, and Tenant agrees, upon request from the Landlord, from time to time, to notify its officers, employees and agents then using any of the parking privileges provided for herein, of such limitation of liability. Tenant further acknowledges and agrees that a license only is hereby granted, and no bailment is intended or shall be created.

ARTICLE XI

Certain Tenant Covenants

Tenant covenants and agrees to the following during the Lease Term and for such further time as Tenant occupies any part of the Premises:

11.1                        To pay when due all Annual Fixed Rent and Additional Rent and all charges for utility services rendered to the Premises and service inspections therefor except as otherwise provided in Exhibit C and, as further Additional Rent, all charges for additional and special services rendered pursuant to Section 7.3. In the event Tenant pays any utilities for the Premises directly to the utility company or provider, Tenant shall, upon Landlord’s reasonable request, provide Landlord with copies of the utility bills relating to the Premises.

11.2                        To use the Premises for the Permitted Use only, and not to injure or deface the Premises or the Property and not to permit in the Premises any auction sale, nuisance, or the emission from the Premises of any objectionable noise or odor, nor to permit any condition in the Premises to remain which would in any way result in the leakage of fluid or the growth of mold, and not to use or devote the Premises or any part thereof for any use which is inconsistent with the maintenance of the Building as an office building of the first-class in the quality of its maintenance, use and occupancy, or which is contrary to law or ordinance or liable to invalidate or increase the premiums for any insurance on the Building or its contents or liable to render necessary any alteration or addition to the Building. Further, (i) Tenant shall not, nor shall Tenant permit its employees, invitees, agents, independent contractors, contractors, assignees or subtenants to, keep, maintain, store or dispose of (into the sewage or waste disposal system or otherwise) or engage in any activity which might produce or generate any substance which is or may hereafter be classified as a hazardous material, waste or substance (collectively “Hazardous Materials”), under federal, state or local laws, rules and regulations, including, without limitation, 42 U.S.C. Section 6901 et seq., 42 U.S.C. Section 9601 et seq., 42 U.S.C. Section 2601 et seq., 49 U.S.C. Section 1802 et seq. and Massachusetts General Laws, Chapter 21E and the rules and regulations promulgated under any of the foregoing, as such laws, rules and regulations may be amended from time to time (collectively “Hazardous Materials Laws”), (ii) Tenant shall immediately notify Landlord of any incident in, on or about the Premises or the Property that would require the filing of a notice under any Hazardous Materials Laws, (iii) Tenant shall comply and shall cause its employees, invitees, agents, independent contractors, contractors, assignees and subtenants to comply with each of the foregoing and (iv) upon reasonable prior notice (except in the event of an emergency), Landlord shall have the right to make such inspections (including testing) as Landlord shall reasonably elect from time to time to determine that Tenant is complying with the foregoing.

Notwithstanding the foregoing, Tenant may use normal amounts and types of substances typically used for office uses, provided that Tenant uses such substances in the manner which they are normally used, and in compliance with all Hazardous Materials Laws and other applicable laws, ordinances, bylaws, rules and regulations, and Tenant obtains and complies with all permits required by Hazardous Materials Laws or any other laws, ordinances, bylaws, rules or regulations prior to the use or presence of any such substances in the Premises.

Landlord shall use commercially reasonable efforts to remove or abate as required by applicable Hazardous Materials Laws any Hazardous Materials that may exist in the Premises as of the date of this Lease.  Subject to the limitations of Section 16.24 hereof, Landlord agrees to indemnify and save Tenant harmless from liability, loss and damage to persons or property and from any claims, actions, proceedings and expenses in connection therewith resulting from the failure of Landlord to fulfill its obligations under the preceding sentence; provided, however, that in no event shall the foregoing indemnity render Landlord liable for any loss or damage to Tenant’s Property and Landlord shall in no event be liable for indirect or consequential damages.

11.3                        Not to obstruct in any manner any portion of the Building not hereby leased or any portion thereof or of the Property used by Tenant in common with others; not without prior consent of Landlord to permit the painting or placing of any signs, curtains, blinds, shades, awnings, aerials or flagpoles, or the like, visible from outside the Premises; and to comply with all reasonable rules and regulations now or hereafter made by Landlord, of which Tenant has been given notice, for the care and use of the Property and their facilities and approaches, but Landlord shall not be liable to Tenant for the failure of other occupants of the Building to conform to such rules and regulations, provided that Landlord agrees to use reasonable efforts to enforce such rules in a uniform and non-discriminatory manner.

11.4                        To keep the Premises equipped with all safety appliances required by law or ordinance or any other regulation of any public authority because of any use made by Tenant other than normal office use, and to procure all licenses and permits so required because of any use made by Tenant other than normal office use, and, if requested by Landlord, to do any work so required because of such use, it being understood that the foregoing provisions shall not be construed to broaden in any way Tenant’s Permitted Use.

11.5                        Not to place a load upon any floor in the Premises exceeding an average rate of 70 pounds of live load (including partitions) per square foot of floor area; and not to move any safe, vault or other heavy equipment in, about or out of the Premises except in such manner and at such time as Landlord shall in each instance authorize. Tenant’s business machines and mechanical equipment shall be placed and maintained by Tenant at

Tenant’s expense in settings sufficient to absorb and prevent vibration or noise that may be transmitted to the Building structure or to any other space in the Building.

11.6                        To pay promptly when due all taxes which may be imposed upon personal property (including, without limitation, fixtures and equipment) in the Premises to whomever assessed.

11.7                        To pay, as Additional Rent, all reasonable costs, counsel and other fees incurred by Landlord in connection with the successful enforcement by Landlord of any obligations of Tenant under this Lease or in connection with any bankruptcy case involving Tenant or any guarantor (Landlord hereby similarly agreeing to reimburse Tenant for all reasonable out-of-pocket costs, counsel and other fees incurred by Tenant in connection with the successful enforcement by Tenant of any obligations of Landlord under this Lease or in connection with any bankruptcy case involving Landlord).

11.8                        To comply with all applicable Legal Requirements now or hereafter in force which shall impose a duty on Landlord or Tenant relating to or as a result of the use or occupancy of the Premises; provided that Tenant shall not be required to make any alterations or additions to the structure, roof, exterior and load bearing walls, foundation, structural floor slabs and other structural elements of the Building or Building systems unless the same are required by such Legal Requirements as a result of or in connection with Tenant’s particular manner of use or occupancy of the Premises beyond normal use of space of this kind. Tenant shall promptly pay all fines, penalties and damages that may arise out of or be imposed because of its failure to comply with the provisions of this Section 11.8.

11.9                        To comply with all present or future programs intended to manage parking, transportation or traffic in and around the Building, and in connection therewith, Tenant shall take responsible action for the transportation, planning and management of all employees located at the Premises by working with Landlord, any governmental transportation management organization or any other transportation-related committees or entities.

11.10                 Any vendors engaged by Tenant to perform services in or to the Premises including, without limitation, janitorial contractors and moving contractors shall be coordinated with any work being performed by or for Landlord and in such manner as to maintain harmonious labor relations and not to damage the Building or Property or interfere with Building construction or operation and shall be performed by vendors first reasonably approved by Landlord.

ARTICLE XII

Assignment and Subletting

12.1                        Restrictions on Transfer

Except as otherwise expressly provided herein, Tenant covenants and agrees that it shall not assign, mortgage, pledge, hypothecate or otherwise transfer this Lease and/or Tenant’s interest in this Lease or sublet (which term, without limitation, shall include granting of concessions, licenses or the like) the whole or any part of the Premises. If and so long as Tenant is a corporation with fewer than five hundred (500) shareholders or a limited liability company or a partnership, subject to the provisions of Section 12.5 below, an assignment, within the meaning of this Article XII, shall be deemed to include one or more sales or transfers of stock or membership or partnership interests, by operation of law or otherwise, or the issuance of new stock or membership or partnership interests, by which an aggregate of more than fifty percent (50%) of Tenant’s stock or membership or partnership interests shall be vested in a party or parties who are not stockholders or members or partners as of the date hereof. For the purpose of this Section 12.1, ownership of stock or membership or partnership interests shall be determined in accordance with the principles set forth in Section 544 of the Internal Revenue Code of 1986, as amended from time to time, or the corresponding provisions of any subsequent law. In addition, subject to Section 12.5, the merger or consolidation of Tenant into or with any other entity, or the sale of all or substantially all of its assets, shall be deemed to be an assignment within the meaning of this Article XII. Any assignment, mortgage, pledge, hypothecation, transfer or subletting not expressly permitted in or consented to by Landlord under this Article XII shall, at Landlord’s election, be void; shall be of no force and effect; and shall confer no rights on or in favor of third parties. In addition, Landlord shall be entitled to seek specific performance of or other equitable relief with respect to the provisions hereof. The limitations of this Section 12.1 shall be deemed to apply to any guarantor(s) of this Lease.

12.2                        Tenant’s Notice

Notwithstanding the provisions of Section 12.1 above, in the event Tenant desires to assign this Lease or to sublet the Premises (in whole or in part), Tenant shall give Landlord notice (the “Proposed Transfer Notice”) of any proposed sublease or assignment, and said notice shall specify the provisions of the proposed assignment or subletting, including (a) the name and address of the proposed assignee or subtenant, (b) in the case of a proposed assignment or subletting pursuant to Section 12.4 below, such information as to the proposed assignee’s or proposed subtenant’s net worth and financial capability and standing as may reasonably be required for Landlord to make the determination referred to in said Section 12.4 (provided, however, that Landlord shall hold such information confidential having the right to release same to its officers, accountants, attorneys and mortgage lenders on a confidential basis), (c) all of the terms and provisions upon which the proposed assignment or subletting is to be made, (d) in the case of a proposed assignment or subletting pursuant to Section 12.4 below, all other information necessary to make the determination referred to in said Section 12.4 and (e) in the case of a proposed assignment or subletting pursuant to Section 12.5 below, such information as may be reasonably required by Landlord to determine that such proposed assignment or subletting complies with the requirements of said Section 12.5.

12.3                        Landlord’s Termination Right

Notwithstanding the provisions of Section 12.1 above, in the event Tenant desires:

(a)                                 to assign this Lease; or

(b)                                 to sublet such portion (the “Sublease Portion”) of the Premises as (x) contains by itself at least one full floor in the Building (or an equivalent rentable square footage to the extent the Sublease Portion is located on various floors of the Premises) (the “Recapture Threshold”) or (y) would bring the total amount of the Premises then subleased (exclusive of any subleases under Section 12.5 below) to the Recapture Threshold; or

(c)                                  to sublet any Sublease Portion for a term equal to all or substantially all of the remaining Lease Term hereof (any such sublease under this subparagraph (c) or subparagraph (b) above being hereinafter referred to as a “Major Sublease”), then Tenant shall notify Landlord thereof in writing and Landlord shall have the right at its sole option, to be exercised within thirty (30) days after receipt of Tenant’s notice (the “Acceptance Period”), to terminate this Lease as of a date specified in a notice to Tenant, which date shall not be earlier than sixty (60) days nor later than one hundred and twenty (120) days after Landlord’s notice to Tenant; provided, however, that upon the termination date as set forth in Landlord’s notice, all obligations relating to the period after such termination date (but not those relating to the period before such termination date) shall cease and promptly upon being billed therefor by Landlord, Tenant shall make final payment of all rent and additional rent due from Tenant through the termination date.

Notwithstanding the foregoing, in the event of a Major Sublease:

(i)                                     Landlord shall only have the right to so terminate this Lease with respect to the Sublease Portion and from and after the termination date the Rentable Floor Area of the Premises shall be reduced to the rentable floor area of the remainder of the Premises and the definition of Rentable Floor Area of the Premises shall be so amended and after such termination all references in this Lease to the “Premises” or the “Rentable Floor Area of the Premises” shall be deemed to be references to the remainder of the Premises and accordingly Tenant’s payments for Annual Fixed Rent, operating costs, real estate taxes and electricity shall be reduced on a pro rata basis to reflect the size of the remainder of the Premises;

(ii)                                  in the case of Major Sublease for less than all or substantially all of the then-remaining Lease Term, Landlord shall only have the right to suspend the term of this Lease pro tanto for the term of the proposed sublease (i.e. the Term of the Lease in respect of the Sublease Portion shall be terminated for the term of the proposed sublease and then reinstated upon the expiration or earlier termination of such sublease term); and

(iii)                               in the case of a proposed Major Sublease which, when combined with other subleases of the Premises then in effect (exclusive of any subleases under

Section 12.5 below) reaches the Recapture Threshold, Landlord may only exercise its recapture rights with respect to the proposed Major Sublease, but may not exercise its recapture rights or terminate this Lease as to any subleases of the Premises previously entered into by Tenant.

In the event that Landlord shall not exercise its termination rights as aforesaid, or shall fail to give any or timely notice pursuant to this Section 12.3 the provisions of Sections 12.4, 12.6 and 12.7 shall be applicable. In the case of a partial subletting where Landlord has exercised its termination right pursuant to this Section 12.3, Landlord shall be responsible, at its sole cost and expense, for all work necessary to separately physically demise that portion of the Premises which are being terminated from the remainder of the Premises.

This Section 12.3 shall not be applicable to an assignment or sublease pursuant to Section 12.5.

12.4                        Consent of Landlord

Notwithstanding the provisions of Section 12.1 above, but subject to the provisions of this Section 12.4 and the provisions of Sections 12.6 and 12.7 below, in the event that Landlord shall not have exercised the termination right as set forth in Section 12.3, or shall have failed to give any or timely notice under Section 12.3, then for a period of one hundred twenty (120) days (i) after the receipt of Landlord’s notice stating that Landlord does not elect the termination right, or (ii) after the expiration of the Acceptance Period, in the event Landlord shall not give any or timely notice under Section 12.3 as the case may be, Tenant shall have the right to assign this Lease or sublet the Premises in accordance with the Proposed Transfer Notice provided that, in each instance, Tenant first obtains the express prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed.

Without limiting the foregoing standard, Landlord shall not be deemed to be unreasonably withholding its consent to such a proposed assignment or subleasing if:

(a)                                 the proposed assignee or subtenant is (i) a tenant in the Building and Landlord has comparable space available to lease to such party, or (ii) is (or within the previous sixty (60) days has been) in active negotiation with Landlord or an affiliate of Landlord for premises in the Building or (iii) is not of a character consistent with the operation of a first class office building (by way of example Landlord shall not be deemed to be unreasonably withholding its consent to an assignment or subleasing to any governmental or quasi-governmental agency), or

(b)                                 the proposed assignee does not possess adequate financial capability to perform the Tenant obligations as and when due or required, or the proposed subtenant does not possess adequate financial capability to perform the subtenant obligations as and when due or required, or

(c)                                  the assignee or subtenant proposes to use the Premises (or part thereof) for a purpose other than the purpose for which the Premises may be used as stated in Section 1.1 hereof, or

(d)                                 the character of the business to be conducted or the proposed use of the Premises by the proposed subtenant or assignee shall (i) be likely to materially increase Landlord’s Operating Expenses beyond that which Landlord now incurs for use by Tenant; (ii) be likely to materially increase the burden on elevators or other Building systems or equipment over the burden generated by normal and customary office usage; or (iii) violate or be likely to violate any provisions or restrictions contained herein relating to the use or occupancy of the Premises, or

(e)                                  there shall be an existing monetary or material non-monetary Event of Default (defined in Section 15.1) or there have been five (5) or more monetary or material non-monetary Event of Default occurrences during the Term, or

(f)                                   any part of the rent payable under the proposed assignment or sublease shall be based in whole or in part on the income or profits derived from the Premises or if any proposed assignment or sublease shall potentially have any adverse effect on the real estate investment trust qualification requirements applicable to Landlord and its affiliates, or

(g)                                  the holder of any mortgage or ground lease on property which includes the Premises does not approve of the proposed assignment or sublease where such mortgagee or holder has approval rights under the terms of the mortgage or ground lease, as applicable, or

(h)                                 due to the identity or business of a proposed assignee or subtenant, such approval would cause Landlord to be in violation of any covenant or restriction contained in another lease or other agreement affecting space in the Building.

If Landlord shall consent to the proposed assignment or subletting, as the case may be, then, in such event, Tenant may thereafter sublease or assign pursuant to Tenant’s notice, as given hereunder; provided, however, that if such assignment or sublease shall not be executed and delivered to Landlord within ninety (90) days after the date of Landlord’s consent, the consent shall be deemed null and void and the provisions of Section 12.2 shall be applicable.

12.5                        Exceptions

Notwithstanding the foregoing provisions of Sections 12.1, 12.3 and 12.4 above, but subject to the provisions of Section 12.2 and Section 12.7 below, Tenant shall have the right to assign this Lease or to sublet the Premises (in whole or in part) to any other entity (the “Successor Entity”) (i) which controls or is controlled by Tenant or Tenant’s parent corporation, or (ii) which is under common control with Tenant, or (iii) which purchases all or substantially all of the assets of Tenant, or (iv) which purchases a controlling interest in Tenant or (v) which merges or combines with Tenant, provided that the entity to which this Lease is so assigned or which so sublets the Premises has a credit worthiness (e.g. net assets on a pro forma basis using generally accepted accounting principles consistently applied and using the most recent financial statements) which is sufficient in Landlord’s reasonable judgment, taking into account the continued liability of the Tenant originally named herein, to perform the obligations of the Tenant under this Lease (the foregoing transferees referred to, individually or collectively, as a “Permitted Transferee”). Except in cases of statutory merger, in which case the surviving entity in the merger shall be liable as the Tenant under this Lease, Tenant shall continue to remain fully liable under this Lease, on a joint and several basis with the Permitted Transferee. If any parent, affiliate or subsidiary of Tenant to which this Lease is assigned or the Premises sublet (in whole or in part) shall cease to be such a parent, affiliate or subsidiary, such cessation shall be considered an assignment or subletting requiring Landlord’s consent.

12.6                        Profit on Subleasing or Assignment

In the case of any assignment or subleasing as to which Landlord may consent (other than an assignment or subletting permitted under Section 12.5 above) such consent shall be upon the express and further condition, covenant and agreement, and Tenant hereby covenants and agrees that, in addition to the Annual Fixed Rent, Additional Rent and other charges to be paid pursuant to this Lease, fifty percent (50%) of the “Assignment/Sublease Profits” (hereinafter defined), if any, shall be paid to Landlord. The “Assignment/Sublease Profits” shall be the excess, if any, of (a) the “Assignment/Sublease Net Revenues” as hereinafter defined over (b) the Annual Fixed Rent and Additional Rent and other charges provided in this Lease (provided, however, that for the purpose of calculating the Assignment/Sublease Profits in the case of a sublease, appropriate proportions in the applicable Annual Fixed Rent, Additional Rent and other charges under this Lease shall be made based on the percentage of the Premises subleased and on the terms of the sublease). The “Assignment/Sublease Net Revenues” shall be the fixed rent, additional rent and all other charges and sums received either initially or over the term of the sublease or assignment plus all other profits and increases to be derived by Tenant as a result of such subletting or assignment, less the reasonable costs of Tenant incurred in such subleasing or assignment (the definition of which shall be limited to reasonable attorneys’ fees, architectural fees, brokerage commissions, construction costs and alteration allowances, in each case actually paid), as set forth in a statement certified by an appropriate officer of Tenant and delivered to Landlord within thirty (30) days of the full execution of the sublease or assignment document, amortized over the term of the sublease or assignment.

All payments of the Assignment/Sublease Profits due Landlord shall be made within ten (10) days of receipt of same by Tenant.

12.7                        Additional Conditions

(A)                               It shall be a condition of the validity of any assignment or subletting consented to under Section 12.4 above, or any assignment or subletting of right under Section 12.5 above, that both Tenant and the assignee or sublessee enter into a separate written instrument directly with Landlord in a form and containing terms and provisions reasonably required by Landlord, including, without limitation, the agreement of the assignee or sublessee to be bound directly to Landlord for all the obligations of the Tenant under this Lease (including any amendments or extensions thereof), including, without limitation, the obligation (a) to pay the rent and other amounts provided for under this Lease (but in the case of a partial subletting pursuant to Section 12.5, such subtenant shall agree on a pro rata basis to be so bound) and (b) to comply with the provisions of Article XII hereof and (c) to indemnify the “Landlord Parties” (as defined in Section 13.13) as provided in Section 13.1 hereof. Such assignment or subletting shall not relieve the Tenant named herein of any of the obligations of the Tenant hereunder and Tenant shall remain fully and primarily liable therefor and the liability of Tenant and such assignee (or subtenant, as the case may be) shall be joint and several. Further, and notwithstanding the foregoing, the provisions hereof shall not constitute a recognition of the sublease or the subtenant thereunder, as the case may be, and at Landlord’s option, upon the termination or expiration of the Lease (whether such termination is based upon a cause beyond Tenant’s control, a default of Tenant, the agreement of Tenant and Landlord or any other reason), the sublease shall be terminated.

(B)                               As Additional Rent, Tenant shall pay to Landlord as a fee for Landlord’s review of any proposed assignment or sublease requested by Tenant and the preparation of any associated documentation in connection therewith, within thirty (30) days after receipt of an invoice from Landlord, an amount equal to the sum of (x) either (i) $1,000.00 for time spent by Landlord’s in-house personnel or (ii) the reasonable out of pocket legal fees (not to exceed $5,000 in connection with any single request for consent), plus (y) other reasonable out of pocket expenses incurred by Landlord in connection with such request.

(C)                               If this Lease be assigned, or if the Premises or any part thereof be sublet or occupied by anyone other than Tenant, Landlord may upon prior notice to Tenant, at any time and from time to time that an uncured Event of Default exists, collect rent and other charges from the assignee, sublessee or occupant and apply the net amount collected to the rent and other charges herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of this covenant, or a waiver of the provisions of Article XII hereof, or the acceptance of the assignee, sublessee or occupant as a tenant or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained, the Tenant herein named to remain primarily liable under this Lease.

(D)                               The consent by Landlord to an assignment or subletting under Section 12.4 above, or the consummation of an assignment or subletting of right under Section 12.5 above, shall in no way be construed to relieve Tenant from obtaining the express consent in writing of Landlord to any further assignment or subletting.

(E)                                During any period in which a monetary or material non-monetary “Event of Default” (defined in Section 15.1) is in existence and continuing, Landlord shall be entitled to one hundred percent (100%) of any Assignment/Sublease Profits.

(F)                                 Without limiting Tenant’s obligations under Article IX, Tenant shall be responsible, at Tenant’s sole cost and expense, for performing all work necessary to comply with Legal Requirements and Insurance Requirements in connection with any assignment or subletting hereunder including, without limitation, any work in connection with such assignment or subletting.

(G)                               In addition to the other requirements set forth in this Lease and notwithstanding any other provision of this Lease, partial sublettings of the Premises shall only be permitted under the following terms and conditions: (i) the layout of both the subleased premises and the remainder of the Premises must comply with applicable laws, ordinances, rules and/or regulations and be approved by Landlord, including, without limitation, all requirements concerning access and egress; (ii) in the event the subleased premises are separately physically demised from the remainder of the Premises, Tenant shall pay all costs of separately physically demising the subleased premises; and (iii) there shall be no more than six (6) subleases in effect in the Premises at any given time.

ARTICLE XIII

Indemnity and Insurance

13.1                        Tenant’s Indemnity

(A)                               Indemnity. To the fullest extent permitted by law and subject to the limitations in Section 13.13 of this Article, Tenant waives any right to contribution against the Landlord Parties (as hereinafter defined) and agrees to indemnify and save harmless the Landlord Parties from and against all claims of whatever nature by a third party arising from or claimed to have arisen from (i) any act, omission or negligence of the Tenant Parties (as hereinafter defined); (ii) any accident, injury or damage whatsoever caused to any person, or to the property of any person, occurring in the Premises from the earlier of (A) the date on which any Tenant Party first enters the Premises for any reason or (B) the Commencement Date, and thereafter throughout and until the end of the Lease Term, and after the end of the Lease Term for so long after the end of the Lease Term as Tenant or anyone acting by, through or under Tenant is in occupancy of the Premises or any portion thereof; (iii) any accident, injury or damage whatsoever occurring outside the Premises but within the Property or the Garage, where such accident, injury or damage results, or is claimed to have resulted, from the negligence or willful misconduct of any of the Tenant Parties; or (iv) any breach of this Lease by Tenant. Tenant shall pay such indemnified amounts as they are incurred by the Landlord Parties. This indemnification shall not be construed to deny or reduce any other rights or obligations of indemnity that any of the Landlord Parties may have under this Lease or the common law. Notwithstanding anything contained herein to the contrary, Tenant shall not be obligated to indemnify a Landlord Party for any claims to the extent that such Landlord Party’s damages in fact result from such Landlord Party’s negligence or willful misconduct.

(B)                               Breach. In the event that Tenant breaches any of its indemnity obligations hereunder or under any other contractual or common law indemnity: (i) Tenant shall pay to the Landlord Parties all liabilities, loss, cost, or expense (including attorney’s fees)

incurred as a result of said breach, and the reasonable value of time expended by the Landlord Parties as a result of said breach; and (ii) the Landlord Parties may deduct and offset from any amounts due to Tenant under this Lease any amounts owed by Tenant pursuant to this Section 13.1(b).

(C)                               No limitation. The indemnification obligations under this Section 13.1 shall not be limited in any way by any limitation on the amount or type of damages, compensation or benefits payable by or for Tenant or any subtenant or other occupant of the Premises under workers’ compensation acts, disability benefit acts, or other employee benefit acts. Tenant waives any immunity from or limitation on its indemnity or contribution liability to the Landlord Parties based upon such acts.

(D)                               Subtenants and other occupants. Tenant shall require its subtenants and other occupants of the Premises to provide similar indemnities to the Landlord Parties in a form acceptable to Landlord.

(E)                                Survival. The terms of this Section 13.1 shall survive any termination or expiration of this Lease.

(F)                                 Costs. The foregoing indemnity and hold harmless agreement shall include indemnity for all costs, expenses and liabilities (including, without limitation, attorneys’ fees and disbursements) incurred by the Landlord Parties in connection with any such claim or any action or proceeding brought thereon, and the defense thereof. In addition, in the event that any action or proceeding shall be brought against one or more Landlord Parties by reason of any such claim, Tenant, upon request from the Landlord Party, shall resist and defend such action or proceeding on behalf of the Landlord Party by counsel appointed by Tenant’s insurer (if such claim is covered by insurance without reservation) or otherwise by counsel reasonably satisfactory to the Landlord Party. The Landlord Parties shall not be bound by any compromise or settlement of any such claim, action or proceeding without the prior written consent of such Landlord Parties.

(G)                               Landlord Parties and Tenant Parties. The term “Landlord Party” or “Landlord Parties” shall mean Landlord, any affiliate of Landlord, Landlord’s managing agents for the Building, each mortgagee (if any), each ground lessor (if any), and each of their respective direct or indirect partners, officers, shareholders, directors, members, trustees, beneficiaries, servants, employees, principals, contractors, licensees, agents or representatives. For the purposes of this Lease, the term “Tenant Party” or “Tenant Parties” shall mean Tenant, any affiliate of Tenant, any permitted subtenant or any other permitted occupant of the Premises, and each of their respective direct or indirect partners, officers, shareholders, directors, members, trustees, beneficiaries, servants, employees, principals, contractors, licensees, agents, invitees or representatives.

13.1.1.                       Landlord’s Indemnity.

Subject to the limitations in Section 16.24 and in Section 13.2 and Section 13.13 of this Article, and to the extent not resulting from the negligence or willful misconduct of Tenant or its contractors, licensees, invitees, agents, servants or employees, Landlord agrees to indemnify and save harmless Tenant from and against all claims by a third party arising from or claimed to have arisen from any accident, injury or damage whatsoever caused to any person, or to the property of any person, occurring in the Premises or in the Property after the date of this Lease and until the expiration or earlier termination of the Lease Term, to the extent such injury results from the negligence or willful misconduct of Landlord or Landlord’s employees, agents or contractors, or from any breach or default by Landlord in the performance or observance of its covenants or obligations under this Lease; provided, however, that in no event shall the aforesaid indemnity render Landlord responsible or liable for any loss or damage to fixtures, personal property or other property of Tenant, and Landlord shall in no event be liable for any indirect or consequential damages.  Tenant shall provide notice of any such third party claim to Landlord as soon as practicable, and the provisions of Section 13.1(F) shall apply thereto.

13.2                        Tenant’s Risk

Tenant agrees to use and occupy the Premises, and to use such other portions of the Property and the Garage as Tenant is given the right to use by this Lease at Tenant’s own risk. The Landlord Parties shall not be liable to the Tenant Parties for any damage, injury, loss, compensation, or claim (including, but not limited to, claims for the interruption of or loss to a Tenant Party’s business) based on, arising out of or resulting from any cause whatsoever, including, but not limited to, repairs to any portion of the Premises or the Property or the Garage, any fire, robbery, theft, mysterious disappearance, or any other crime or casualty, the actions of any other tenants of the Building or of any other person or persons, or any leakage in any part or portion of the Premises or the Property or the Garage, or from water, rain or snow that may leak into, or flow from any part of the Premises or the Property or the Garage, or from drains, pipes or plumbing fixtures in the Property or the Garage. Any goods, property or personal effects stored or placed in or about the Premises shall be at the sole risk of the Tenant Party, and neither the Landlord Parties nor their insurers shall in any manner be held responsible therefor. The Landlord Parties shall not be responsible or liable to a Tenant Party, or to those claiming by, through or under a Tenant Party, for any loss or damage that may be occasioned by or through the acts or omissions of persons occupying adjoining premises or any part of the premises adjacent to or connecting with the Premises or any part of the Building or otherwise. The provisions of this section shall be applicable to the fullest extent permitted by law, and until the expiration or earlier termination of the Lease Term, and during such further period as Tenant may use or be in occupancy of any part of the Premises or of the Building. Notwithstanding anything contained herein to the contrary, the provisions of this Section 13.2 shall not apply to the extent of injury, loss or damage caused by the negligence or willful misconduct of the Landlord Parties, provided, however, in no event shall the Landlord Parties have any liability to a Tenant Party based on any loss with respect to or interruption in the operation of Tenant’s business.

13.3                        Tenant’s Commercial General Liability Insurance

Tenant agrees to maintain in full force on or before the earlier of (i) the date on which any Tenant Party first enters the Premises for any reason or (ii) the Commencement Date, and thereafter throughout and until the end of the Lease Term, and after the end of the Lease Term for so long as Tenant or anyone acting by, through or under Tenant is in occupancy of the Premises or any portion thereafter, a policy of commercial general liability insurance, on an occurrence basis, issued on a form at least as broad as Insurance Services Office (“ISO”) Commercial General Liability Coverage “occurrence” form CG 00 01 10 01 or another Commercial General Liability “occurrence” form providing equivalent coverage. Such insurance shall include contractual liability coverage, specifically covering but not limited to the indemnification obligations undertaken by Tenant in this Lease. The minimum limits of liability of such insurance shall be Five Million Dollars ($5,000,000.00) per occurrence, which may be satisfied through a combination of primary and excess/umbrella insurance. In addition, in the event Tenant hosts a function in the Premises, Tenant agrees to obtain, and cause any persons or parties providing services for such function to obtain, the appropriate insurance coverages as reasonably determined by Landlord (including liquor liability coverage, if applicable) and provide Landlord with evidence of the same.

13.4                        Tenant’s Property Insurance

Tenant shall maintain at all times during the Term of the Lease, and during such earlier time as Tenant may be performing work in or to the Premises or have property, fixtures, furniture, equipment, machinery, goods, supplies, wares or merchandise on the Premises, and continuing thereafter so long as Tenant is in occupancy of any part of the Premises, business interruption insurance and insurance against loss or damage covered by the so-called “all risk” type insurance coverage with respect to Tenant’s property, fixtures, furniture, equipment, machinery, goods, supplies, wares and merchandise, and all alterations, improvements and other modifications made by or on behalf of the Tenant in the Premises (except to the extent paid for by Landlord in connection with this Lease) or existing in the Premises as of the date of this Lease, and other property of Tenant located at the Premises (collectively “Tenant’s Property”). The business interruption insurance required by this Section 13.4 shall be in minimum amounts typically carried by prudent tenants engaged in similar operations, but in no event shall be in an amount less than the Annual Fixed Rent then in effect during any Lease Year, plus any Additional Rent due and payable for the immediately preceding Lease Year. The “all risk” insurance required by this section shall be in an amount at least equal to the full replacement cost of Tenant’s Property. In addition, during such time as Tenant is performing work in or to the Premises, Tenant, at Tenant’s expense, shall also maintain, or shall cause its contractor(s) to maintain, builder’s risk insurance for the full insurable value of such work. In the event of loss or damage covered by the “all risk” insurance required by this Lease, the responsibilities for repairing or restoring the loss or damage shall be determined in accordance with Article XIV. To the extent that Landlord is obligated to pay for the repair or restoration of the loss or damage covered by the policy, Landlord shall be paid the proceeds of the “all risk” insurance covering the loss or damage. To the extent Tenant is obligated to pay for the repair or restoration of the loss or damage, covered by the policy, Tenant shall be paid the proceeds of the “all risk” insurance covering the loss or damage. If both Landlord and Tenant are obligated to pay for the repair or restoration of the loss or damage covered by the policy, the insurance proceeds shall be paid to each of them in the pro rata proportion of their obligations to repair or restore the loss or damage. If the loss or damage is not repaired or restored (for example, if the Lease is terminated pursuant to Article XIV), the insurance proceeds shall be paid to Landlord and Tenant in the pro rata proportion of their relative contributions to the cost of the leasehold improvements covered by the policy.

13.5                        Tenant’s Other Insurance

Tenant agrees to maintain in full force on or before the earlier of (i) the date on which any Tenant Party first enters the Premises for any reason or (ii) the Commencement Date, and thereafter throughout the end of the Term, and after the end of the Term for so long after the end of the Term as Tenant or anyone acting by, through or under Tenant is in occupancy of the Premises or any portion thereafter, (1) comprehensive automobile liability insurance (covering any automobiles owned or operated by Tenant at the Property, it being acknowledged and agreed that there are no such automobiles as of the date of this Lease) issued on a form at least as broad as ISO Business Auto Coverage form CA 00 01 07 97 or other form providing equivalent coverage; (2) worker’s compensation insurance; and (3) employer’s liability insurance. Such automobile liability insurance shall be in an amount not less than One Million Dollars ($1,000,000) for each accident. Such worker’s compensation insurance shall carry minimum limits as defined by the law of the jurisdiction in which the Premises are located (as the same may be amended from time to time). Such employer’s liability insurance shall be in an amount not less than One Million Dollars ($1,000,000) for each accident, One Million Dollars ($1,000,000) disease-policy limit, and One Million Dollars ($1,000,000) disease-each employee.

13.6                        Requirements for Tenant’s Insurance

All insurance required to be maintained by Tenant pursuant to this Lease shall be maintained with responsible companies that are admitted to do business, and are in good standing in the Commonwealth of Massachusetts and that have a rating of at least “A-” and are within a financial size category of not less than “Class VIII” in the most current Best’s Key Rating Guide or such similar rating as may be reasonably selected by Landlord. All such insurance shall: (1) be in the form described in this Article XIII; and (2) be primary and noncontributory (including all primary and excess/umbrella policies). Tenant shall immediately notify Landlord upon any cancellation, failure to renew, reduction of amount of insurance, or change in coverage with respect to any such insurance to the extent any of the foregoing causes Tenant not to comply with the requirements of this Article XIII. No such policy shall contain any self-insured retention greater than One Hundred Thousand Dollars ($100,000.00) for property insurance and Twenty-Five Thousand Dollars ($25,000.00) for commercial general liability insurance. Any deductibles and such self-insured retentions shall be deemed to be “insurance” for purposes of the waiver in Section 13.13 below. Landlord reserves the right from time to time to require Tenant to obtain higher minimum amounts of insurance based on such limits as are customarily carried with respect to similar properties in the area in which the Premises are located. The minimum amounts of insurance required by this Lease shall not be reduced by the payment of claims or for any other reason. In the event Tenant shall fail to obtain or maintain any insurance meeting the requirements of this Article, or to deliver such policies or certificates as required by this Article, Landlord may, at its option, on five (5) business days notice to Tenant, procure such policies for the account of Tenant, and the cost thereof shall be paid to Landlord within thirty (30) days after delivery to Tenant of bills therefor.

13.7                        Additional Insureds

To the fullest extent permitted by law, the commercial general liability and (if required) auto insurance carried by Tenant pursuant to this Lease, and any additional liability insurance carried by Tenant pursuant to Section 13.5 of this Lease or any other provision of this Lease, shall name Landlord, Landlord’s managing agent, and such other persons as Landlord may reasonably request from time to time as additional insureds with respect to liability arising out of or related to this Lease or the operations of Tenant (collectively “Additional Insureds”). Such insurance shall provide primary coverage without contribution from any other insurance carried by or for the benefit of Landlord, Landlord’s managing agent, or other Additional Insureds. Such insurance shall also waive any right of subrogation against each Additional Insured. For the avoidance of doubt, each primary policy and each excess/umbrella policy through which Tenant satisfies its obligations under this Section 13.7 must provide coverage to the Additional Insureds that is primary and non-contributory.

13.8                        Certificates of Insurance

On or before the earlier of (i) the date on which any Tenant Party first enters the Premises for any reason or (ii) the Commencement Date, Tenant shall furnish Landlord with certificates evidencing the insurance coverage required by this Lease, and renewal certificates shall be furnished to Landlord at least annually thereafter, and at least thirty (30) days prior to the expiration date of each policy for which a certificate was furnished (acceptable forms of such certificates for liability and property insurance, respectively, as of the date hereof, are attached as Exhibit K, however, other forms of certificates may satisfy the requirements of this Section 13.8). Failure by the Tenant to provide the certificates required by this Section 13.8 shall not be deemed to be a waiver of the requirements in this Section 13.8. In addition, a current certificate, together with evidence that the premium(s) have been paid, for any insurance policy required by this Lease shall be delivered to Landlord within ten (10) days following Landlord’s request therefor.

13.9                        Subtenants and Other Occupants

Tenant shall require its subtenants and other occupants of the Premises to provide written documentation evidencing the obligation of such subtenant or other occupant to indemnify the Landlord Parties to the same extent that Tenant is required to indemnify the Landlord Parties pursuant to Section 13.1 above, and to maintain insurance that meets the requirements of this Article, and otherwise to comply with the requirements of this

Article. Tenant shall require all such subtenants and occupants to supply certificates of insurance evidencing that the insurance requirements of this Article have been met and shall forward such certificates to Landlord on or before the earlier of (i) the date on which the subtenant or other occupant or any of their respective direct or indirect partners, officers, shareholders, directors, members, trustees, beneficiaries, servants, employees, principals, contractors, licensees, agents, invitees or representatives first enters the Premises or (ii) the commencement of the sublease. Tenant shall be responsible for identifying and remedying any deficiencies in such certificates or policy provisions.

13.10                 No Violation of Building Policies

Tenant shall not commit or permit any violation of the policies of fire, boiler, sprinkler, water damage or other insurance covering the Property and/or the fixtures, equipment and property therein carried by Landlord, or do or permit anything to be done, or keep or permit anything to be kept, in the Premises, which in case of any of the foregoing (i) would result in termination of any such policies, (ii) would adversely affect Landlord’s right of recovery under any of such policies, or (iii) would result in reputable and independent insurance companies refusing to insure the Property or the property of Landlord in amounts reasonably satisfactory to Landlord.

13.11                 Tenant to Pay Premium Increases

If, because of anything done, caused or permitted to be done, or omitted by Tenant (or its subtenant or other occupants of the Premises), the rates for liability, fire, boiler, sprinkler, water damage or other insurance on the Building or on the Property and equipment of Landlord or any other tenant or subtenant in the Building shall be higher than they otherwise would be, Tenant shall reimburse Landlord and/or the other tenants and subtenants in the Building for the additional insurance premiums thereafter paid by Landlord or by any of the other tenants and subtenants in the Building which shall have been charged because of the aforesaid reasons, such reimbursement to be made from time to time on Landlord’s demand.

13.12                 Landlord’s Insurance

(A)                               Required insurance. Landlord shall maintain insurance against loss or damage with respect to the Building on an “all risk” type insurance form, with customary exceptions, subject to such deductibles and self insured retentions as Landlord may determine, in an amount equal to at least the replacement value of the Building. Landlord shall also maintain such insurance with respect to any improvements, alterations, and fixtures of Tenant located at the Premises to the extent paid for by Landlord. The cost of such insurance shall be treated as a part of Landlord’s Operating Expenses. Such insurance shall be maintained with an insurance company selected by Landlord. Payment for losses thereunder shall be made solely to Landlord.  Any deductibles and such self-insured retentions shall be deemed to be “insurance” for purposes of the waiver in Section 13.13 below.

(B)                               Optional insurance. Landlord may maintain such additional insurance with respect to the Property, including, without limitation, earthquake insurance, terrorism insurance, flood insurance, liability insurance and/or rent insurance, as Landlord may in its sole discretion elect. Landlord may also maintain such other insurance as may from time to time be required by the holder of any mortgage on the Property. The cost of all such additional insurance shall also be part of the Landlord’s Operating Expenses.

(C)                               Blanket and self-insurance. Any or all of Landlord’s insurance may be provided by blanket coverage maintained by Landlord or any affiliate of Landlord under its insurance program for its portfolio of properties, or by Landlord or any affiliate of Landlord under a program of self-insurance, and in such event Landlord’s Operating Expenses shall include the portion of the reasonable cost of blanket insurance or self-insurance that is allocated to the Building.  Any amount of self-insurance shall be deemed to be “insurance” for all purposes of this Lease including the waiver in Section 13.13 below and the provisions of Article XIV.

(D)                               No obligation. Landlord shall not be obligated to insure, and shall not assume any liability of risk of loss for, Tenant’s Property, including any such property or work of Tenant’s subtenants or occupants. Landlord will also have no obligation to carry insurance against, nor be responsible for, any loss suffered by Tenant, subtenants or other occupants due to interruption of Tenant’s or any subtenant’s or occupant’s business.

13.13                 Waiver of Subrogation

To the fullest extent permitted by law, the parties hereto waive and release any and all rights of recovery against the other, and agree not to seek to recover from the other or to make any claim against the other, and in the case of Landlord, against all Tenant Parties, and in the case of Tenant, against all Landlord Parties, for any loss or damage incurred by the waiving/releasing party to the extent such loss or damage is insured under any insurance policy required by this Lease or which would have been so insured had the party carried the insurance it was required to carry hereunder. Tenant shall obtain from its subtenants and other occupants of the Premises a similar waiver and release of claims against any or all of Tenant or Landlord. In addition, the parties hereto (and in the case of Tenant, its subtenants and other occupants of the Premises) shall procure an appropriate clause in, or endorsement on, any insurance policy required by this Lease pursuant to which the insurance company waives subrogation. The insurance policies required by this Lease shall contain no provision that would invalidate or restrict the parties’ waiver and release of the rights of recovery in this section. The parties hereto covenant that no insurer shall hold any right of subrogation against the parties hereto by virtue of such insurance policy.

13.14                 Tenant’s Work

During such times as Tenant is performing work or having work or services performed in or to the Premises, Tenant shall require its contractors, and their subcontractors of all tiers, to obtain and maintain commercial general liability, automobile, workers compensation, employer’s liability, builder’s risk, and equipment/property insurance in such amounts and on such terms as are customarily required of such contractors and subcontractors on similar projects. The amounts and terms of all such insurance are subject to Landlord’s written approval, which approval shall not be unreasonably withheld. The commercial general liability and auto insurance carried by Tenant’s contractors and their subcontractors of all tiers pursuant to this Section 13.14 shall name Landlord, Landlord’s managing agent, and such other persons as Landlord may reasonably request from time to time as additional insureds with respect to liability arising out of or related to their work or services (collectively “Additional Insureds”). Such insurance shall provide primary coverage without contribution from any other insurance carried by or for the benefit of Landlord, Landlord’s managing agent, or other Additional Insureds. Such insurance shall also waive any right of subrogation against each Additional Insured. Tenant shall obtain and submit to Landlord, prior to the earlier of (i) the entry onto the Premises by such contractors or subcontractors or (ii) commencement of the work or services, certificates of insurance evidencing compliance with the requirements of this Section 13.14.

ARTICLE XIV

Fire, Casualty and Taking

14.1                        Damage Resulting from Casualty

In case during the Lease Term the Building or the Site are damaged by fire or other casualty, Landlord shall within sixty (60) days after the occurrence thereof notify Tenant in writing of Landlord’s reasonable estimate of the length of time necessary to repair or restore such fire or casualty damage from the time that repair work would commence (“Landlord’s Restoration Estimate”).  If, according to Landlord’s Restoration Estimate, such fire or casualty damage cannot, in the ordinary course, reasonably be expected to be repaired within two hundred forty (240) days from the time that repair work would commence as reasonably determined by Landlord, either party may, at its election, terminate this Lease by notice given to the other party within sixty (60) days after the date of such fire or other casualty, specifying the effective date of termination. The effective date of termination specified by the terminating party shall not be less than thirty (30) days nor more than forty-five (45) days after the date of notice of such termination. Unless terminated pursuant to the foregoing provisions, this Lease shall remain in full force and effect following any such damage subject, however, to the following provisions.

If during the last Lease Year of the Lease Term (as it may have been extended), the Building shall be damaged by fire or casualty and such fire or casualty damage to the Premises cannot reasonably be expected to be repaired or restored within ninety (90) days from the time that repair or restoration work would commence as reasonably determined by Landlord, then Tenant shall have the right, by giving notice to Landlord not later than thirty (30) days after such damage, to terminate this Lease, whereupon this Lease shall terminate as of the date of such notice with the same force and effect as if such date were the date originally established as the expiration date hereof.

If the Building or any part thereof is damaged by fire or casualty and this Lease is not so terminated, or Landlord has no right to terminate this Lease, and in either such case the holder of any mortgage which includes the Building as a part of the mortgaged premises or any ground lessor of any ground lease which includes the Building as part of the demised premises allows the net insurance proceeds to be applied to the restoration of the Building, Landlord, promptly after such damage and the determination of the net amount of insurance proceeds available shall use due diligence to restore the Premises and the Building in the event of damage thereto (excluding Tenant’s Property (as defined in Section 13.4 hereof), except as expressly provided in the immediately following paragraph of this Section 14.1) into proper condition for use and occupation and a just proportion of the Annual Fixed Rent, the Operating Cost Excess and the Tax Excess according to the nature and extent of the injury to the Premises shall be abated from the date of casualty until the Premises shall have been put by Landlord substantially into such condition. Notwithstanding the foregoing, Landlord shall not be obligated to expend for such repairs and restoration any amount in excess of the net insurance proceeds.  If such net insurance proceeds are not allowed by such mortgagee or ground lessor to be applied to, or are insufficient for, the restoration of the Building and if Landlord does not otherwise elect to restore the Building, then Landlord shall give prompt notice to Tenant terminating this Lease, the effective date of which termination shall not be less than sixty (60) days after the date of notice of such termination.

Notwithstanding the foregoing, if Landlord is proceeding with the restoration of the Building and the Premises in accordance with the previous paragraph, Landlord shall also restore any alterations, additions or improvements within the Premises that are part of Tenant’s Property (x) which have previously been approved by Landlord in accordance with the terms and provisions of this Lease or which are existing in the Premises as of the date of this Lease, and (y) with respect to which Tenant has carried “all risk” insurance covering the loss or damage in accordance with Section 13.4 below and pays the proceeds of such insurance (or an amount equivalent thereto) to Landlord within thirty (30) days following Landlord’s written request); provided, however, that in no event shall Landlord be required to fund any insufficiency in the insurance proceeds (or equivalent amount) provided by Tenant with respect to such loss or damage (or to fund any of the costs of restoration in the absence of any payment by Tenant).

Where Landlord is obligated or otherwise elects to effect restoration of the Premises, unless such restoration is completed within the longer of (x) two hundred seventy (270) days or (y) the originally estimated period of time set forth in Landlord’s Restoration Notice, either such period to be subject, however, to extension where the delay in completion of such work is due to Force Majeure, as defined hereinbelow (but in no event more than an additional ninety (90) days), Tenant, as its sole and exclusive remedy, shall have the right to terminate this Lease at any time after the expiration of such period (as extended) until the restoration is substantially completed, such termination to take effect as of the thirtieth (30th) day after the date of receipt by Landlord of Tenant’s notice, with the same force and effect as if such date were the date originally established as the expiration date hereof unless, within such thirty (30) day period such restoration is substantially completed, in which case Tenant’s notice of termination shall be of no force and effect and this Lease and the Lease Term shall continue in full force and effect. The term “Force Majeure” shall mean any prevention, delay or stoppage due to governmental regulation, strikes, lockouts, acts of God, acts of war, terrorists acts, civil commotions, unusual scarcity of or inability to obtain labor or materials, labor difficulties, fire or other casualty (including the time necessary to repair any damage caused thereby) or other causes reasonably beyond Landlord’s control or attributable to Tenant’s action or inaction.

14.2                        Uninsured Casualty

Notwithstanding anything to the contrary contained in this Lease, if the Building or the Premises shall be substantially damaged by fire or casualty as the result of a risk not covered by the forms of casualty insurance at the time required to be maintained by Landlord pursuant to this Lease and such fire or casualty damage cannot, in the ordinary course, reasonably be expected to be repaired within thirty (30) days from the time that repair work would commence, Landlord may, at its election, terminate the Term of this Lease by notice to Tenant given within thirty (30) days after such loss. If Landlord shall give such notice, then this Lease shall terminate as of the date of such notice with the same force and effect as if such date were the date originally established as the expiration date hereof.

14.3                        Rights of Termination for Taking

If the Building, or such portion thereof as to render the balance (if reconstructed to the maximum extent practicable in the circumstances) unsuitable for Tenant’s purposes, shall be taken by condemnation or right of eminent domain, Landlord or Tenant shall have the right to terminate this Lease by notice to the other of its desire to do so, provided that such notice is given not later than thirty (30) days after Tenant has been deprived of possession. If either party shall give such notice, then this Lease shall terminate as of the date of such notice with the same force and effect as if such date were the date originally established as the expiration date hereof.

Further, if so much of the Property shall be so taken that continued operation of the Building would be uneconomic, Landlord shall have the right to terminate this Lease by giving notice to Tenant of Landlord’s desire to do so not later than thirty (30) days after Tenant has been deprived of possession of the Premises (or such portion thereof as may be taken provided that Landlord shall also terminate the leases of all other similarly situated tenants under which Landlord has a termination right). If Landlord shall give such notice, then this Lease shall terminate as of the date of such notice with the same force and effect as if such date were the date originally established as the expiration date hereof.

Should any part of the Premises be so taken or condemned during the Lease Term hereof, and should this Lease not be terminated in accordance with the foregoing provisions, and the holder of any mortgage which includes the Premises as part of the mortgaged premises or any ground lessor of any ground lease which includes the Premises as part of the demised premises allows the net condemnation proceeds to be applied to the restoration of the Building, Landlord agrees that after the determination of the net amount of condemnation proceeds available to Landlord, Landlord shall use due diligence to put what may remain of the Premises into proper condition for use and occupation as nearly like the condition of the Premises prior to such taking as shall be practicable (excluding Tenant’s Property). Notwithstanding the foregoing, Landlord shall not be obligated to expend for such repair and restoration any amount in excess of the net condemnation proceeds made available to it.  If such net condemnation proceeds are not allowed by such mortgagee or ground lessor to be applied to, or are insufficient for, the restoration of the Building and if Landlord does not otherwise elect to restore the Building, then Landlord shall give prompt notice to Tenant terminating this Lease, the effective date of which termination shall not be less than sixty (60) days after the date of notice of such termination.

If the Premises shall be affected by any exercise of the power of eminent domain and neither Landlord nor Tenant shall terminate this Lease as provided above, then the Annual Fixed Rent, the Operating Cost Excess and the Tax Excess shall be justly and equitably abated and reduced according to the nature and extent of the loss of use thereof suffered by Tenant; and in case of a taking which permanently reduces the Rentable Floor Area of the Premises, a just proportion of the Annual Fixed Rent, the Operating Cost Excess and the Tax Excess shall be abated for the remainder of the Lease Term.

14.4                       Award

Except as otherwise provided in this Section 14.4, Landlord shall have and hereby reserves and excepts, and Tenant hereby grants and assigns to Landlord, all rights to recover for damages to the Property and the Garage and the leasehold interest hereby created, and compensation accrued or hereafter to accrue by reason of such taking, damage or destruction, as aforesaid, and by way of confirming the foregoing, Tenant hereby grants and assigns, and covenants with Landlord to grant and assign to Landlord, all rights to such damages or compensation.

However, nothing contained herein shall be construed to prevent Tenant from prosecuting in any such proceedings a claim for Tenant’s Property so taken or relocation, moving and other dislocation expenses, provided that such action shall not affect the amount of compensation otherwise recoverable by Landlord from the taking authority.

ARTICLE XV

Default

15.1                        Tenant’s Default

This Lease and the term of this Lease are subject to the limitation that Tenant shall be in default if, at any time during the Lease Term, any one or more of the following events (herein called an “Event of Default” a “default of Tenant” or similar reference) shall occur and not be cured prior to the expiration of the grace period (if any) herein provided, as follows:

(a)                                 Tenant shall fail to pay any installment of the Annual Fixed Rent, or any Additional Rent or any other monetary amount due under this Lease on or before the date on which the same becomes due and payable, and such failure continues for ten (10) days after notice from Landlord thereof; or

(b)                                 Landlord having rightfully given the notice specified in (a) above to Tenant twice in any twelve (12) month period, Tenant shall fail thereafter within a twelve (12) month period following the second such notice to pay the Annual Fixed Rent, Additional Rent or any other monetary amount due under this Lease on or before the date on which the same becomes due and payable; or

(c)                                  Tenant shall assign its interest in this Lease or sublet any portion of the Premises in violation of the requirements of Article XII of this Lease; or

(d)                                 Tenant shall fail to maintain general liability insurance, or shall employ labor and contractors within the Premises which interfere with Landlord’s work, in violation of Sections 9.3, 11.2 or 11.10 or Exhibit B, or shall fail to observe the requirements of Section 11.2, and any of the foregoing for five (5) days after notice from Landlord to Tenant thereof; or

(e)                                  Tenant shall fail to perform or observe any other requirement, term, covenant or condition of this Lease (not hereinabove in this Section 15.1 specifically referred to) on the part of Tenant to be performed or observed and such failure shall continue for thirty (30) days after notice thereof from Landlord to Tenant, or if said default shall reasonably require longer than thirty (30) days to cure, if Tenant shall fail to commence to cure said default within thirty (30) days after notice thereof and/or fail to continuously prosecute the curing of the same to completion with due diligence; or

(f)                                   The estate hereby created shall be taken on execution or by other process of law; or

(g)                                  Tenant shall make an assignment or trust mortgage arrangement, so-called, for the benefit of its creditors; or

(h)                                 Tenant shall judicially be declared bankrupt or insolvent according to law; or

(i)                                     a receiver, guardian, conservator, trustee in involuntary bankruptcy or other similar officer is appointed to take charge of all or any substantial part of Tenant’s property by a court of competent jurisdiction; or

(j)                                    any petition shall be filed against Tenant in any court, whether or not pursuant to any statute of the United States or of any State, in any bankruptcy,

reorganization, composition, extension, arrangement or insolvency proceeding, and such proceedings shall be undismissed or unstayed for an aggregate of sixty (60) days after the institution of the same; or

(k)                                 Tenant shall file any petition in any court, whether or not pursuant to any statute of the United States or any State, in any bankruptcy, reorganization, composition, extension, arrangement or insolvency proceeding; or

(l)                                     Tenant otherwise abandons the Premises and leaves the same in an unsafe or unhygienic condition or in such a manner as to adversely impact the conduct by other occupants of business operations in the Building .

15.2                        Termination; Re-Entry

Upon the happening of any one or more of the aforementioned Events of Default (notwithstanding any license of a former breach of covenant or waiver of the benefit hereof or consent in a former instance), Landlord or Landlord’s agents or servants may give to Tenant a notice (hereinafter called “notice of termination”) terminating this Lease on a date specified in such notice of termination (which shall be not less than five (5) days after the date of the mailing of such notice of termination), and this Lease and the Lease Term, as well as any and all of the right, title and interest of the Tenant hereunder, shall wholly cease and expire on the date set forth in such notice of termination (Tenant hereby waiving any rights of redemption) in the same manner and with the same force and effect as if such date were the date originally specified herein for the expiration of the Lease Term, and Tenant shall then quit and surrender the Premises to Landlord.

In addition or as an alternative to the giving of such notice of termination, Landlord or Landlord’s agents or servants may, by any suitable action or proceeding at law, immediately or at any time thereafter re-enter the Premises and remove therefrom Tenant, its agents, employees, servants, licensees, and any subtenants and other persons, and all or any of its or their property therefrom, and repossess and enjoy the Premises, together with all additions, alterations and improvements thereto; but, in any event under this Section 15.2, Tenant shall remain liable as hereinafter provided.

The words “re-enter” and “re-entry” as used throughout this Article XV are not restricted to their technical legal meanings.

15.3                        Continued Liability; Re-Letting

(A)                               If this Lease is terminated or if Landlord shall re-enter the Premises as aforesaid, or in the event of the termination of this Lease, or of re- entry, by or under any proceeding or action or any provision of law by reason of an Event of Default hereunder on the part of Tenant, Tenant covenants and agrees forthwith to pay and be liable for, on the days originally fixed herein for the payment thereof, amounts equal to the several installments of Annual Fixed Rent, all Additional Rent and other charges reserved as they would, under the terms of this Lease, become due if this Lease had not been terminated or if Landlord had not entered or re-entered, as aforesaid, and whether the Premises be relet or remain vacant, in whole or in part, or for a period less than the remainder of the Lease Term, or for the whole thereof, but, in the event the Premises be relet by Landlord, Tenant shall be entitled to a credit in the net amount of rent and other charges received by Landlord in reletting, after deduction of all reasonable expenses incurred in reletting the Premises (including, without limitation, remodeling costs, brokerage fees and the like), and in collecting the rent in connection therewith, in the following manner:

Amounts received by Landlord after reletting shall first be applied against such Landlord’s expenses, until the same are recovered, and until such recovery, Tenant shall pay, as of each day when a payment would fall due under this Lease, the amount which Tenant is obligated to pay under the terms of this Lease (Tenant’s liability prior to any such reletting and such recovery not in any way to be diminished as a result of the fact that such reletting might be for a rent higher than the rent provided for in this Lease); when and if such expenses have been completely recovered, the amounts received from reletting by Landlord as have not previously been applied shall be credited against Tenant’s obligations as of each day when a payment would fall due under this Lease, and only the net amount thereof shall be payable by Tenant. Further, Tenant shall not be entitled to any credit of any kind for any period after the date when the term of this Lease is scheduled to expire according to its terms.

(B)                               Landlord agrees to use reasonable efforts to relet the Premises after Tenant vacates the same in the event this Lease is terminated based upon an Event of Default by Tenant hereunder. The marketing of the Premises in a manner similar to the manner in which Landlord markets other premises within Landlord’s control within the Building shall be deemed to have satisfied Landlord’s obligation to use “reasonable efforts” hereunder. In no event shall Landlord be required to (i) solicit or entertain negotiations with any other prospective tenant for the Premises until Landlord obtains full and complete possession of the Premises (including, without limitation, the final and unappealable legal right to relet the Premises free of any claim of Tenant), (ii) relet the Premises before leasing other vacant space in the Building, or (iii) lease the Premises for a rental less than the current fair market rent then prevailing for similar office space in the Building.

(C)                               In the alternative, Landlord may elect, by notice given to Tenant at any time after the termination of this Lease under Section 15.2, above, and whether or not Landlord shall have collected any damages as hereinbefore provided in this Article XV, but as final damages and in lieu of all other such damages beyond the date of such notice, to require Tenant to pay such a sum as at the time of such notice represents the amount of the excess, if any, of (a) the discounted present value, at a discount rate of 6%, of the Annual Fixed Rent, Additional Rent and other charges which would have been payable by Tenant under this Lease for the remainder of the Lease Term if the Lease terms had been fully complied with by Tenant, over and above (b) the discounted present value, at a discount rate of 6%, of the Annual Fixed Rent, Additional Rent and other charges that would be received by Landlord if the Premises were re- leased at the time of such notice for the remainder of the Lease Term at the fair market value (including provisions regarding periodic increases in Annual Fixed Rent if such are applicable) prevailing at the time of such notice as reasonably determined by Landlord.

For the purposes of this Article, if Landlord elects to require Tenant to pay liquidated damages in accordance with this Section 15.3(C), the total rent shall be computed by assuming the Tax Excess under Section 6.2 and the Operating Cost Excess under Section 7.5 to be the same as were payable for the twelve (12) calendar months (or if less than twelve (12) calendar months have been elapsed since the date hereof, the partial year) immediately preceding such termination of re-entry.

(D)                               Nothing contained in this Lease shall limit or prejudice the right of Landlord to prove for and obtain in proceedings for bankruptcy or insolvency by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceeds in which, the damages are to be proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damages referred to above.

15.4                        Intentionally Omitted

15.5                        Waiver of Redemption

Tenant, for itself and any and all persons claiming through or under Tenant, including its creditors, upon the termination of this Lease and of the term of this Lease in accordance with the terms hereof, or in the event of entry of judgment for the recovery of the possession of the Premises in any action or proceeding, or if Landlord shall enter the Premises by process of law or otherwise, hereby waives any right of redemption provided or permitted by any statute, law or decision now or hereafter in force, and does hereby waive, surrender and give up all rights or privileges which it or they may or might have under and by reason of any present or future law or decision, to redeem the Premises or for a continuation of this Lease for the term of this Lease hereby demised after having been dispossessed or ejected therefrom by process of law, or otherwise.

15.6                        Landlord’s Default

Landlord shall in no event be in default in the performance of any of Landlord’s obligations hereunder unless and until Landlord shall have failed to perform such obligations within thirty (30) days, or such additional time as is reasonably required to correct any such default, after notice by Tenant to Landlord properly specifying wherein Landlord has failed to perform any such obligation.

Except as otherwise expressly provided in this Lease, Tenant shall not assert any right to deduct the cost of repairs or any monetary claim against the Landlord from rent thereafter due and payable, but shall look solely to the Landlord for satisfaction of such claim.

ARTICLE XVI

Miscellaneous Provisions

16.1                        Waiver

Failure on the part of Landlord or Tenant to complain of any action or non-action on the part of the other, no matter how long the same may continue, shall never be a waiver by Tenant or Landlord, respectively, of any of its rights hereunder.

Further, no waiver at any time of any of the provisions hereof by Landlord or Tenant shall be construed as a waiver of any of the other provisions hereof, and a waiver at any time of any of the provisions hereof shall not be construed as a waiver at any subsequent time of the same provisions. The consent or approval of Landlord or Tenant to or of any action by the other requiring such consent or approval shall not be construed to waive or render unnecessary Landlord’s or Tenant’s consent or approval to or of any subsequent similar act by the other.

No payment by Tenant, or acceptance by Landlord, of a lesser amount than shall be due from Tenant to Landlord shall be treated otherwise than as a payment on account. The acceptance by Landlord of a check for a lesser amount with an endorsement or statement thereon, or upon any letter accompanying such check, that such lesser amount is payment in full, shall be given no effect, and Landlord may accept such check without prejudice to any other rights or remedies which Landlord may have against Tenant. Further, the acceptance by Landlord of Annual Fixed Rent, Additional Rent or any other charges paid by Tenant under this Lease shall not be or be deemed to be a waiver by Landlord of any default by Tenant, whether or not Landlord knows of such default, except for such defaults as to which such payment relates.

16.2                        Cumulative Remedies

Except as expressly provided in this Lease, the specific remedies to which Landlord and Tenant may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress which they may be lawfully entitled to seek in case of any breach or threatened breach of any provisions of this Lease. In addition to the other remedies provided in this Lease, each party shall be entitled to the restraint by injunction of the violation or attempted or threatened violation of any of the covenants, conditions or provisions of this Lease or to seek specific performance of any such covenants, conditions or provisions, provided, however, that the foregoing shall not be construed as a confession of judgment by Tenant.

16.3                        Quiet Enjoyment

This Lease is subject and subordinate to all matters of record. Landlord agrees that, so long as no Event of Default remains uncured, Tenant shall and may peaceably hold and enjoy the Premises during the Term of this Lease (exclusive of any period during which Tenant is holding over after the expiration or termination of this Lease without the consent of Landlord), without interruption or disturbance from Landlord or persons claiming through or under Landlord, subject, however, to the terms of this Lease. This covenant shall be construed as running with the land to and against subsequent owners and successors in interest, and is not, nor shall it operate or be construed as, a personal covenant of Landlord, except to the extent of the Landlord’s interest in the Premises, and this covenant and any and all other covenants of Landlord contained in this Lease shall be binding upon Landlord and upon such subsequent owners or successors in interest of Landlord’s interest under this Lease, including ground or master lessees, to the extent of their respective interests, as and when they shall acquire same and then only for so long as they shall retain such interest.

16.4                        Surrender

(A)                               No act or thing done by Landlord during the Lease Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid, unless in writing signed by Landlord. No employee of Landlord or of Landlord’s agents shall have any power to accept the keys of the Premises as an acceptance of a surrender of the Premises prior to the termination of this Lease; provided, however, that the foregoing shall not apply to the delivery of keys to Landlord or its agents in its (or their) capacity as managing agent or for purpose of emergency access. In any event, however, the delivery of keys to any employee of Landlord or of Landlord’s agents shall not operate as a termination of the Lease or a surrender of the Premises.

(B)                               Upon the expiration or earlier termination of the Lease Term, Tenant shall surrender the Premises to Landlord in the condition as required by Sections 8.1 and 9.5, first removing all goods and effects of Tenant and completing such other removals as may be permitted or required pursuant to Section 9.5.

16.5                        Brokerage

(A)                               Tenant warrants and represents that Tenant has not dealt with any broker in connection with the consummation of this Lease other than the broker, person or firm designated in Section 1.1 hereof; and in the event any claim is made against the Landlord relative to dealings with brokers other than the broker designated in Section 1.1 hereof, Tenant shall defend the claim against Landlord with counsel of Landlord’s selection first reasonably approved by Tenant and save harmless and indemnify Landlord on account of loss, cost or damage which may arise by reason of such claim.

(B)                               Landlord warrants and represents that Landlord has not dealt with any broker in connection with the consummation of this Lease other than the broker, person or firm, if any, designated in Section 1.1 hereof; and in the event any claim is made against the Tenant relative to dealings by Landlord with brokers other than the broker designated in Section 1.1 hereof, Landlord shall defend the claim against Tenant with counsel of Tenant’s selection first reasonably approved by Landlord and save harmless and indemnify Tenant on account of loss, cost or damage which may arise by reason of such claim. Landlord agrees that it shall be solely responsible for the payment of brokerage commissions to the broker, person or firm designated in Section 1.1 hereof in connection with the Original Lease Term.

16.6                        Invalidity of Particular Provisions

If any term or provision of this Lease, including but not limited to any waiver of contribution or claims, indemnity, obligation, or limitation of liability or of damages, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

16.7                        Provisions Binding, etc.

The obligations of this Lease shall run with the land, and except as herein otherwise provided, the terms hereof shall be binding upon and shall inure to the benefit of the successors and assigns, respectively, of Landlord and Tenant and, if Tenant shall be an individual, upon and to his heirs, executors, administrators, successors and assigns. Each term and each provision of this Lease to be performed by Tenant shall be construed to be both a covenant and a condition. The reference contained to successors and assigns of Tenant is not intended to constitute a consent to assignment by Tenant, but has reference only to those instances in which Landlord may have later given consent to a particular assignment as required by the provisions of Article XII hereof.

16.8                        Recording; Confidentiality

Each of Landlord and Tenant agree not to record the within Lease, but each party hereto agrees, on the request of the other, to execute a so-called Notice of Lease or short form lease in form recordable and complying with applicable law and reasonably satisfactory to Landlord’s and Tenant’s attorneys. In no event shall such document set forth the rent or other charges payable by Tenant under this Lease; and any such document shall expressly state that it is executed pursuant to the provisions contained in this Lease, and is not intended to vary the terms and conditions of this Lease.

Tenant agrees that this Lease and the terms contained herein will be treated as strictly confidential and except as required by law (or except with the written consent of Landlord) Tenant shall not disclose the same to any third party except for Tenant’s partners, lenders, accountants and attorneys who have been advised of the confidentiality provisions contained herein and agree to be bound by the same. In the event Tenant is required by law to provide this Lease or disclose any of its terms, Tenant shall give Landlord prompt notice of such requirement prior to making disclosure so that Landlord may seek an appropriate protective order. If failing the entry of a protective order Tenant is compelled to make disclosure, Tenant shall only disclose portions of the Lease which Tenant is required to disclose and will exercise reasonable efforts to obtain assurance that confidential treatment will be accorded to the information so disclosed.

Notwithstanding the foregoing, it is acknowledged and agreed that, as of the date of this

Lease, Tenant is a publicly-traded company and accordingly that the foregoing confidentiality obligation shall not apply to any disclosures required by the rules and regulations of the Securities and Exchange Commission or any similar body regulating the activities of public companies.

16.9                        Notices and Time for Action

Whenever, by the terms of this Lease, notice shall or may be given either to Landlord or to Tenant, such notices shall be in writing and shall be sent by hand, registered or certified mail, or overnight or other commercial courier, postage or delivery charges, as the case may be, prepaid as follows:

If intended for Landlord, addressed to Landlord at the address set forth in Article I of this Lease (or to such other address or addresses as may from time to time hereafter be designated by Landlord by like notice) with a copy to Landlord, Attention: Regional General Counsel.

If intended for Tenant, addressed to Tenant at the address set forth in Article I of this Lease except that from and after the Commencement Date the address of Tenant shall be the Premises (or to such other address or addresses as may from time to time hereafter be designated by Tenant by like notice).

Except as otherwise provided herein, all such notices shall be effective when received; provided, that (i) if receipt is refused, notice shall be effective upon the first occasion that such receipt is refused, (ii) if the notice is unable to be delivered due to a change of address of which no notice was given, notice shall be effective upon the date such delivery was attempted, (iii) if the notice address is a post office box number, notice shall be effective the day after such notice is sent as provided hereinabove or (iv) if the notice is to a foreign address, notice shall be effective two (2) days after such notice is sent as provided hereinabove.

Where provision is made for the attention of an individual or department, the notice shall be effective only if the wrapper in which such notice is sent is addressed to the attention of such individual or department.

Any notice given by an attorney on behalf of Landlord or by Landlord’s managing agent shall be considered as given by Landlord and shall be fully effective.  Any notice given by an attorney on behalf of Tenant shall be considered as given by Tenant and shall be fully effective.

Time is of the essence with respect to any and all notices and periods for giving of notice or taking any action thereto under this Lease.

16.10                 When Lease Becomes Binding and Authority

Employees or agents of Landlord have no authority to make or agree to make a lease or any other agreement or undertaking in connection herewith. The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or option for, the Premises, and this document shall become effective and binding only upon the execution and delivery hereof by both Landlord and Tenant. All negotiations, considerations, representations and understandings between Landlord and Tenant are incorporated herein and may be modified or altered only by written agreement between Landlord and Tenant, and no act or omission of any employee or agent of Landlord shall alter, change or modify any of the provisions hereof. Landlord and Tenant hereby represents and warrants to the other that all necessary action has been taken to enter this Lease and that the person signing this Lease on behalf of Landlord and Tenant has been duly authorized to do so.

16.11                 Paragraph Headings

The paragraph headings throughout this instrument are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of the provisions of this Lease.

16.12                 Rights of Mortgagee

This Lease shall be subject and subordinate to any mortgage now or hereafter on the Building (or any part thereof), and to all renewals, modifications, consolidations, replacements and extensions thereof and all substitutions therefor, provided that in the case of a future mortgage the holder of such mortgage agrees to recognize this Lease and the rights of Tenant hereunder. In confirmation of such subordination and recognition with respect to any future mortgage, Tenant shall execute and deliver promptly such instruments of subordination as such mortgagee may reasonably request, subject to receipt of such instruments of recognition from such mortgagee as Tenant may reasonably request. With respect to the current mortgage identified on Exhibit I attached hereto, Landlord will use commercially reasonable efforts to cause the mortgagee to execute a subordination, nondisturbance and attornment agreement in substantially the form attached hereto as Exhibit M. In the event that any mortgagee or its respective successor in title shall succeed to the interest of Landlord, then this Lease shall nevertheless continue in full force and effect and Tenant shall and does hereby agree to attorn to such mortgagee or successor and to recognize such mortgagee or successor as its landlord. If any holder of a mortgage which includes the Premises, executed and recorded prior to the Date of this Lease, shall so elect, this Lease, and the rights of Tenant hereunder, shall be superior in right to the rights of such holder, with the same force and effect as if this Lease had been executed, delivered and recorded, or a statutory notice hereof recorded, prior to the execution, delivery and recording of any such mortgage. The election of any such holder shall become effective upon either notice from such holder to Tenant in the same fashion as notices from Landlord to Tenant are to be given hereunder or by the recording in the appropriate registry or recorder’s office of an instrument in which such holder subordinates its rights under such mortgage to this Lease.

If in connection with obtaining financing a bank, insurance company, pension trust or other institutional lender shall request reasonable modifications in this Lease as a condition to such financing, Tenant will not unreasonably withhold, delay or condition its consent thereto, provided that such modifications do not materially increase the obligations of Tenant hereunder or materially adversely affect the leasehold interest hereby created or Tenant’s rights hereunder.

16.13                 Rights of Ground Lessor

If Landlord’s interest in property (whether land only or land and buildings) which includes the Premises is acquired by another party and simultaneously leased back to Landlord herein, the holder of the ground lessor’s interest in such lease shall enter into a recognition agreement with Tenant simultaneously with the sale and leaseback, wherein the ground lessor will agree to recognize this Lease and the rights of Tenant hereunder, and wherein Tenant shall agree to attorn to such ground lessor as its Landlord and to perform and observe all of the tenant obligations hereunder, in the event such ground lessor succeeds to the interest of Landlord hereunder under such ground lease.

16.14                 Notice to Mortgagee and Ground Lessor

After receiving notice from any person, firm or other entity that it holds a mortgage which includes the Premises as part of the mortgaged premises, or that it is the ground lessor under a lease with Landlord as ground lessee, which includes the Premises as a part of the leased premises, no notice from Tenant to Landlord shall be effective unless and until a copy of the same is given to such holder or ground lessor at the address as specified in said notice (as it may from time to time be changed), and the curing of any of Landlord’s defaults by such holder or ground lessor within a reasonable time after such notice (including a reasonable time to obtain possession of the premises if the mortgagee or ground lessor elects to do so) shall be treated as performance by Landlord. For the purposes of this Section 16.14, the term “mortgage” includes a mortgage on a leasehold interest of Landlord (but not one on Tenant’s leasehold interest). If any mortgage is listed on Exhibit I then the same shall constitute notice from the holder of such mortgage for the purposes of this Section 16.14.

16.15                 Assignment of Rents

With reference to any assignment by Landlord of Landlord’s interest in this Lease, or the rents payable hereunder, conditional in nature or otherwise, which assignment is made to the holder of a mortgage or ground lease on property which includes the Premises, Tenant agrees:

(a)                                 That the execution thereof by Landlord, and the acceptance thereof by the holder of such mortgage, or the ground lessor, shall never be treated as an assumption by such holder or ground lessor of any of the obligations of Landlord hereunder, unless such holder, or ground lessor, shall, by notice sent to Tenant, specifically otherwise elect; and

(b)                                 That, except as aforesaid, such holder or ground lessor shall be treated as having assumed Landlord’s obligations hereunder only upon foreclosure of such holder’s mortgage and the taking of possession of the Premises, or, in the case of a ground lessor, the assumption of Landlord’s position hereunder by such ground lessor. In no event shall the acquisition of title to the Building and the land on which the same is located by a purchaser which, simultaneously therewith, leases the entire Building or such land back to the seller thereof be treated as an assumption, by operation of law or otherwise, of Landlord’s obligations hereunder, but Tenant shall look solely to such seller-lessee, and its successors from time to time in title, for performance of Landlord’s obligations hereunder. In any such event, this Lease shall be subject and subordinate to the lease to such purchaser provided that such purchaser-lessor this Lease and the rights of Tenant hereunder. For all purposes, such seller-lessee, and its successors in title, shall be the landlord hereunder unless and until Landlord’s position shall have been assumed by such purchaser-lessor.

16.16                 Status Report and Financial Statements

Recognizing that Landlord may find it necessary to establish to third parties, such as accountants, banks, potential or existing mortgagees, potential purchasers or the like, the then current status of performance hereunder, Tenant, within ten (10) business days after the request of Landlord made from time to time, will furnish to Landlord, or any existing or potential holder of any mortgage encumbering the Premises or the Property, or any potential purchaser of the Premises or the Property (each an “Interested Party”) a statement of the status of any matter pertaining to this Lease, including, without limitation, acknowledgments that (or the extent to which) each party is in compliance with its obligations under the terms of this Lease. In addition, Tenant shall deliver to Landlord, or any Interested Party designated by Landlord, financial statements of Tenant, and any guarantor of Tenant’s obligations under this Lease, as reasonably requested by Landlord including, but not limited to, financial statements for the past three (3) years. Any such status statement or financial statement delivered by Tenant pursuant to this Section 16.16 (or any financial statement otherwise delivered by Tenant in connection with this Lease or any future amendment hereto) may be relied upon by any Interested Party.

Notwithstanding the foregoing, for so long as Tenant is a publicly-traded entity, Tenant’s obligation to deliver financial statements shall be limited to such statements as are publicly available or required by law to be made public.

16.17                 Self-Help

If Tenant shall at any time fail to make any payment or perform any act which Tenant is obligated to make or perform under this Lease and (except in the case of emergency) if the same continues unpaid or unperformed beyond applicable grace periods, then Landlord may, but shall not be obligated so to do, after ten (10) business days’ notice to and demand upon Tenant, or without notice to or demand upon Tenant in the case of any emergency, and without waiving, or releasing Tenant from, any obligations of Tenant in this Lease contained, make such payment or perform such act which Tenant is obligated to perform under this Lease in such manner and to such extent as may be reasonably necessary, and, in exercising any such rights, pay any costs and expenses, employ counsel and incur and pay reasonable attorneys’ fees. All sums so paid by Landlord and all reasonable and necessary costs and expenses of Landlord incidental thereto, together with interest thereon at the annual rate equal to the sum of (a) the Base Rate from time to time announced by Bank of America, N.A. or its successor as its Base Rate and (b) two percent (2%) (but in no event greater than the maximum rate permitted by applicable law), from the date of the making of such expenditures by Landlord, shall be deemed to be Additional Rent and, except as otherwise in this Lease expressly provided, shall be payable to the Landlord on demand, and if not promptly paid shall be added to any rent then due or thereafter becoming due under this Lease, and Tenant covenants to pay any such sum or sums with interest as aforesaid, and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of the non-payment thereof by Tenant as in the case of default by Tenant in the payment of Annual Fixed Rent.

16.18                 Holding Over

Any holding over by Tenant after the expiration of the term of this Lease shall be treated as a tenancy at sufferance and shall be on the terms and conditions as set forth in this Lease, as far as applicable except that Tenant shall pay as a use and occupancy charge an amount equal to 150% for the first thirty (30) days of any such holding over, and thereafter 200%, of the greater of (x) the Annual Fixed Rent and Additional Rent calculated (on a daily basis) at the highest rate payable under the terms of this Lease or (y) the fair market rental value of the Premises, in each case for the period measured from the day on which Tenant’s hold-over commences and terminating on the day on which Tenant vacates the Premises. In addition, Tenant shall save Landlord, its agents and employees harmless and will exonerate, defend and indemnify Landlord, its agents and employees from and against any and all damages which Landlord may suffer on account of Tenant’s hold-over in the Premises after the expiration or prior termination of the term of this Lease; provided, however, that in no event shall Tenant be liable for any indirect or consequential damages incurred during the first thirty (30) days of any such holding over. Nothing in the foregoing nor any other term or provision of this Lease shall be deemed to permit Tenant to retain possession of the Premises or hold over in the Premises after the expiration or earlier termination of the Lease Term. All property which remains in the Building or the Premises after the expiration or termination of this Lease shall be conclusively deemed to be abandoned and may either be retained by Landlord as its property or sold or otherwise disposed of in such manner as Landlord may see fit. If any part thereof shall be sold, then Landlord may receive the proceeds of such sale and apply the same, at its option against the expenses of the sale, the cost of moving and storage, any arrears of rent or other charges payable hereunder by Tenant to Landlord and any damages to which Landlord may be entitled under this Lease and at law and in equity.

16.19                 Entry by Landlord

Landlord, and its duly authorized representatives, shall, upon reasonable prior notice (except in the case of emergency), have the right to enter the Premises at all reasonable times (except at any time in the case of emergency) for the purposes of inspecting the condition of same and making such repairs, alterations, additions or improvements thereto as may be necessary if Tenant fails to do so as required hereunder (but the Landlord shall have no duty whatsoever to make any such inspections, repairs, alterations, additions or improvements except as otherwise provided in Sections 4.1, 7.1 and 7. 2 and Exhibit B), and to show the Premises to prospective tenants during the twelve (12) months preceding expiration of the term of this Lease as it may have been extended and at any reasonable time during the Lease Term to show the Premises to prospective purchasers and mortgagees.  In connection with the foregoing, Landlord agrees to use commercially reasonable efforts to minimize interference with Tenant’s business operations in the Premises, consistent with the nature of the rights being exercised; provided, however, that in in the event Tenant sends a notice alleging the existence of a dangerous or unsafe condition, the foregoing shall be considered an emergency situation for the purposes of determining Landlord’s access rights hereunder.

16.20                 Tenant’s Payments

Each and every payment and expenditure, other than Annual Fixed Rent, shall be deemed to be Additional Rent hereunder, whether or not the provisions requiring payment of such amounts specifically so state, and shall be payable, unless otherwise provided in this Lease, within thirty (30) days after written demand by Landlord, and in the case of the non-payment of any such amount, Landlord shall have, in addition to all of its other rights and remedies, all the rights and remedies available to Landlord hereunder or by law in the case of non-payment of Annual Fixed Rent. Unless expressly otherwise provided in this Lease, the performance and observance by Tenant of all the terms, covenants and conditions of this Lease to be performed and observed by Tenant shall be at Tenant’s sole cost and expense. Except as otherwise provided in Section 7.6 above, if Tenant has not objected to any statement of Additional Rent which is rendered by Landlord to Tenant within one hundred eighty (180) days after Landlord has rendered the same to Tenant, then the same shall be deemed to be a final account between Landlord and Tenant not subject to any further dispute. In the event that Tenant shall seek Landlord’s consent or approval under this Lease, then Tenant shall reimburse Landlord, upon demand, as Additional Rent, for all reasonable out of pocket costs and expenses, including legal and architectural costs and expenses, incurred by Landlord in processing such request, whether or not such consent or approval shall be given. Notwithstanding anything in this Lease to the contrary, if Landlord or any affiliate of Landlord has elected to qualify as a real estate investment trust (“REIT”), any service required or permitted to be performed by Landlord pursuant to this Lease, the charge or cost of which may be treated as impermissible tenant service income under the laws governing a REIT, may be performed by a taxable REIT subsidiary that is affiliated with either Landlord or Landlord’s property manager, an independent contractor of Landlord or Landlord’s property manager (the “Service Provider”). If Tenant is subject to a charge under this Lease for any such service, then, at Landlord’s direction, Tenant will pay such charge either to Landlord for further payment to the Service Provider or directly to the Service Provider, and, in either case, (i) Landlord will credit such payment against Additional Rent due from Tenant under this Lease for such service, and (ii) such payment to the Service Provider will not relieve Landlord from any obligation under the Lease concerning the provisions of such service.

16.21                 Late Payment

If Landlord shall not have received any payment or installment of Annual Fixed Rent or Additional Rent (the “Outstanding Amount”) on or before the date on which the same first becomes payable under this Lease (the “Due Date”), the amount of such payment or installment shall incur a late charge equal to the sum of: (a) five percent (5%) of the Outstanding Amount for administration and bookkeeping costs associated with the late payment and (b) interest on the Outstanding Amount from the Due Date through and including the date such payment or installment is received by Landlord, at a rate equal to the lesser of (i) the rate announced by Bank of America, N.A. (or its successor) from time to time as its prime or base rate (or if such rate is no longer available, a comparable rate reasonably selected by Landlord), plus two percent (2%), or (ii) the maximum applicable legal rate, if any. Such interest shall be deemed Additional Rent and shall be paid by Tenant to Landlord upon demand.

Landlord agrees to waive the late charges due hereunder for the first late payment by Tenant under this Lease per calendar year, provided that Landlord receives such payment from Tenant within five (5) business days of the Due Date (provided further that if such payment is not received within the aforesaid five (5) business day period, interest on the Outstanding Amount will accrue as of the original Due Date). Any other late payments during that same calendar year shall be subject to the imposition of the late charge immediately following the Due Date as set forth above.

16.22                 Counterparts

This Lease may be executed in several counterparts, each of which shall be deemed an original, and such counterparts shall constitute but one and the same instrument.

16.23                 Entire Agreement

This Lease constitutes the entire agreement between the parties hereto, Landlord’s managing agent and their respective affiliates with respect to the subject matter hereof and thereof and supersedes all prior dealings between them with respect to such subject matter, and there are no verbal or collateral understandings, agreements, representations or warranties not expressly set forth in this Lease. No subsequent alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant, unless reduced to writing and signed by the party or parties to be charged therewith.

16.24                 Landlord Liability

Tenant shall neither assert nor seek to enforce any claim for breach of this Lease against any of Landlord’s assets other than Landlord’s interest in the Property, and Tenant agrees to look solely to such interest for the satisfaction of any liability of Landlord under this Lease, it being specifically agreed that neither Landlord, nor any successor holder of Landlord’s interest hereunder, nor any beneficiary of any Trust of which any person from time to time holding Landlord’s interest is Trustee, nor any such Trustee, nor any member, manager, partner, director or stockholder nor Landlord’s managing agent shall ever be personally liable for any such liability. This paragraph shall not limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord or Landlord’s successors-in-interest, or to take any other action which shall not involve the personal liability of Landlord, or of any successor holder of Landlord’s interest hereunder, or of any beneficiary of any trust of which any person from time to time holding Landlord’s interest is Trustee, or of any such Trustee, or of any manager, member, partner, director or stockholder of Landlord or of Landlord’s managing agent, to respond in monetary damages from Landlord’s assets other than Landlord’s interest in said Building, as aforesaid, but in no event shall Tenant have the right to terminate or cancel this Lease or to withhold rent or to set-off any claim or damages against rent as a result of any default by Landlord or breach by Landlord of its covenants or any warranties or promises hereunder, except in the case of a wrongful eviction of Tenant from the demised premises (constructive or actual) by Landlord continuing after notice to Landlord thereof and a reasonable opportunity for Landlord to cure the same. In no event shall Landlord ever be liable for any indirect or consequential damages or loss of profits or the like. In the event that Landlord shall be determined to have wrongfully withheld any consent or approval under this Lease, the sole recourse and remedy of the Tenant in respect thereof shall be to specifically enforce Landlord’s obligation to grant such consent or approval, and in no event shall the Landlord be responsible for any damages of whatever nature in respect of its failure to give such consent or approval nor shall the same otherwise affect the obligations of the Tenant under this Lease or act as any termination of this Lease.

16.25                 No Partnership

The relationship of the parties hereto is that of landlord and tenant and no partnership, joint venture or participation is hereby created.

16.26   Security Deposit

(A)                               Concurrently with the execution of this Lease, Tenant shall pay to Landlord a security deposit in the amount of One Million and 00/100 Dollars ($1,000,000.00) and Landlord shall hold the same, throughout the Term of this Lease (including any extension option period, if applicable), unless sooner returned to Tenant as provided in this Section 16.26, as security for the performance by Tenant of all obligations on the part of Tenant to be performed under this Lease.  Such deposit shall be in the form of an irrevocable, unconditional, negotiable letter of credit (the “Letter of Credit”).  The Letter of Credit shall (i) be issued by and drawn on a bank reasonably approved by Landlord and at a minimum having a long term issuer credit rating from Standard and Poor’s Professional Rating Service of A or a comparable rating from Moody’s Professional Rating Service, (ii) be substantially in the form attached hereto as Exhibit J, (iii) permit one or more draws thereunder to be made accompanied only by certification by Landlord or Landlord’s managing agent that pursuant to the terms of this Lease, Landlord is entitled to draw upon such Letter of Credit, (iv) permit transfers at any time without charge, (v) permit presentment in Boston, Massachusetts and (vi) provide that any notices to Landlord be sent to the notice address provided for Landlord in this Lease. If the credit rating for the issuer of such Letter of Credit falls below the standard set forth in (i) above or if the financial condition of such issuer changes in any other material adverse way or if any trustee, receiver or liquidator shall be appointed for the issuer, Landlord shall have the right to require that Tenant provide a substitute letter of credit that complies in all respects with the requirements of this Section, and Tenant’s failure to provide the same within thirty (30) days following Landlord’s written demand therefor shall entitle Landlord to immediately draw upon the Letter of Credit. Any such Letter of Credit shall be for a term of two (2) years (or for one (1) year if the issuer thereof regularly and customarily only issues letters of credit for a maximum term of one (1) year) and shall in either case provide for automatic renewals through the date which is thirty (30) days subsequent to the scheduled expiration of this Lease (as the same may be extended). Any failure or refusal of the issuer to honor the Letter of Credit shall be at Tenant’s sole risk and shall not relieve Tenant of its obligations hereunder with regard to the security deposit.  Upon the occurrence of any Event of Default of Tenant, Landlord shall have the right from time to time without prejudice to any other remedy Landlord may have on account thereof, to draw on all or any portion of such deposit held as a Letter of Credit and to apply the proceeds of such Letter of Credit or any cash held as such deposit, or any part thereof, to Landlord’s damages arising from such default on the part of Tenant under the terms of this Lease.  If Landlord so applies all or any portion of such deposit, Tenant shall within seven (7) days after notice from Landlord deposit cash with Landlord in an amount sufficient to restore such deposit to the full amount stated in this Section 16.26.  While Landlord holds any cash deposit Landlord shall have no obligation to pay interest on the same and shall have the right to commingle the same with Landlord’s other funds.  Neither the holder of a mortgage nor the lessor in a ground lease on property which includes the Premises shall ever be responsible to Tenant for the return or application of any such deposit, whether or not it succeeds to the position of Landlord hereunder, unless such deposit shall have been received in hand by such holder or ground lessor.

(B)                               Landlord shall return a Three Hundred Thirty-Three Thousand Three Hundred Thirty-Three and 00/100 Dollar ($333,333.00) portion of such deposit to Tenant so that the remainder of such deposit shall be Six Hundred Sixty-Six Thousand Six Hundred Sixty-Seven and 00/100 Dollars ($666,667.00) (or if such deposit is in the form of a Letter of Credit, Landlord shall exchange the Letter of Credit for a Letter of Credit delivered by Tenant which reduces the amount secured by the Letter of Credit by the amount stated hereinabove and otherwise in strict conformity with the requirements herein) on the first day of the sixty-first (61st) full calendar month immediately following the Rent Commencement Date if Tenant has satisfied all of the Reduction Conditions (as defined in subsection (D) below).

(C)                               Landlord shall return a Three Hundred Thirty-Three Thousand Three Hundred Thirty-Three and 00/100 Dollar ($333,333.00) portion of such deposit to Tenant so that the remainder of such deposit shall be Three Hundred Thirty-Three Thousand Three Hundred Thirty-Four and 00/100 Dollars ($333,334.00) (or if such deposit is in the form of a Letter of Credit, Landlord shall exchange the Letter of Credit for a Letter of Credit delivered by Tenant which reduces the amount secured by the Letter of Credit by the amount stated hereinabove and otherwise in strict conformity with the requirements herein) on the first day of the eighty-fifth (85th) full calendar month immediately following the Rent Commencement Date if Tenant has satisfied all of the Reduction Conditions.

(D)                               For the purposes hereof, the “Reduction Conditions” shall mean that (i) Tenant has met the Adjusted EBITDA Test (as defined below), (ii) Tenant is not then in default under the terms of this Lease without the benefit of notice or grace (it being understood and agreed that the reduction may occur at such time as the default is cured provided the other Reduction Conditions have been satisfied), and (iii) there have been no more than three (3) material Event of Default occurrences during the Term.

For the purposes hereof, the “Adjusted EBITDA Test” shall be deemed satisfied if, taking into account the last four (4) full fiscal quarters immediately preceding the applicable reduction date, based on the information contained in the unaudited financial statements set forth in the most recent Form 10-Q and/or Form 10-K, as applicable, filed by Tenant with the SEC for each such fiscal quarter, Tenant’s “Adjusted EBITDA” (as defined below) is equal to or greater than Thirty-One Million Two Hundred Forty Thousand and 00/100 Dollars ($31,240,000.00).

“Adjusted EBITDA” shall mean the following as determined in accordance with GAAP:

(i)                                     Tenant’s consolidated GAAP Operating Income (Loss) from Operations, to the extent such Operating Income (Loss) from Operations has been increased or reduced by:

1.              NeuCo, Inc. (“NeuCo”) Operating Income (Loss) from Operations;

2.              depreciation and amortization expense, except such expenses of NeuCo;

3.              transaction expenses incurred in connection with acquisitions;

4.              non-cash write-downs, losses, expenses and charges (including impairment of goodwill, write-downs of intangibles and amortization of stock based compensation);

5.              restructuring expenses, extraordinary and non-recurring losses; and

6.              non-cash expenses resulting from the amortization of forgivable loans made to employees or consultants of Tenant;

less

(ii)                                  all restructuring, extraordinary and non-recurring gains as determined on a consolidated basis.

For the avoidance of doubt and notwithstanding the foregoing, if Tenant reports Adjusted EBITDA as defined herein in any of its quarterly or annual earnings press releases (as filed by Tenant with the SEC on Form 8-K), the Adjusted EBITDA set forth in such press releases shall be deemed to be the Adjusted EBITDA to be used in calculating the Adjusted EBITDA Test in this Section 16.26. In the event that, at any time, Tenant is an entity other than a publicly held company whose shares are traded on a national stock exchange, Tenant shall provide Landlord with a certified copy of its most recent audited financial statements within ten (10) business days after written demand from Landlord, and a reasonably equivalent criteria acceptable to Landlord shall be used to determine Tenant’s Adjusted EBITDA, based on such audited annual financial statements.

(E)                                If Tenant believes that it has satisfied all the Reduction Conditions, then it shall request such reduction in writing to Landlord, which request shall certify to Landlord that all such Reduction Conditions have been satisfied. If all of the Reduction Conditions are met, the security deposit shall be so reduced in accordance with this Section 16.26. No Letter of Credit shall automatically reduce, but any reduction in the amount thereof shall require Landlord’s prior written notice to the issuer of the Letter of Credit of the reduced amount. If all of the Reduction Conditions have been satisfied, Landlord shall notify the issuer of the Letter of Credit of the amount to which the Letter of Credit shall be reduced within fifteen (15) days after Landlord’s receipt of Tenant’s request for a reduction as described above.

(F)                                 Tenant not then being in default and having performed all of its obligations under this Lease, including the payment of all Annual Fixed Rent, Landlord shall return the deposit, or so much thereof as shall not have theretofore been applied in accordance with the terms of this Section 16.26, to Tenant on the expiration or earlier termination of the term of this Lease (as the same may have been extended) and surrender possession of the Premises by Tenant to Landlord in the condition required in the Lease at such time.

16.27                 Governing Law

This Lease shall be governed exclusively by the provisions hereof and by the law of The Commonwealth of Massachusetts, as the same may from time to time exist.

16.28                 Waiver of Trial by Jury

To induce the other party to enter into this Lease, each of Landlord and Tenant hereby waives any right to trial by jury in any action, proceeding or counterclaim brought by either Landlord or Tenant on any matters whatsoever arising out of or any way connected with this Lease, the relationship of the Landlord and the Tenant, the Tenant’s use or occupancy of the premises and/or any claim of injury or damage, including but not limited to, any summary process eviction action.

16.29                 Building Name

For so long as the Building and/or the Property are subject to any restrictions on its use of the Hancock Marks and/or the Official Address (as those terms are defined below), Tenant shall (i) refer to and designate the Building solely as the John Hancock Tower, unless otherwise instructed by Landlord; (ii) not use or permit the use of any Hancock Marks (as hereinafter defined) in a manner, in conjunction with, or in a recognizable relationship to any persons, entities, materials or Media (as hereinafter defined) that are Objectionable (as hereinafter defined); and (iii) not use or permit the use of the Official Address (as hereinafter defined) alone as a name or location of the Building (provided that the Official Address may be used as the second part of the street address following the identification of the Building as “John Hancock Tower”). Tenant acknowledges and agrees that any right, benefit or protection available to the Landlord hereunder with respect to use of the name “John Hancock Tower” shall also be deemed to accrue to the benefit of, and may be exercised directly by, John Hancock Life Insurance Company or any of its Affiliates (as hereinafter defined).

Notwithstanding anything to the contrary contained herein, for the purposes of this Section 16.29 only, the following terms shall have the following definitions:

“Affiliates” means, with respect to any person or entity, any corporation, partnership or other business entity which controls or is controlled by, or is under common control with such person or entity, as applicable. For the purpose of this definition, the word “control” (including, with correlative meanings, “controlled by” and “under common control with”) as used with respect to any corporation, partnership or other business entity, shall mean the possession of the power to direct or cause the direction of the management and policies of such corporation, partnership or other business entity, whether through the ownership of voting securities, interests, contract or otherwise.

“Hancock Marks” means, collectively, the Name and Signature, and such other logos, service marks, trademarks, domain names (including johnhancocktower.com, johnhancocktower.net, and johnhancocktower.org), and copyrights, whether registered or unregistered, proprietary to John Hancock Life Insurance Company with respect to the Building (including, without limitation, the marks registered with the USPTO under Registration Nos. 1287236, 1502565 and 1494582 or with respect to which Landlord provides Tenant with notice, and all Likenesses.

“Likeness” means a photograph, replica, sketch, drawing, image or any other visual or two dimensional or three dimensional representation of the Building, which photograph, replica, sketch, drawing, image or other representation does not include or display the Name, Plain Name, Signature, or any such other logos, service marks, trademarks, and copyrights, whether registered or unregistered, proprietary to John Hancock Life Insurance Company with respect to the Building.

“Medium” (or “Media”) means any communications or storage medium, regardless of method of storage, compilation or memorialization, if any, including without limitation, physical storage representation, electronic storage, graphical (including designs and drawings) or photographic representation, or writings.

“Name” means “John Hancock Tower.”

“Objectionable” means any activity or material that: (a) is libelous or defamatory, disparaging, pornographic, sexually explicit, unlawful or plagiarized; (b) a reasonable person would consider harassing, abusive, threatening, harmful, vulgar, profane, obscene, excessively violent, racially, ethnically or otherwise objectionable or offensive in any way; (c) constitutes a breach of any person’s privacy or publicity rights, a misrepresentation of facts, hate speech or an infringement of any third party’s intellectual property rights of any kind, including without limitation, copyright, patent, trademark, industrial design, trade secret, confidentiality or moral rights; (d) violates or encourages others to violate any applicable law; (e) would have material or adverse effect (1) on the reputation or business of Landlord or John Hancock Life Insurance Company or (2) on the reputation of the Building or (3) on the goodwill associated with the Marks; or (f) would be materially detrimental to the marketing or leasing of the Building.

“Official Address” means the official street address assigned to the Building by the City of Boston, the United States Postal Service or any other governmental authority. As of the date of this Lease, the Official Address is “200 Clarendon Street.”

“Signature” means the script logo associated with the name “John Hancock,” as registered with the USPTO under Registration No. 0557033. The Signature, as depicted in the drawing on file with the USPTO, consists of a substantial facsimile of the signature of John Hancock (1737-1793), patriot of the American Revolution, as said signature appears on the Declaration of Independence.

“USPTO” means the United States Patent and Trademark Office.

16.30                 Hancock Competitors

Notwithstanding anything to the contrary in the Lease contained, if, at any time during the term of the Lease, Tenant becomes a Hancock Competitor, as defined in Exhibit L, attached hereto, then Landlord shall have the right to terminate the Lease upon fifteen (15) days’ notice to Tenant. The provisions of this Section 16.30 shall be applicable for so long as the lease dated March 1, 2003 (as the same has been, and may from time to time be, amended) between Landlord and the Manufacturers Investment Corporation (or successor-in-interest thereto) is in force and effect.

16.31                 No Air Rights

No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease. If at any time any windows of the Premises are temporarily darkened or the light therefrom is obstructed by reason of any repairs, improvements, maintenance or cleaning in or about the Property, the same shall be without liability to Landlord and without any reduction or diminution of Tenant’s obligations under this Lease.  Nothing contained in this Section 16.31 is intended to limit Tenant’s rights to use Tenant’s Rooftop Terrace Area, subject to the terms and provisions of this Lease.

16.32                 Building or Property Name and Signage; Tenant’s Termination Option

(A)                               Landlord shall have the right at any time to change the name of the Building or the Property and to install, affix and maintain any and all signs on the exterior and on the interior of the Building or the Property as Landlord may desire in its sole discretion. Tenant shall not use the name of the Building or the Property in advertising or other publicity or for any purpose other than as the address of the business to be conducted by Tenant in the Premises, without the prior written consent of Landlord, which consent may not be granted or withheld in Landlord’s sole discretion.

(B)                               Notwithstanding the provisions of subsection (A) above, so long as CRA International, Inc., together with any Permitted Transferees, occupy not less than the number of square feet in the Rentable Floor Area of the Premises initially demised to Tenant hereunder, then Landlord agrees that it will not name the Building after any of the Tenant Competitors (as hereinafter defined) during the Term of this Lease, unless such Tenant Competitor (i) owns the Building, or (ii) is under common control with the owner of the Building.  In the event of Landlord’s failure to comply with the foregoing covenant, Tenant shall have the right to terminate this Lease by giving Landlord notice within two hundred seventy (270) days of the earlier to occur of (a) the actual naming of the Building or (b) notice to Tenant thereof, such termination to be effective as of the date specified in Tenant’s termination notice (the “Early Termination Date”) with the same force and effect as if such Early Termination Date were the date originally established as the expiration date hereof.  Tenant’s termination right hereunder shall be Tenant’s sole and exclusive remedy at law and in equity for breach of this Section 16.32.  Notwithstanding such termination and as a condition precedent thereto, (i) Tenant shall pay to Landlord on a timely basis all Annual Fixed Rent, Tenant’s share of operating costs, taxes and electricity, and other Additional Rent and other amounts due from Tenant (including, but not limited to, all past due amounts thereof) through the Early Termination Date, and (ii) on the Early Termination Date, Tenant shall quit and vacate the Premises and surrender the same in the condition required by the applicable provisions of this Lease.

For the purposes hereof the “Tenant Competitors” are defined as the following entities:  Navigant Consulting, Inc., FTI Consulting, Analysis Group, Inc., Cornerstone Research, NERA Economic Consulting and Berkeley Research Group and any affiliates, subsidiaries or other entities controlling, controlled by or under common control with such named entities (provided such affiliates, subsidiaries or other entities are engaged in a consulting business of a substantially similar nature to that then conducted by Tenant). Upon prior notice to Landlord given at time to time during the Lease Term, Tenant shall have the right to substitute a new entity for any of the existing Tenant Competitors, provided that the total number of named Tenant Competitors shall at no time exceed six (6).

(C)                               In the event that Landlord shall offer signage in the main lobby of the Building or in the elevator lobby serving the Premises to any of the Tenant Competitors leasing less than 100,000 square feet of rentable floor area in the Building, so long as CRA International, Inc., together with any Permitted Transferees occupy not less than the number of square feet in the Rentable Floor Area of the Premises initially demised to Tenant hereunder and provided that there exists no Event of Default hereunder, Landlord shall offer Tenant equal and comparable signage.

16.33                 Leasing Restrictions

In the event that Landlord has exercised its right under Section 12.3 above to recapture a Sublease Portion, provided that, on the condition that and only so long as (i) CRA International, Inc. or a Permitted Transferee is the tenant hereunder, (ii) no Event of Default of Tenant exists (iii) this Lease is still in full force and effect and (iv) either the Sublease Portion consists of less than the entirety of the Premises or (if the Sublease Portion consists of the entirety of the Premises) the term of the proposed sublease is less than all or substantially all of the then-remaining Lease Term, Landlord shall not thereafter enter into a direct lease of such Sublease Portion with any of the Tenant Competitors.

16.34                 OFAC

(A)                               As an inducement to Landlord to enter into this Lease, Tenant hereby represents and warrants that:  (i) Tenant is not, nor is it owned or controlled directly or indirectly by, any person, group, entity or nation named on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control of the United States Department of the Treasury (“OFAC”) (any such person, group, entity or nation being hereinafter referred to as a “Prohibited Person”); (ii) Tenant is not (nor is it owned or controlled, directly or indirectly, by any person, group, entity or nation which is) acting directly or indirectly for or on behalf of any Prohibited Person; and (iii) from and after the effective date of the above-referenced Executive Order, Tenant (and any person, group, or entity which Tenant controls, directly or indirectly) has not conducted nor will conduct business nor has engaged nor will engage in any transaction or dealing with any Prohibited Person in a manner that either may cause or causes Landlord to be in violation of any OFAC rule or regulation, including without limitation any assignment of this Lease or any subletting of all or any portion of the Premises. In connection with the foregoing, is expressly understood and agreed that (x) any breach by Tenant of the foregoing representations and warranties shall be deemed a default by Tenant under Section 15.1(d) of this Lease and shall be covered by the indemnity provisions of Section 13.1 above, and (y) the representations and warranties contained in this subsection shall be continuing in nature and shall survive the expiration or earlier termination of this Lease.

(B)                               As an inducement to Tenant to enter into this Lease, Landlord hereby represents and warrants that:  (i) Landlord is not, nor is it owned or controlled directly or indirectly by, any Prohibited Person; (ii) Landlord is not (nor is it owned or controlled, directly or indirectly, by any person, group, entity or nation which is) acting directly or indirectly for or on behalf of any Prohibited Person; and (iii) from and after the effective date of the above-referenced Executive Order, Landlord (and any person, group, or entity which Landlord controls, directly or indirectly) has not conducted nor will conduct business nor has engaged nor will engage in any transaction or dealing with any Prohibited Person in a manner that either may cause or causes Tenant to be in violation of any OFAC rule or regulation. In connection with the foregoing, is expressly understood and agreed that (x) any breach by Landlord of the foregoing representations and warranties shall be covered by the indemnity provisions of Section 13.1.1 above, and (y) the representations and warranties contained in this subsection shall be continuing in nature and shall survive the expiration or earlier termination of this Lease.  Notwithstanding anything contained herein to the contrary, for the purposes of this subsection (B) the phrase “owned or controlled directly or indirectly by any person, group, entity or nation” and all similar such phrases shall not include (x) any shareholder of Boston Properties, Inc., (y) any holder of a direct or indirect interest in a publicly traded company whose shares are listed and traded on a United States national stock exchange or (z) any limited partner, unit holder or shareholder owning an interest of five percent (5%) or less in Boston Properties Limited Partnership or the holder of any direct or indirect interest in Boston Properties Limited Partnership.

[signatures on following page]

EXECUTED in two or more counterparts by persons or officers hereunto duly authorized on the Date set forth in Section 1.1 above.

WITNESS:	LANDLORD:

/s/ Claire Donegan	BP HANCOCK LLC, a Delaware limited liability company

By: BOSTON PROPERTIES LIMITED PARTNERSHIP, its sole member and manager

By: BOSTON PROPERTIES, INC., its general partner

	By:	/s/ David C. Provost
	Name:	David C. Provost
	Title:	SVP
Hereunto duly authorized

WITNESS:	TENANT:

CRA INTERNATIONAL, INC.

	By:	/s/ Paul Maleh
	Name:	Paul Maleh
	Title:	CEO and President
Hereunto duly authorized

EXHIBIT A

LEGAL DESCRIPTION

All that certain parcel of land with the buildings thereon situated at 200 Clarendon Street, in the City of Boston, County of Suffolk, Commonwealth of Massachusetts, and is more particularly described as follows:

Beginning at the intersection and the southerly side of St. James Avenue and the westerly sideline of Clarendon Street; thence running

S 20° 02’ 02”E along the said westerly sideline of Clarendon Street, a distance of 284.06 feet to the intersection of the northerly sideline of Stuart Street and the said westerly sideline of Clarendon Street; thence turning and running

S 70° 05’ 38”W along the said northerly sideline of Stuart Street, a distance of 73.64 feet; thence turning and running

S 65° 19’ 43”W along the said northerly sideline of Stuart Street, a distance of 174.90 feet to the intersection of the easterly sideline of Trinity Place and the said northerly sideline of Stuart Street, thence turning and running

N 20° 02’ 10”W along the said easterly sideline of Trinity Place, a distance of 298.11 feet to the intersection of the southerly sideline of St James Avenue and the said easterly sideline of Trinity Place; thence turning and running

N 69° 58’ 59”E along the said southerly sideline of St. James Avenue a distance of 247.99 feet to the point of beginning.

Together with the benefit of the easement reserved in a grant to the City of Boston for street purposes by John Hancock Mutual Life Insurance Company, dated August 13, 1973, recorded at Book 8658, Page 519, and reserved in Taking by the City of Boston, Public Improvement Commission, for the widening and construction of St James Avenue, recorded September 10, 1973, at Book 8658, Page 533, as amended by an instrument recorded at Book 8666, Page 160, subject to the terms thereof.

Together with the benefit of the Restrictions imposed in a deed from John Hancock Mutual Life Insurance Company to the Boston Copley Plaza Hotel Corporation, dated December 27, 1988, recorded at Book 15264, Page 257, subject to the terms thereof.

Together with the benefit of the following licenses:

1.                                      License, Maintenance and Indemnification Agreement for Sidewalk Improvements, dated July 25, 2002, recorded at Book 30387, Page 1, as affected by Assignment and Assumption of Sidewalk License Agreement, dated March 13, 2003, recorded at Book 30858, Page 106; as further affected by Assignment and Assumption of Sidewalk License Agreement dated as of December 29, 2010, recorded at Book 47409, Page 1;

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2.                                      Terms and provisions of a License Agreement with the City of Boston, Public Improvement Commission, regarding a vault under Stuart Street, recorded August 1, 1997 at Book 21613, Page 278, as affected by Assignment and Assumption of Tank License Agreement, dated March 13 2003, recorded at Book 30858, Page 130; as further affected by Assignment and Assumption of Tank License Agreement dated as of December 29, 2010, recorded at Book 47408, Page 295;

3.                                      Terms and provisions of a License Agreement with the City of Boston for conduits under Stuart Street, recorded at Book 12742, Page 229, as affected by Assignment and Assumption of Electric Conduit License Agreement, dated March 13, 2003, recorded at Book 30858, Page 147; as further affected by Assignment and Assumption of Electric Conduit License Agreement dated as of December 29, 2010, recorded at Book 47408, Page 321;

4.                                      Terms and provisions of a License Agreement (unrecorded) with the City of Boston for a tunnel under Clarendon Street, as affected by Assignment and Assumption of Tunnel License Agreement, dated March 13, 2003, recorded at Book 30858, Page 165; as further affected by Assignment and Assumption of Tunnel License Agreement dated as of December 29, 2010, recorded at Book 47408, Page 309.

Together with the benefit of the rights granted pursuant to, and subject to the terms and provisions of, that certain Declaration of Easements and Shared Facilities Agreement, dated as of March 13, 2003, by and among John Hancock Life Insurance Company, 100 & 200 Clarendon LLC and 200 Berkeley & 197 Clarendon LLC, recorded March 14, 2003 at Book 30857, Page 290, filed as Document 652358, noted on Certificate of Title 78670.

Together with the benefit of an Easement Agreement, by and between 100 & 200 Clarendon LLC and John Hancock Life Insurance Company, dated March 13, 2003, recorded March 14, 2003 at Book 30857, Page 270, filed with the Suffolk Registry District of the Land Court on March 14, 2003 as Document 652357, noted on Certificate of Title 78670.

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EXHIBIT B-1

WORK AGREEMENT

1.1                               Landlord’s Work

(A)                               Performance of Landlord’s Work.  Landlord shall, at its sole cost and expense, design, permit and perform (i) the work in the Premises shown on Exhibit B-2 attached hereto (“Landlord’s Delivery Work”) and (ii) the work to construct the Rooftop Terrace in accordance with the plans attached hereto as Exhibit B-3 (“Landlord’s Rooftop Terrace Work”).  In addition, Landlord shall, at its sole cost and expense, provide and install building-standard window blinds throughout the Premises (“Landlord’s Window Blind Work”).  Landlord’s Delivery Work, Landlord’s Rooftop Terrace Work and Landlord’s Window Blind Work are sometimes hereinafter referred to collectively as the “Landlord’s Work.”

Any material changes to the scope of Landlord’s Rooftop Terrace Work from that which is shown on Exhibit B-3 shall be subject to Tenant’s approval, which approval shall not be unreasonably withheld, conditioned or delayed.  Landlord shall notify Tenant of any proposed material changes, and Tenant shall respond to any such notice within ten (10) business days after receipt thereof.  If Tenant shall fail to respond to any such notice, then Landlord may, at any time thereafter, give Tenant another request (“Second Request”) therefor, which shall clearly identify the plans in question and state in bold face, capital letters at the top thereof: “WARNING:  SECOND REQUEST.  FAILURE TO RESPOND TO THIS REQUEST WITHIN FIVE (5) DAYS SHALL RESULT IN DEEMED APPROVAL THEREOF.”  If Tenant does not respond within five (5) days after receipt of the Second Request, Landlord’s proposed changes shall be deemed approved.

In connection with the foregoing, it is understood and agreed that Landlord may be performing all or portions of Landlord’s Rooftop Terrace Work and Landlord’s Window Blind Work after the Premises has been delivered to Tenant.  Accordingly, Landlord and Tenant agree to cooperate with each other in good faith so that Landlord will have ongoing access to and through the Premises in order to perform Landlord’s Rooftop Terrace Work and Landlord’s Window Blind Work in as expeditious and efficient a manner as possible, and so as to minimize any interference in the performance by Tenant of Tenant’s Work (as defined in Section 1.2 below).

(B)                               Substantial Completion of Landlord’s Work.

(1)                                 Landlord’s Obligations.  Landlord shall use commercially reasonable diligent efforts to prepare plans and specifications for the Landlord’s Rooftop Terrace Work for submission to the City of Boston Inspectional Services Department as part of an application for a building permit (a “Building Permit”) by March 1, 2014. Subject to delays due to Force Majeure (as defined in Section 14.1 of the Lease, provided that such

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extension shall not exceed an additional one hundred twenty (120) days) and Tenant Delays (as that term is defined in Section 1.1(C)(1) below), Landlord shall use reasonable speed and diligence (a) to have Landlord’s Delivery Work substantially completed on or before the Estimated Commencement Date and (b) Landlord’s Rooftop Terrace Work substantially completed on or before Tenant takes occupancy of the Premises, but Tenant shall have no claim against Landlord for failure so to complete construction of Landlord’s Work by any specific date except as expressly provided in Section 1.1(D) below.

(2)                                 Definition of Substantial Completion.

(a)                                 The Premises shall be treated as having been substantially completed (and delivered to Tenant for the purposes of Section 3.1 of the Lease) on the date on which Landlord’s Delivery Work has been completed in accordance with Exhibit B-2.  Landlord shall provide Tenant with no less than fifteen (15) days prior notice of the date on which Landlord anticipates that Landlord’s Delivery Work will be completed.

(b)                                 Landlord’s Rooftop Terrace Work shall be treated as having been substantially completed on the date on which Landlord’s Rooftop Terrace Work has been completed (or would have been completed but for Tenant Delays) in accordance with Exhibit B-2, except for minor items of work and adjustment of equipment and fixtures which can be completed after occupancy has been taken (subject to the access provisions of Section 16.19 of the Lease) without causing material interference with Tenant’s use of Tenant’s Rooftop Terrace Area (it being understood and agreed that Landlord and Tenant will cooperate with each other in good faith to identify and agree upon any such “punch list” items).

(c)                                  In the event of any dispute as to the date on which any component of the Landlord’s Work has been substantially completed, the reasonable determination of Landlord’s architect as to such date shall be deemed conclusive and binding on both Landlord and Tenant.

(3)                                 Incomplete Work. Landlord shall complete as soon as conditions practically permit (and in all cases within ninety (90) days) any incomplete items of Landlord’s Work, and Tenant shall cooperate with Landlord in providing access as may be required to complete such work in a normal manner.

(C)                               Tenant Delay.

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(1)                                 Definition.  For the purposes hereof, a “Tenant Delay” shall be defined as any delay in the performance and completion by Landlord of Landlord’s Rooftop Terrace Work to the extent caused by (a) any failure of Tenant to respond to Landlord’s notice of proposed material changes to the scope of Landlord’s Rooftop Terrace Work within the time period set forth in Section 1.1(A) above, (b) any failure by Tenant to provide Landlord with reasonable access to the Premises pursuant to Section 1.1(A) above, or (c) Tenant, Tenant’s contractors, architects, engineers or anyone else engaged by Tenant in connection with the construction of the Tenant’s Work and the preparation of the Premises for Tenant’s occupancy, including, without limitation, utility companies and other entities furnishing communications, data processing or other service, equipment, or furniture.

Notwithstanding the foregoing, no event shall be deemed a Tenant Delay unless Landlord has given Tenant written notice (the “Tenant Delay Notice”) advising Tenant:  (x) that a Tenant Delay is occurring and setting forth Landlord’s good faith estimate as to the likely length of such Tenant Delay; (y) of the basis on which Landlord has determined that a Tenant Delay is occurring; and (z) if readily ascertainable by Landlord, the actions which Landlord believes that Tenant must take to eliminate such Tenant Delay.  Landlord shall deliver to Tenant a Tenant Delay Notice within five (5) business days after Landlord becomes aware of such Tenant Delay or the periods prior to delivery of a Tenant Delay Notice will not constitute a Tenant Delay hereunder. Notwithstanding anything herein or in this Lease to the contrary, Landlord may satisfy the Tenant Delay Notice requirement by verbal notification to Tenant’s Construction Representative so long as such notification satisfies the requirements of clauses (x), (y) and (z) above and is subsequently reflected in a written notice given no later than one (1) business day after the verbal notification.

(2)                                 Tenant Obligations with Respect to Tenant Delays. Tenant covenants that no Tenant Delay shall delay the obligation to pay Annual Fixed Rent or Additional Rent, regardless of the reason for such Tenant Delay or whether or not it is within the control of Tenant or any such employee. Landlord’s Rooftop Terrace Work shall be deemed substantially completed as of the date when Landlord’s Rooftop Terrace Work would have been substantially completed but for any Tenant Delays, as determined by Landlord in the exercise of its good faith business judgment.

(D)                               Tenant’s Remedies Based on Delays in Landlord’s Work

(1)                                 It is acknowledged and agreed that Landlord has obtained the approval of the Boston Redevelopment Authority for Landlord to construct the Rooftop Terrace in accordance with the scope of work described in

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Section 1.1(A) above (the “BRA Approval”).

(2)                                 Landlord shall provide Tenant with written notice (the “Building Permit Notice”) at such time as Landlord shall have obtained a Building Permit for Landlord to construct the Rooftop Terrace.  If Landlord shall have failed to deliver the Building Permit Notice to Tenant on or before September 1, 2014, Tenant shall have the right to terminate the Lease by giving notice to Landlord of Tenant’s desire to do so on or before September 30, 2014 (“Tenant’s Building Permit Termination Notice”).  Upon the giving of such Tenant’s Building Permit Termination Notice, the term of the Lease shall cease and come to an end unless, within thirty (30) days after receipt of such Tenant’s Building Permit Termination Notice, Landlord does in fact deliver the Building Permit Notice.  Such termination shall be without further liability or obligation on the part of either party, except that Landlord shall reimburse Tenant, within thirty (30) days following receipt of an itemized written request from Tenant, for all out of pocket costs incurred by Tenant from and after the date of this Lease through the date of termination in connection with the design and permitting of Tenant’s Work, less any amounts previously reimbursed from the Tenant Allowance, up to a maximum of $300,000.00.  If Tenant does not timely deliver Tenant’s Building Permit Termination Notice, then Tenant shall have no further right to terminate the Lease on account of such Landlord’s failure to obtain the Building Permit and the Lease shall continue in full force and effect; provided, however, that Landlord shall have no further obligation to perform Landlord’s Rooftop Terrace Work and all references in the Lease to such Landlord’s Rooftop Terrace Work, the Rooftop Terrace and/or Tenant’s Rooftop Terrace Area shall be deemed deleted from the Lease in their entirety (it being understood and agreed that under such circumstances, Landlord shall, at its sole cost and expense, install a “green” roof covering over Tenant’s Rooftop Terrace Area, consistent with what is being installed over the remainder of the Rooftop Terrace).  Although it is intended that the foregoing provision shall be self-operative, Landlord and Tenant agree to cooperate with each other in good faith to execute an amendment to this Lease or such other documentation as may be reasonably necessary to effectuate the terms hereof.

(3)                                 If Landlord’s Delivery Work has not been substantially completed by the Estimated Commencement Date or any other specific date, Tenant shall be entitled to remain in the premises currently demised by it in the Building (the “Existing Premises”) pursuant to the terms and conditions of that certain Twentieth Amendment to Lease (the “Twentieth Amendment”) executed by Landlord and Tenant contemporaneously herewith.

(4)                                 If Landlord’s Delivery Work has been substantially completed and the Commencement Date has therefore occurred, but Landlord’s Rooftop

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Terrace Work has not been substantially completed (or deemed substantially completed as the result of Tenant Delays) by the date which is the earlier to occur of (i) 180 days following the Commencement Date and (ii) the date of substantial completion of Tenant’s Work, then Tenant shall be entitled to remain in the Existing Premises pursuant to the terms and conditions of the Twentieth Amendment until substantial completion of Landlord’s Rooftop Terrace Work has occurred (or is deemed to have occurred); provided, however that if Landlord’s Rooftop Terrace Work has not been substantially completed (or deemed substantially completed as the result of a Tenant Delay) by October 1, 2015 (the “Outside Completion Date”), Tenant shall have the right to terminate the Lease by giving notice to Landlord of Tenant’s desire to do so before such completion and within the time period from the Outside Completion Date until the date which is thirty (30) days subsequent to the Outside Completion Date (“Tenant’s Outside Completion Date Termination Notice”).  Upon the giving of such Tenant’s Outside Completion Date Termination Notice, the term of the Lease shall cease and come to an end upon the earlier to occur of (x) March 31, 2017 or (y) the date that is six (6) months following a written notice to Landlord that Tenant intends to vacate the Premises (the “Early Termination Date”) with the same force and effect as if such date were the date originally established as the expiration date hereof, unless Landlord shall in fact substantially complete Landlord’s Rooftop Terrace Work within thirty (30) days from the date of Tenant’s Outside Completion Date Termination Notice. Such termination shall be without further liability or obligation on the part of either party, except that Landlord shall reimburse Tenant, within thirty (30) days following receipt of an itemized written request from Tenant, for all out of pocket costs incurred by Tenant from and after the date of this Lease through the date of termination in connection with the design, permitting and performance of Tenant’s Work, less any amounts previously reimbursed from the Tenant Allowance, HVAC Allowance or Stair Penetration Allowance. Each day of Tenant Delay shall be deemed conclusively to cause an equivalent day of delay by Landlord in substantially completing Landlord’s Rooftop Terrace Work and thereby automatically extend for each such equivalent day of delay the date of the Outside Completion Date.  In addition, it is understood and agreed that if Tenant shall elect to exercise its termination rights under this Section 1.1(D)(4), the Rent Commencement Date shall be that day which is thirty (30) days after the date of Tenant’s Outside Completion Date Termination Notice, irrespective of the fact that Landlord’s Rooftop Terrace Work has not been substantially completed.

If Tenant does not timely deliver Tenant’s Outside Completion Date Termination Notice, then Tenant shall have no further right to terminate the Lease on account of such Landlord’s failure to obtain the complete Landlord’s Rooftop Terrace Work and the Lease shall continue in full

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force and effect; provided, however, that (i) Landlord shall have no further obligation to perform Landlord’s Rooftop Terrace Work and all references in the Lease to such Landlord’s Rooftop Terrace Work, the Rooftop Terrace and/or Tenant’s Rooftop Terrace Area shall be deemed deleted from the Lease in their entirety (it being understood and agreed that under such circumstances, Landlord shall, at its sole cost and expense, install a “green” roof covering over Tenant’s Rooftop Terrace Area, consistent with what is being installed over the remainder of the Rooftop Terrace) and (ii) the Rent Commencement Date shall be December 1, 2015.  Although it is intended that the foregoing provision shall be self-operative, Landlord and Tenant agree to cooperate with each other in good faith to execute an amendment to this Lease or such other documentation as may be reasonably necessary to effectuate the terms hereof.

(5)                                 The foregoing termination rights and right to remain in the Existing Premises shall be Tenant’s sole and exclusive remedies at law or in equity or otherwise for the failure of Landlord to deliver the Building Permit Notice or to substantially complete Landlord’s Delivery Work or Landlord’s Rooftop Terrace Work within the time periods set forth above.

1.2                               Tenant’s Work

(A)                               Preparation of Plans.  Tenant shall submit to Landlord a detailed floor plan layout together with working drawings (the “Tenant’s Submission”) prepared by Elkus Manfredi (or another architect licensed by the Commonwealth of Massachusetts and reasonably approved by Landlord) for the work to be performed by Tenant to prepare the Premises for Tenant’s occupancy (“Tenant’s Work”). Such floor plan layout and working drawings (the “Plans”) shall contain at least the information required by, and shall conform to the requirements of, Exhibit B-5. Provided that the Plans contain at least the information required by, and conform to the requirements of, said Exhibit B-5, Landlord’s approval of the Plans shall not be unreasonably withheld, conditioned or delayed; however, Landlord’s determination of matters relating to aesthetic issues relating to alterations or changes to Tenant’s Rooftop Terrace Area which are visible outside the Premises shall be in Landlord’s sole discretion.  Landlord shall respond to all Plans within ten (10) business days after receipt thereof. If Landlord disapproves of any Plans, then Tenant shall promptly have the Plans revised by its architect to incorporate all objections and conditions presented by Landlord and shall resubmit such Plans to Landlord.  Such process shall be followed until the Plans shall have been approved by the Landlord without objection or condition. Landlord shall respond to the resubmission of any Plans by Tenant within five (5) days of Landlord’s receipt thereof (or ten (10) days in the case of a major redesign).  If Landlord shall fail to respond to any submission of the Plans within the applicable time periods set forth herein, then Tenant may, at any time thereafter, give Landlord another request (“Second Request”) therefor, which shall clearly identify the plans in question and state in bold face, capital letters at the top thereof: “WARNING:  SECOND REQUEST.  FAILURE TO RESPOND TO THIS REQUEST WITHIN FIVE (5) DAYS SHALL RESULT IN DEEMED APPROVAL THEREOF.”  If Landlord does not respond within five (5) days after receipt of the

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Second Request, Tenant’s submission shall be deemed approved.

(B)                               Performance of Work.  Once the Plans have been approved or deemed approved by Landlord, Tenant, at its sole cost and expense, shall promptly, and with all due diligence, perform Tenant’s Work as set forth on the Plans, and, in connection therewith, the Tenant shall obtain all necessary governmental permits and approvals for Tenant’s Work (Landlord hereby agreeing to cooperate with Tenant in obtaining such permits and approvals as reasonably necessary, provided that Tenant shall reimburse Landlord, as Additional Rent, for any costs and expenses incurred by Landlord in connection with the same). All of Tenant’s Work shall be performed strictly in accordance with the Plans and in accordance with applicable Legal Requirements (as defined in Section 1.3 hereof) and Insurance Requirements (as defined in Section 9.1 of the Lease). Tenant shall have Tenant’s Work performed by contractors, reasonably approved by Landlord, which contractors shall provide to Landlord such insurance as required by Section 13.14 of the Lease. Landlord shall have the right to provide such reasonable rules and regulations relative to the performance of Tenant’s Work and Tenant shall abide by all such reasonable rules and regulations and shall cause all of its contractors to so abide including, without limitation, payment for the costs of using Building services. It shall be Tenant’s obligation to obtain a certificate of occupancy or other like governmental approval for the use and occupancy of the Premises to the extent required by law, and Tenant shall not occupy the Premises for the conduct of business until and unless it has obtained such approval and has submitted to Landlord a copy of the same together with waivers of lien from all of Tenant’s contractors in form adequate for recording purposes. Tenant shall also prepare and submit to Landlord promptly after Tenant’s Work is substantially complete a set of as-built plans in both print and electronic forms showing the work performed by Tenant to the Premises including, without limitation, any wiring or cabling installed by Tenant or Tenant’s contractor for Tenant’s computer, telephone and other communication systems. Within thirty (30) days after receipt of an invoice from Landlord, Tenant shall pay to Landlord, as Additional Rent, an amount equal to all reasonable third party expenses incurred by Landlord to review Tenant’s Plans and Tenant’s Work.

(C)                               Landlord Delay.

(1)                                 Definition.  For the purposes hereof, a “Landlord Delay” shall be defined as any actual delays in the performance by Tenant of the Tenant’s Work to the extent caused by (a) the failure by Landlord to approve the Plans within the time periods set forth in Section 1.2(A) above, or (b) Landlord, Landlord’s contractors, architects, engineers or anyone else engaged by Landlord in connection with the construction of Landlord’s Rooftop Terrace Work.

Notwithstanding the foregoing, no event shall be deemed a Landlord Delay unless Tenant has given Landlord written notice (the “Landlord Delay Notice”) advising Landlord:  (x) that a Landlord Delay is occurring and setting forth Tenant’s good faith estimate as to the likely length of

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such Landlord Delay; (y) of the basis on which Tenant has determined that a Landlord Delay is occurring; and (z) if readily ascertainable by Tenant, the actions which Tenant believes that Landlord must take to eliminate such Landlord Delay.  Tenant shall deliver to Landlord a Landlord Delay Notice within five (5) business days after Tenant becomes aware of such Landlord Delay or the periods prior to delivery of a Landlord Delay Notice will not constitute a Landlord Delay hereunder. Notwithstanding anything herein or in this Lease to the contrary, Tenant may satisfy the Landlord Delay Notice requirement by verbal notification to Landlord’s Construction Representative so long as such notification satisfies the requirements of clauses (x), (y) and (z) above and is subsequently reflected in a written notice given no later than one (1) business day after the verbal notification.

(2)                                 Impact of Landlord Delays on Rent Commencement Date.  Notwithstanding anything contained herein or in the Lease to the contrary, the 180-day period referenced in the definition of the Rent Commencement Date in Section 1.1 of the Lease shall be extended by one day for each day of Landlord Delay, unless Tenant shall otherwise commence beneficial use of the Premises for the purpose of conducted business operations therein prior to the expiration of said 180-day (as extended) period.

1.3                               Quality and Performance of Work

All construction work required or permitted by the Lease (including, without limitation, Landlord’s Work and Tenant’s Work) shall be done in a good and workmanlike manner and in compliance with all applicable laws, ordinances, rules, regulations, statutes, by-laws, court decisions, and orders and requirements of all public authorities (“Legal Requirements”) and all Insurance Requirements (as defined in Section 9.1 of the Lease). All of Tenant’s work shall be coordinated with any work being performed by or for Landlord and in such manner as to maintain harmonious labor relations. Each party may inspect the work of the other at reasonable times and shall promptly give notice of observed defects. Each party authorizes the other to rely in connection with design and construction upon approval and other actions on the party’s behalf by any Construction Representative of the party named in Section 1.1 of the Lease or any person hereafter designated in substitution or addition by notice to the party relying. Tenant acknowledges that Tenant is acting for its own benefit and account and that Tenant will not be acting as Landlord’s agent in performing any Tenant Work, accordingly, no contractor, subcontractor or supplier shall have a right to lien Landlord’s interest in the Property in connection with any work. Except to the extent to which Tenant shall have given Landlord notice of respects in which Landlord has not performed Landlord’s construction obligations in accordance with the requirements of this Work Agreement not later than the end of the eleventh (11th) full calendar month next beginning after the substantial completion of each of Landlord’s Delivery Work and Landlord’s Rooftop Terrace Work, respectively, Tenant shall be deemed conclusively to have approved Landlord’s construction of the applicable component of Landlord’s Work and shall have no claim

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that Landlord has failed to perform any of Landlord’s obligations under this Work Agreement with respect to such component. Landlord agrees to correct or repair at its expense items which are then incomplete or do not conform to the work contemplated by Exhibit B-1 and as to which, in either case, Tenant shall have given notice to Landlord, as aforesaid.

1.4                               Allowances

(A)                               Landlord shall provide to Tenant a special allowance equal to the product of (i) $80.00 and (ii) the Rentable Floor Area of the Premises (the “Tenant Allowance”). The Tenant Allowance shall be used and applied by Tenant solely on account of the cost of Tenant’s Work.  Tenant shall be entitled to request that Landlord disburse portions of the Tenant Allowance from time to time, but no more frequently than monthly, during the performance of the Tenant’s Work.  It shall be a condition to Landlord’s payment of any installment of the Tenant Allowance that Tenant (i) has completed all of such Tenant’s Work that is the subject of such requisition in accordance with the terms of the Lease, (ii) has paid for all of such Tenant’s Work in full and has delivered to Landlord lien waivers from all persons who might have a lien as a result of such work, in the recordable forms attached to the Lease as Exhibit G, (iii) with respect to any final installment, has executed the Commencement Date Agreement in the form annexed to the Lease as Exhibit E, (iv) has delivered to Landlord its certificate specifying the cost of such Tenant’s Work that is the subject of such requisition, together with evidence of such cost in the form of paid invoices, receipts and the like, (v) with respect to any final installment, has delivered to Landlord a final set of record drawings for Tenant’s Work, (vi) has satisfied the requirements of (i) through (v) above and made request for such payment on or before the date that is one (1) year from the Commencement Date, (vii) is not otherwise in default under the Lease, and (viii) there are no liens (unless bonded to the reasonable satisfaction of Landlord) against Tenant’s interest in the Lease or against the Building or the Property arising out of Tenant’s Work or any litigation in which Tenant is a party.  Within thirty (30) days after the satisfaction of the foregoing conditions with respect to any requested installment, Landlord shall pay to Tenant, or, at Tenant’s option, directly to Tenant’s contractor, Landlord’s Share (as hereinafter defined) of such installment.  For the purposes hereof, “Landlord’s Share” shall mean that same proportion of the amount shown on Tenant’s disbursement request as the Tenant Allowance bears to the total cost of the Tenant’s Work (as set forth in a budget to be submitted by Tenant to Landlord prior to Tenant’s first request for a disbursement of the Tenant Allowance hereunder).

Notwithstanding the foregoing, Landlord shall be under no obligation to apply any portion of the Tenant Allowance for any purposes other than as provided in this Section 1.3, nor shall Landlord be deemed to have assumed any obligations, in whole or in part, of Tenant to any contractors, subcontractors, suppliers, workers or materialmen. Further, the Tenant Allowance shall only be applied towards the cost of leasehold improvements and in no event shall Landlord be required to make application of any portion of the Tenant Allowance towards Tenant’s personal property, trade fixtures or moving expenses or on account of any supervisory fees, overhead, management fees or other payments to Tenant, or any partner or affiliate of Tenant; provided, however, that Tenant may utilize up to a maximum of Four Hundred Sixty Thousand Eight Hundred Sixteen and 00/100

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Dollars ($460,816.00) of the Tenant Allowance towards the costs of architectural and engineering fees and permit costs associated with Tenant’s Work and to any wiring and cabling being installed as part of Tenant’s Work, so long as all of the conditions to application of the Tenant Allowance set forth herein have been satisfied (including, without limitation, the requirement that the Tenant Allowance be utilized on or before the date which is one (1) year from the Commencement Date).

In the event that such cost of Tenant’s Work is less than the Tenant Allowance, Tenant shall not be entitled to any payment or credit nor shall there be any application of the same toward Annual Fixed Rent or Additional Rent owed by Tenant under the Lease. Landlord shall be entitled to deduct from the Tenant Allowance an amount equal to any third party expenses incurred by Landlord to review Tenant’s Plans and Tenant’s Work.

(B)                               In addition, Landlord shall provide to Tenant (i) an allowance of Ninety Thousand and 00/100 Dollars ($90,000.00) (the “HVAC Allowance”) to be used solely towards the costs of installing new perimeter HVAC controls throughout the Premises (the “HVAC Work”) as part of the Tenant’s Work and (ii) an allowance (the “Stair Penetration Allowance”) of up to fifty percent (50%) of the costs of incurred by Tenant to cut an opening in the ceiling deck between the 9th and 10th floors so that Tenant may install an internal staircase within the Premises (the “Stair Penetration Work”) as part of the Tenant’s Work (provided, however, that in no event will the Stair Penetration Allowance exceed Fifty Thousand and 00/100 Dollars ($50,000.00).  In connection therewith, it is understood and agreed that the HVAC Allowance may be applied solely towards the cost of the HVAC Work and the Stair Penetration Allowance may be applied solely towards the cost of the Stair Penetration Work, and to the extent Tenant does not fully utilize the HVAC Allowance and/or the Stair Penetration Allowance, as the case may be, Tenant shall not be entitled to apply any unused portions of either such allowance towards the costs of any other portion of the Tenant’s Work nor shall Tenant be entitled to any credit on account thereof.  The HVAC Allowance and the Stair Penetration Allowance shall be disbursed to Tenant in the same manner as the Tenant Allowance, and shall otherwise be subject to all of the requirements of Section 1.4(A) above applicable to the Tenant Allowance (provided, however, that solely for the purposes of disbursing the HVAC Allowance and the Stair Penetration Allowance, Landlord’s Share shall be measured against the total cost of the HVAC Work and the Stair Penetration Work, respectively).

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EXHIBIT B-2

LANDLORD’S DELIVERY WORK

Landlord will complete the following items of work on the 9th floor of the Building:

•                  Demolish and remove all interior partitioning, hung ceilings, lighting, electrical, communications wiring, raised flooring, floor coverings, ductwork (main ringduct to remain in place), and window treatments, together with any abandoned equipment, fixtures, utilities, pipe and wiring from prior tenant build-outs.

•                  All MEP items to be removed and capped at the source.

•                  All missing fireproofing on ceiling and wall penetrations will be fixed or completed.

•                  Ensure all sprinkler branches are in a turned up condition in order to maintain proper coverage.

•                  Fill all floor and ceiling penetrations where required. Floor work shall include removal of any loose flooring materials. With respect to existing Walker duct system, such work shall include screwing down the cover plates.

•                  Space delivered in broom clean condition, free of Hazardous Materials (as defined in the Lease).

•                  Plexiglass baffles on back side of induction units which are cracked, discolored or otherwise not in a condition commensurate with the First Class Building Standard shall be replaced as necessary.

•                  All exterior convector units to be serviced to ensure they are in working condition. All repairs to be completed prior to turn over and all damaged panels to be replaced

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EXHIBIT B-3

LANDLORD’S ROOFTOP TERRACE WORK

[see attached]

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EXHIBIT B-4

ROOFTOP TERRACE

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EXHIBIT B-5

TENANT PLAN AND WORKING DRAWING REQUIREMENTS

1.                                      Floor plan indicating location of partitions and doors (details required of partition and door types).

2.                                      Location of standard electrical convenience outlets and telephone outlets.

3.                                      Location and details of special electrical outlets; (e.g. Xerox), including voltage, amperage, phase and NEMA configuration of outlets.

4.                                      Reflected ceiling plan showing layout of standard ceiling and lighting fixtures. Partitions to be shown lightly with switches located indicating fixtures to be controlled.

5.                                     Locations and details of special ceiling conditions, lighting fixtures, speakers, etc.

6.                                      Location and heat load in BTU/Hr. of all special air conditioning and ventilating requirements and all necessary HVAC mechanical drawings.

7.                                      Location and details of special structural requirements, e.g., slab penetrations and areas with floor loadings exceeding a live load of 70 lbs./s.f.

8.                                      Locations and details of all plumbing fixtures; sinks, drinking fountains, etc.

9.                                      Location and specifications of floor coverings, e.g., vinyl tile, carpet, ceramic tile, etc.

10.                               Finish schedule plan indicating wall covering, paint or paneling with paint colors referenced to standard color system.

11.                               Details and specifications of special millwork, glass partitions, rolling doors and grilles, blackboards, shelves, etc.

12.                               Hardware schedule indicating door number keyed to plan, size, hardware required including butts, latchsets or locksets, closures, stops, and any special items such as thresholds, soundproofing, etc. Keying schedule is required.

13.                               Verified dimensions of all built-in equipment (file cabinets, lockers, plan files, etc.).

14.                               Location of any special soundproofing requirements.

15.                               All drawings to be uniform size (30” X 42”) and shall incorporate the standard project electrical and plumbing symbols and be at a scale of 1/8” = 1’ or larger.

16.                               Drawing submittal shall include the appropriate quantity required for Landlord to file for

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permit along with four half size sets and one full size set for Landlord’s review and use.

17.                               Provide all other information necessary to obtain all permits and approvals for Landlord’s Work.

18.                               Upon completion of the work, Tenant shall provide Landlord with two hard copies and one CAD file of updated architectural and mechanical drawings to reflect all project sketches and changes.

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EXHIBIT C

LANDLORD SERVICES

I.                                        CLEANING:

Cleaning and janitor services as provided below:

A.                                    OFFICE AREAS:

Daily:               (Monday through Friday, inclusive, holidays observed by the cleaning company excepted).

1.                                      Empty all waste receptacles and ashtrays and remove waste material from the Premises; wash receptacles as necessary.

2.                                      Sweep and dust mop all uncarpeted areas using a dust-treated mop.

3.                                      Vacuum all rugs and carpeted areas.

4.                                      Hand dust and wipe clean with treated cloths all horizontal surfaces, including furniture, office equipment, window sills, door ledges, chair rails, and convector tops, within normal reach.

5.                                      Wash clean all water fountains and sanitize.

6.                                      Move and dust under all desk equipment and telephones and replace same (but not computer terminals, specialized equipment or other materials).

7.                                      Wipe clean all chrome and other bright work.

8.                                      Hand dust grill work within normal reach.

9.                                      Main doors to premises shall be locked and lights shut off upon completion of cleaning.

Weekly:

1.                                      Dust coat racks and the like.

2.                                      Spot clean entrance doors, light switches and doorways.

Quarterly:

1.                                      Render high dusting not reached in daily cleaning to include:

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a)                                     dusting all pictures, frames, charts, graphs and similar wall hangings.

b)                                     dusting of all vertical surfaces, such as walls, partitions, doors and door frames, etc.

c)                                      dusting all pipes, ducts and moldings.

d)                                     dusting of all vertical blinds.

e)                                      dust all ventilating, air conditioning, louvers and grills.

2.                                      Spray buff all resilient floors.

B.                                    LAVATORIES:

Daily:               (Monday through Friday, inclusive, holidays observed by the cleaning company excepted).

1.                                      Sweep and damp mop.

2.                                      Clean all mirrors, powder shelves, dispensers and receptacles, bright work, flushometers, piping and toilet seat hinges.

3.                                      Wash both sides of all toilet seats.

4.                                      Wash all basins, bowls and urinals.

5.                                      Dust and clean all powder room fixtures.

6.                                      Empty and clean paper towel and sanitary disposal receptacles.

7.                                      Remove waste paper and refuse.

8.                                      Refill tissue holders, soap dispensers, towel dispensers, sanitary dispensers; materials to be furnished by Landlord.

Monthly:

1.                                Machine scrub lavatory floors.

2.                                Wash all partitions and tile walls in lavatories.

3.                                Dust all lighting fixtures and grills in lavatories.

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C.                                    MAIN LOBBIES, ELEVATORS, STAIRWELLS AND COMMON CORRIDORS:

Daily:               (Monday through Friday, inclusive, holidays observed by the cleaning company excepted).

1.                                      Sweep and damp mop all floors, empty and clean waste receptacles, dispose of waste.

2.                                      Clean elevators, wash or vacuum floors, wipe down walls and doors.

3.                                      Spot clean any metal work inside lobbies.

4.                                      Spot clean any metal work surrounding building entrance doors.

5.                                      Sweep all stairwells and dust handrails.

Monthly:

1.                                      All resilient tile floors in public areas to be spray buffed.

D.                                    WINDOW CLEANING:

All exterior windows shall be washed at a frequency necessary to maintain a first class appearance.

II.                                   HVAC:

A.                                    Heating, ventilating and air conditioning equipment will be provided with sufficient capacity to accommodate a maximum population density of one (1) person per one hundred fifty (150) square feet of useable floor area served, and a combined lighting and standard electrical load of 6.0 watts per square foot of useable floor area. In the event Tenant introduces into the Premises personnel or equipment which overloads the system’s ability to adequately perform its proper functions, Landlord shall so notify Tenant in writing and supplementary system(s) may be required and installed by Landlord at Tenant’s expense, if within fifteen (15) days Tenant has not modified its use so as not to cause such overload.

Operating criteria of the basic system shall not be less than the following:

i)                                         Cooling season indoor temperature of not in excess of 73 - 79 degrees Fahrenheit when outdoor temperature is 91 degrees Fahrenheit ambient.

ii)                                      Heating season minimum room temperature of 68 - 75 degrees Fahrenheit when outdoor temperature is 6 degrees Fahrenheit

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ambient.

B.                                    Landlord shall provide heating, ventilating and air conditioning as normal seasonal changes may require during Normal Building Operating Hours (8:00 a.m. to 6:00 p.m., Monday through Friday, (and upon request 8:00 a.m. to 1:00 p.m. on Saturdays) the following holidays in all cases excepted:

New Year’s Day

President’s Day

Memorial Day

Independence Day

Labor Day

Thanksgiving Day

Christmas Day

If Tenant shall require air conditioning (during the air conditioning season) or heating or ventilating during any season outside Normal Building Operating Hours, Landlord shall use landlord’s best efforts to furnish such services for the area or areas specified by written request of Tenant delivered to the Building Superintendent or the Landlord before 3:00 p.m. of the business day preceding the extra usage. For such services, Tenant shall pay Landlord, as Additional Rent, upon receipt of billing, a sum equal to the cost incurred by Landlord.

III.                              ELECTRICAL SERVICES:

A.                                    Landlord shall provide electric power for a combined load of 5.7 watts per square foot of useable area for lighting and for office machines through standard receptacles for the typical office space.

B.                                    Landlord, at its option, may require separate metering and direct billing to Tenant for the electric power required for any special equipment (such as computers and reproduction equipment) in excess of 5.7 watts per square foot. Tenant shall be solely responsible for the cost associated with such meter(s) required for Tenant’s special equipment and installation thereof.

C.                                    Landlord will furnish and install, at Tenant’s expense, all replacement lighting tubes, lamps and ballasts required by Tenant. Landlord will clean lighting fixtures on a regularly scheduled basis at Tenant’s expense.

IV.                               ELEVATORS:

Provide passenger elevator service.

V.                                    WATER:

Provide hot water for lavatory purposes and cold water for drinking, lavatory and toilet

4

purposes.

VI.                               CARD ACCESS SYSTEM:

Landlord will provide a card access system at one entry door of the building.

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EXHIBIT D

FLOOR PLANS

[see attached]

1

9TH FLOOR

St. James Street
Trinity Place
Clarendon Street
Stuart Street

Boston Properties

JOHN HANCOCK TOWER

2

10th Floor

St. James Street

Trinity Place

Clarendon Street

Stuart Street

Boston Properties

John Hancock

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EXHIBIT E

DECLARATION AFFIXING THE COMMENCEMENT DATE AND RENT COMMENCEMENT DATE OF LEASE

THIS AGREEMENT made this         day of                    , 2013, by and between [LANDLORD] (hereinafter “Landlord”) and [TENANT] (hereinafter “Tenant”).

W I T N E S S E T H T H A T:

1.                                      This Agreement is made pursuant to Section [3.1] of that certain Lease dated [date], between Landlord and Tenant (the “Lease”).

2.                                      It is hereby stipulated that the Lease Term commenced on [commencement date], (being the “Commencement Date” under the Lease), payments of Annual Fixed Rent commenced on [rent commencement date] (being the “Rent Commencement Date”) under the Lease and the Lease Term shall end and expire on [expiration date], unless sooner terminated or extended, as provided for in the Lease.

WITNESS the execution hereof by persons hereunto duly authorized, the date first above written.

LANDLORD:

[INSERT LL SIGNATURE BLOCK]

By:
Name:
Title:

TENANT:

ATTEST:	[TENANT]

By:	By:
Name:	Name:
Title:	Title:
Hereunto duly authorized

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EXHIBIT F

PROCEDURE FOR ADJUSTMENT OF COSTS OF ELECTRIC POWER USAGE BY

TENANTS

This memo outlines the procedure for adjusting charges for electric power to office tenants of the Building.

1.                                      Main electric service will be provided by the local utility company to a central utility metering center. All charges by the utility will be read from these meters and billed to and paid by Landlord at rates established by the utility company.

2.                                      In order to assure that charges for electric service are allocated among tenants in relation to the relative amounts of electricity used by each tenant, meters (known as “check meters”) will be used to monitor tenant electric usage. On each office floor there shall be one or more check meter(s) serving all of the floor, and on multi-tenant floors Landlord may require that the tenants install check meters relating to their premises. In the event that there is located in the Premises a data center containing high density computing equipment, as defined in the U.S. EPA’s Energy Star® rating system (“Energy Star”), Landlord may, at any time during the Term, require the installation in accordance with Energy Star of separate metering or check metering equipment (Tenant being responsible for the costs of any such meter or check meter and the installation and connectivity thereof). Tenant shall directly pay to the utility all electric consumption on any meter and shall pay to Landlord, as Additional Rent, all electric consumption on any check meter within thirty (30) days after being billed thereof by Landlord, in addition to other electric charges payable by Tenant under the Lease.

3.                                      The Landlord will cause the check meters to be read periodically by its employees and will perform an analysis of such information for the purpose of determining whether any adjustments are required to achieve an allocation of the costs of electric service among the tenants in relation to the respective amounts of usage of electricity for those tenants. For this purpose, the Landlord shall, as far as possible in each case, read the check meters to determine usage for periods that include one or more entire periods used by the utility company for the reading of the meters located within the central utility metering center (so that the Landlord may, in its discretion, choose periods that are longer than those used by the utility company — for example, quarterly, semi-annual or annual periods).

4.                                      Tenant’s share of electricity shall be determined by Landlord on the following basis:

a.                                      The cost of the total amount of electricity supplied for usage by tenants during the period being measured shall be determined by

1

dividing the total cost of electricity through the central utility metering center as invoiced by the utility company for the same period by the total amount of kilowatt hour usage as measured by the meters located within the central utility metering center (herein called “Cost Per Kilowatt Hour”).

b.                                      Tenant’s allocable share of electricity costs for the period (“Tenant Electricity”) shall be determined by multiplying the Cost Per Kilowatt Hour by the number of kilowatt hours utilized by Tenant for such period as indicated by the check meter(s) for Tenant’s Premises.

c.                                       Where a floor is occupied by more than one tenant, and where all of the tenant spaces on such floor are not separately check-metered, the cost of Tenant Electricity for tenant spaces that are not separately check-metered shall first be determined by the same procedure as set forth in paragraph (b) above (after subtracting out the usage shown on any check meter that runs off such floor meter), and then the allocable share of each tenant on that floor whose space is not separately check-metered shall be determined by multiplying the total costs of Tenant Electricity for that floor by a fraction, the numerator of which is the rentable area leased to such tenant and the denominator of which is the total rentable area under lease from time to time to tenants on said floor (other than those who are separately check metered); provided, however, that if the Landlord shall reasonably determine that the cost of electricity furnished to the Tenant at the Premises exceeds the amount being paid under this Subsection (d), then Landlord shall charge Tenant for such excess and Tenant shall promptly pay the same upon billing therefor as Additional Rent under the Lease.

d.                                      Where part or all of the rentable area on a floor has been occupied for less than all of the period for which adjustments are being made, appropriate and equitable modifications shall be made to the allocation formula so that each tenant’s allocable share of costs equitably reflects its period of occupancy, provided that in no event shall the total of all costs as allocated to tenants (or to unoccupied space) be less than the total cost of Tenant Electricity for said period.

5.                                      a.                                      Tenant shall pay to Landlord Tenant’s allocable share of Tenant Electricity costs (as determined in accordance with the provisions of this Exhibit F) for the period within thirty (30) days after billing therefor. Payments by Tenant on account of Tenant’s allocable share of Electricity costs shall be deemed Additional Rent and shall be made in the manner herein provided for the payment of Annual Fixed Rent.

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b.                                      All costs of electricity billed to Landlord through the central utility metering center other than the costs of Tenant Electricity allocated pursuant to the procedures established herein, shall be treated as part of the Operating Expenses for the Building or the Property for purposes of determining the allocation of those costs.

c.                                       Tenant shall be required to maintain any meter located within its Premises. Further, Tenant agrees that it will not make any material alteration or material addition to the electrical equipment and/or appliances in the Premises without the prior written consent of Landlord in each instance first obtained, which consent will not be unreasonably withheld, and will promptly advise Landlord of any other alteration or addition to such electrical equipment and/or appliances.

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EXHIBIT G

FORMS OF LIEN WAIVERS

CONTRACTOR’S PARTIAL WAIVER AND SUBORDINATION OF LIEN

STATE OF		Date:

	COUNTY	Application for Payment No.:

OWNER:

CONTRACTOR:

LENDER / MORTGAGEE:	None

1.	Original Contract Amount:	$

2.	Approved Change Orders:	$

3.	Adjusted Contract Amount:	$
(line 1 plus line 2)

4.	Completed to Date:	$

5.	Less Retainage:	$

6.	Total Payable to Date:	$
(line 4 less line 5)

7.	Less Previous Payments:	$

8.	Current Amount Due:	$
(line 6 less line 7)

9.	Pending Change Orders:	$

10.	Disputed Claims:	$

The undersigned who has a contract with                                                    for furnishing labor or materials or both labor and materials or rental equipment, appliances or tools for the erection, alteration, repair or removal of a building or structure or other improvement of real property known and identified as located in                          (city or town),                   County,                                                    and owned by                                   , upon receipt of

1

($                    ) in payment of an invoice/requisition/application for payment dated                                      does hereby:

(a)                                 waive any and all liens and right of lien on such real property for labor or materials, or both labor and materials, or rental equipment, appliances or tools, performed or furnished through the following date                                  (payment period), except for retainage, unpaid agreed or pending change orders, and disputed claims as stated above;

(b)                                 subordinate any and all liens and right of lien to secure payment for such unpaid, agreed or pending change orders and disputed claims, and such further labor or materials, or both labor and materials, or rental equipment, appliances or tools, except for retainage, performed or furnished at any time through the twenty-fifth day after the end of the above payment period, to the extent of the amount actually advanced by the above lender/mortgagee through such twenty-fifth day.

Signed under the penalties of perjury this                    day of                   , 20    .

WITNESS:	CONTRACTOR:

Name:	Name:
Title:	Title:

2

SUBCONTRACTOR’S LIEN WAIVER

General Contractor:

Subcontractor:

Owner:

Project:

Total Amount Previously Paid:	$

Amount Paid This Date:	$

Retainage (Including This Payment) Held to Date:	$

In consideration of the receipt of the amount of payment set forth above and any and all past payments received from the Contractor in connection with the Project, the undersigned acknowledges and agrees that it has been paid all sums due for all labor, materials and/or equipment furnished by the undersigned to or in connection with the Project and the undersigned hereby releases, discharges, relinquishes and waives any and all claims, suits, liens and rights under any Notice of Identification, Notice of Contract or statement of account with respect to the Owner, the Project and/or against the Contractor on account of any labor, materials and/or equipment furnished through the date hereof.

The undersigned individual represents and warrants that he is the duly authorized representative of the undersigned, empowered and authorized to execute and deliver this document on behalf of the undersigned and that this document binds the undersigned to the extent that the payment referred to herein is received.

The undersigned represents and warrants that it has paid in full each and every sub-subcontractor, laborer and labor and/or material supplier with whom undersigned has dealt in connection with the Project and the undersigned agrees at its sole cost and expense to defend, indemnify and hold harmless the Contractor against any claims, demands, suits, disputes, damages, costs, expenses (including attorneys’ fees), liens and/or claims of lien made by such sub-subcontractors, laborers and labor and/or material suppliers arising out of or in any way related to the Project.

3

Signed under the penalties of perjury as of this              day of                             , 20    .

SUBCONTRACTOR:	Signature and Printed Name of Individual Signing this Lien Waiver

WITNESS:

Name:
Title:

Dated:

4

CONTRACTOR’S WAIVER OF CLAIMS AGAINST OWNER AND ACKNOWLEDGMENT

OF FINAL PAYMENT

Commonwealth of Massachusetts	Date:

COUNTY OF	Invoice No.:

OWNER:

CONTRACTOR:

PROJECT:

1.	Original Contract Amount:	$

2.	Approved Change Orders:	$

3.	Adjusted Contract Amount:	$

4.	Sums Paid on Account of Contract Amount:	$

5.	Less Final Payment Due:	$

The undersigned being duly sworn hereby attests that when the Final Payment Due as set forth above is paid in full by Owner, such payment shall constitute payment in full for all labor, materials, equipment and work in place furnished by the undersigned in connection with the aforesaid contract and that no further payment is or will be due to the undersigned.

The undersigned hereby attests that it has satisfied all claims against it for items, including by way of illustration but not by way of limitation, items of: labor, materials, insurance, taxes, union benefits, equipment, etc. employed in the prosecution of the work of said contract, and acknowledges that satisfaction of such claims serves as an inducement for the Owner to release the Final Payment Due.

The undersigned hereby agrees to indemnify and hold harmless the Owner from and against all claims arising in connection with its Contract with respect to claims for the furnishing of labor, materials and equipment by others. Said indemnification and hold harmless shall include the reimbursement of all actual attorneys’ fees and all costs and expenses of every nature, and shall be to the fullest extent permitted by law.

The undersigned hereby irrevocably waives and releases any and all liens and right of lien on such real property and other property of the Owner for labor or materials, or both labor and materials, or rental equipment, appliances or tools, performed or furnished by the undersigned, and anyone claiming by, through, or under the undersigned, in connection with the Project.

5

The undersigned hereby releases, remises and discharges the Owner, any agent of the Owner and their respective predecessors, successors, assigns, employees, officers, shareholders, directors, and principals, whether disclosed or undisclosed (collectively “Releasees”) from and against any and all claims, losses, damages, actions and causes of action (collectively “Claims”) which the undersigned and anyone claiming by, through or under the undersigned has or may have against the Releasees, including, without limitation, any claims arising in connection with the Contract and the work performed thereunder.

Notwithstanding anything to the contrary herein, payment to the undersigned of the Final Payment Due sum as set forth above, shall not constitute a waiver by the Owner of any of its rights under the contract including by way of illustration but not by way of limitation guarantees and/or warranties. Payment will not be made until a signed waiver is returned to Owner.

The undersigned individual represents and warrants that he/she is the duly authorized representative of the undersigned, empowered and authorized to execute and deliver this document on behalf of the undersigned.

6

Signed under the penalties of perjury as of this        day of                                 ,           .

                                               Corporation

By:
Name:
Title:
Hereunto duly authorized

COMMONWEALTH OF MASSACHUSETTS

COUNTY OF SUFFOLK

On this        day of                     , 20      , before me, the undersigned notary public, personally appeared                                                           , proved to me through satisfactory evidence of identification, to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he/she signed it as                              for                             , a corporation/partnership voluntarily for its stated purpose.

NOTARY PUBLIC
My Commission Expires:

7

EXHIBIT H

BROKER DETERMINATION OF PREVAILING MARKET RENT

Where in the Lease to which this Exhibit is attached provision is made for a Broker Determination of Prevailing Market Rent, the following procedures and requirements shall apply:

1.                                      Tenant’s Request. Tenant shall send a notice to Landlord in accordance with Section 3.2 of the Lease, requesting a Broker Determination of the Prevailing Market Rent, which notice to be effective must (i) make explicit reference to the Lease and to the specific section of the Lease pursuant to which said request is being made, (ii) include the name of a broker selected by Tenant to act for Tenant, which broker shall have at least ten (10) years experience dealing in properties of a nature and type generally similar to the Building located in the Downtown Boston and Back Bay Markets, and (iii) explicitly state that Landlord is required to notify Tenant within ten (10) business days of an additional broker selected by Landlord.

2.                                      Landlord’s Response. Within ten (10) business days after Landlord’s receipt of Tenant’s notice requesting the Broker Determination and stating the name of the broker selected by Tenant, Landlord shall give written notice to Tenant of Landlord’s selection of a broker having at least the affiliation and experience referred to above.

3.                                      Selection of Third Broker. Within ten (10) days thereafter the two (2) brokers so selected shall select a third such broker also having at least the affiliation and experience referred to above.

4.                                     Rental Value Determination. Within thirty (30) days after the selection of the third broker, the three (3) brokers so selected, by majority opinion, shall make a determination of the annual fair market rental value of the Premises for the Extended Term. Such annual fair market rental value determination (x) may include provision for annual increases in rent during said Extended Term if so determined, (y) shall take into account the as-is condition of the Premises and (z) shall take account of, and be expressed in relation to, the payment in respect of taxes and operating costs and provisions for paying for so-called tenant electricity as contained in the Lease. The brokers shall advise Landlord and Tenant in writing by the expiration of said thirty (30) day period of the annual fair market rental value which as so determined shall be referred to as the “Prevailing Market Rent”.

5.                                      Resolution of Broker Deadlock. If the Brokers are unable to agree at least by majority on a determination of annual fair market rental value, then the brokers shall send a notice to Landlord and Tenant by the end of the thirty (30) day period for making said determination setting forth their individual determinations of annual fair market rental value, and the highest such determination and the lowest such determination shall be disregarded and the remaining determination shall be deemed to be the determination of annual fair market rental value and shall be referred to as the Prevailing Market Rent.

1

6.                                      Costs. Each party shall pay the costs and expenses of the broker selected by it and each shall pay one half (1/2) of the costs and expenses of the third broker.

7.                                      Failure to Select Broker or Failure of Broker to Serve. If Tenant shall have requested a Broker Determination and Landlord shall not have designated a broker within the time period provided therefor above and such failure shall continue for more than ten (10) days after notice thereof, then Tenant’s broker shall alone make the determination of the Prevailing Market Rent in writing to Landlord and Tenant within thirty (30) days after the expiration of Landlord’s right to designate a broker hereunder. If Tenant and Landlord have both designated brokers but the two brokers so designated do not, within a period of fifteen (15) days after the appointment of the second broker, agree upon and designate the third broker willing so to act, the Tenant, the Landlord or either broker previously designated may request the Boston Bar Association (or such organization as may succeed to the Boston Bar Association) to designate the third broker willing so to act and a broker so appointed shall, for all purposes, have the same standing and powers as though he had been reasonably appointed by the brokers first appointed. In case of the inability or refusal to serve of any person designated as a broker, or in case any broker for any reason ceases to be such, a broker to fill such vacancy shall be appointed by the Tenant, the Landlord, the brokers first appointed or the Boston Bar Association, as the case may be, whichever made the original appointment, or if the person who made the original appointment fails to fill such vacancy, upon application of any broker who continues to act or by the Landlord or Tenant such vacancy may be filled by the said Boston Bar Association, and any broker so appointed to fill such vacancy shall have the same standing and powers as though originally appointed.

2

EXHIBIT I

LIST OF MORTGAGES

Fee and Leasehold Mortgage, Assignment of Leases and Rents and Security Agreement by and between 100 & 200 Clarendon LLC and Greenwich Capital Financial Products, Inc., dated December 28, 2006 and recorded with the Suffolk County Registry of Deeds in Book 41071, Page 169 and filed with Suffolk County Registry District of the Land Court as Document No. 731241, as affected by Assignment of Fee and Leasehold Mortgage, Assignment of Leases and Rents and Security Agreement to LaSalle Bank National Association, as Trustee for the Registered Holders of Greenwich Capital Commercial Funding Corp., Commercial Mortgage Trust, 2007-GG9, Commercial Mortgage Pass-Through Certificates, Series 2007-GG9 dated December 22, 2006 and recorded in Book 42949, Page 26; and Assignment of Mortgage by RS Financial Products, Inc., successor by merger to Greenwich Capital Financial Products, Inc. to Bank of America, N.A., as successor by merger to LaSalle Bank National Association, as Trustee for the Registered Holders of Greenwich Capital Commercial Funding Corp., Commercial Mortgage Trust 2007-GG9, Commercial Mortgage Pass-Through Certificates, Series 2007-GG9 dated October 27, 2010 and filed as Document No. 784100; as further affected by Note and Fee and Leasehold Mortgage Assumption Agreement by and between 100 & 200 Clarendon LLC, Landlord and Bank of America, N.A., as Trustee, dated December 29, 2010 and recorded in Book 47409, Page 20 and filed as Document No. 786278.

1

EXHIBIT J

FORM OF LETTER OF CREDIT

[Letterhead of a money center bank acceptable to the Landlord]

[Please note the tenant on this Letter of Credit must match the exact tenant entity in the Lease]

[date]

[Landlord]

c/o Boston Properties LP

800 Boylston Street, Suite 1900

Boston, Massachusetts 02199-8103

Attn: Lease Administration, Legal Dept.

Ladies and Gentlemen:

We hereby establish our Irrevocable Letter of Credit and authorize you to draw on us at sight for the account of [Tenant] (“Applicant”), the aggregate amount of [spell out dollar amount] and [    ]/100 Dollars [($              )]. You shall have the right to make partial draws against this Letter of Credit from time to time.

Funds under this Letter of Credit are available to the beneficiary hereof as follows:

Any or all of the sums hereunder may be drawn down at any time and from time to time from and after the date hereof by [Landlord] (“Beneficiary”) when accompanied by this Letter of Credit and a written statement signed by an individual purporting to be an authorized agent of Beneficiary, certifying that such moneys are due and owing to Beneficiary, and a sight draft executed and endorsed by such individual.

This Letter of Credit is transferable in its entirety to any successor in interest to Beneficiary as owner of [Property, Address, City/Town, State]. Should a transfer be desired, such transfer will be subject to the return to us of this advice, together with written instructions. Any fees related to such transfer shall be for the account of the Applicant.

The amount of each draft must be endorsed on the reverse hereof by the negotiating bank. We hereby agree that this Letter of Credit shall be duly honored upon presentation and delivery of the certification specified above.

This Letter of Credit shall expire on [Final Expiration Date].

Notwithstanding the above expiration date of this Letter of Credit, the term of this Letter of Credit shall be automatically renewed for successive, additional one (1) year periods unless, at

1

least sixty (60) days prior to any such date of expiration, the undersigned shall give written notice to Beneficiary, by certified mail, return receipt requested and at the address set forth above or at such other address as may be given to the undersigned by Beneficiary, that this Letter of Credit will not be renewed.

If any instructions accompanying a drawing under this Letter of Credit request that payment is to be made by transfer to your account with another bank, we will only effect such payment by fed wire to a U.S. regulated bank, and we and/or such other bank may rely on an account number specified in such instructions even if the number identifies a person or entity different from the intended payee.

This Letter of Credit is governed by the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication 500.

Very truly yours,

[Name of Issuing Bank]

By:
Name:
Title:

2

EXHIBIT K

FORM OF CERTIFICATE OF INSURANCE

ACORD®

CERTIFICATE OF LIABILITY INSURANCE

DATE (MM/DD/YYYY)

THIS CERTIFICATE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE CERTIFICATE HOLDER. THIS CERTIFICATE DOES NOT AFFIRMATIVELY OR NEGATIVELY AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW. THIS CERTIFICATE OF INSURANCE DOES NOT CONSTITUTE A CONTRACT BETWEEN THE ISSUING INSURER(S), AUTHORIZED REPRESENTATIVE OR PRODUCER, AND THE CERTIFICATE HOLDER.

IMPORTANT: If the certificate holder is an ADDITIONAL INSURED, the policy(ies) must be endorsed. If SUBROGATION IS WAIVED, subject to the terms and conditions of the policy, certain policies may require an endorsement. A statement on this certificate does not confer rights to the certificate holder in lieu of such endorsement(s).

PRODUCER	CONTACT NAME:	
	PHONE (A/C, No, Ext):	FAX (A/C, No):
	E-MAIL ADDRESS:	
	INSURER(S) AFFORDING COVERAGE	NAIC #
	INSURER A :	
INSURED	INSURER B :	
	INSURER C :	
	INSURER D :	
	INSURER E :	
	INSURER F :	

COVERAGES CERTIFICATE NUMBER: REVISION NUMBER:

THIS IS TO CERTIFY THAT THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED. NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS CERTIFICATE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.

INSR LTR	TYPE OF INSURANCE	ADDL INSR	SUBR WVD	POLICY NUMBER	POLICY EFF (MM/DD/YYYY)	POLICY EXP (MM/DD/YYYY)	LIMITS	
	GENERAL LIABILITY COMMERCIAL GENERAL LIABILITY CLAIMS-MADE / OCCUR GEN'L AGGREGATE LIMIT APPLIES PER: POLICY / PRO-JECT / LOC						EACH OCCURRENCE	$
							DAMAGE TO RENTED PREMISES (Ea occurrence)	$
							MED EXP (Any one person)	$
							PERSONAL & ADV INJURY	$
							GENERAL AGGREGATE	$
							PRODUCTS - COMP/OP AGG	$
								$
	AUTOMOBILE LIABILITY ANY AUTO ALL OWNED AUTOS / SCHEDULED AUTOS HIRED AUTOS / NON-OWNED AUTOS						COMBINED SINGLE LIMIT (Ea accident)	$
							BODILY INJURY (Per person)	$
							BODILY INJURY (Per accident)	$
							PROPERTY DAMAGE (Per accident)	$
								$
	UMBRELLA LIAB / OCCUR EXCESS LIAB / CLAIMS-MADE DED / RETENTION $						EACH OCCURRENCE	$
							AGGREGATE	$
								$
	WORKERS COMPENSATION AND EMPLOYERS' LIABILITY Y/N ANY PROPRIETOR/PARTNER/EXECUTIVE OFFICER/MEMBER EXCLUDED? (Mandatory in NH) If yes, describe under DESCRIPTION OF OPERATIONS below	N / A					WC STATU-TORY LIMITS / OTH-ER	
							E.L. EACH ACCIDENT	$
							E.L. DISEASE - EA EMPLOYEE	$
							E.L. DISEASE - POLICY LIMIT	$

DESCRIPTION OF OPERATIONS / LOCATIONS / VEHICLES (Attach ACORD 101, Additional Remarks Schedule, if more space is required)

CERTIFICATE HOLDER	CANCELLATION
	SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, NOTICE WILL BE DELIVERED IN ACCORDANCE WITH THE POLICY PROVISIONS.
	AUTHORIZED REPRESENTATIVE

© 1988-2010 ACORD CORPORATION. All rights reserved.

ACORD 25 (2010/05)

The ACORD name and logo are registered marks of ACORD

1

ACORD

EVIDENCE OF PROPERTY INSURANCE

DATE (MM/DD/YYYY)

THIS EVIDENCE OF PROPERTY INSURANCE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE ADDITIONAL INTEREST NAMED BELOW. THIS EVIDENCE DOES NOT AFFIRMATIVELY OR NEGATIVELY AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW. THIS EVIDENCE OF INSURANCE DOES NOT CONSTITUTE A CONTRACT BETWEEN THE ISSUING INSURER(S), AUTHORIZED REPRESENTATIVE OR PRODUCER, AND THE ADDITIONAL INTEREST.

AGENCY / PHONE (A/C, No, Ext):	COMPANY
FAX (A/C, No): / E-MAIL ADDRESS:	
CODE: / SUB CODE:	
AGENCY CUSTOMER ID #:	
INSURED	LOAN NUMBER / POLICY NUMBER
	EFFECTIVE DATE / EXPIRATION DATE / CONTINUED UNTIL TERMINATED IF CHECKED
	[ ]S REPLACES PRIOR EVIDENCE DATED:

Enter text: The named insured(s) as it/they will appear on the policy declarations page.

PROPERTY INFORMATION

LOCATION/DESCRIPTION

THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED. NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS EVIDENCE OF PROPERTY INSURANCE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.

COVERAGE INFORMATION

COVERAGE / PERILS / FORMS	AMOUNT OF INSURANCE	DEDUCTIBLE

REMARKS (Including Special Conditions)

CANCELLATION

SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, NOTICE WILL BE DELIVERED IN ACCORDANCE WITH THE POLICY PROVISIONS.

ADDITIONAL INTEREST

NAME AND ADDRESS	[ ] MORTGAGEE [ ] ADDITIONAL INSURED [ ] LOSS PAYEE
	LOAN #
	AUTHORIZED REPRESENTATIVE

ACORD 27 (2009/12)
© 1993-2009 ACORD CORPORATION. All rights reserved.

The ACORD name and logo are registered marks of ACORD

2

EXHIBIT L

HANCOCK COMPETITORS

The term “Competitors,” as used in the Lease to which this Exhibit is attached, means the organizations listed below and any entity which is (i) owned or controlled, directly or indirectly, by any of the following organizations and any successors in interest to the business of any of the following organizations and (ii) engaged in the insurance business (excluding property insurance, casualty insurance, and health insurance other than the sale of long term care insurance (the “Excluded Insurance Categories”)). For purposes hereof, an entity shall be considered to be engaged in the insurance business if its business includes the writing of insurance policies other than policies for Excluded Insurance Categories, the underwriting of insurance policies other than policies for Excluded Insurance Categories, the sale of insurance policies other than policies for Excluded Insurance Categories, the placement or acceptance of insurance risks other than for the Excluded Insurance Categories in primary or other markets, the marketing or distribution of insurance policies other than policies for Excluded Insurance Categories either as a broker, agent or intermediary, consulting services with respect to insurance other than for Excluded Insurance Categories, or such other activities which would generally be recognized to constitute insurance business other than for Excluded Insurance Categories. As used in the preceding sentence, the term “insurance policies” shall include all forms of life insurance, long term care insurance, and annuity products of whatever nature, whether written on an individual or group basis, as well as structured settlement agreements, guaranteed investment contracts (“GICs”), synthetic GICs and funding agreements. Notwithstanding the foregoing, Marsh USA Inc and its parent, subsidiaries and affiliates and their respective successors and assigns will not be considered a competitor even if they are acquired by one of the organizations listed below or acquire one or more of the organizations listed below.

Metropolitan Life (MetLife)

Prudential Ins. of America (Prudential Financial)

Teachers Ins. & Annuity Assoc.

Northwestern Mutual

Hartford Life Insurance (Hartford Financial Services)

Equitable Life Assur. of U.S. (AXA Group)

New York Life

Principal Life (Principal Financial Group)

Lincoln National Life (Lincoln National Corporation)

Massachusetts Mutual

Travelers Insurance

Allstate Life (Allstate Financial)

Variable Annuity Life (American International Group)

SunAmerica Life (SunLife Financial)

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EXHIBIT M

FORM OF SNDA

(For Recorder’s Use Only)

SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT

(                                      , Loan No.                              )

THIS SUBORDINATION, NONDISTURBANCE, AND ATTORNMENT AGREEMENT (this “Agreement”) is entered into as of                         , 2013 (the “Effective Date”), among                                                                        (“Lender”), whose address is                                                  (Re:                                 ; Loan No.                           ),                                                             , a                                       (“Tenant”), whose address is                                                   , and                                                                   , a                                       (“Landlord”), whose address is                                                   , with reference to the following facts:

A.                                    Landlord owns the real property known as                                                          and having a street address of                                       , such real property, including all buildings, improvements, structures and fixtures located thereon, (all or any portion thereof being referred to herein as the “Landlord’s Premises”), as more particularly described on Exhibit A.

B.                                    , a                        (“Original Lender”) made a loan to Landlord in the original principal amount of $                             (the “Loan”).

C.                                    To secure the Loan, Landlord encumbered Landlord’s Premises by entering into that certain [Mortgage][Deed of Trust], [Assignment of Rents and Leases and Security Agreement] dated as of                               , in favor of [a trustee for the benefit of] Original Lender (as amended, increased, renewed, extended, spread, consolidated, severed, restated, or otherwise changed from time to time, the “Security Instrument”) recorded in the applicable land records of                        County,                         .

D.                                    Lender is now the holder of the Security Instrument and has authority to enter into this Agreement.

E.                                     Pursuant to a Lease dated as of                                              together with any amendments, modifications and renewals approved in writing by Lender to the extent such approval is required by the Security Instrument (the “Lease”), Landlord demised to Tenant a portion of Landlord’s Premises (“Tenant’s Premises”).

F.                                      Lender has been requested by Landlord and Tenant to enter into this Agreement, and Tenant and Lender desire to agree upon the relative priorities of their interests in Landlord’s Premises and their rights and obligations if certain events occur.

NOW, THEREFORE, for good and sufficient consideration, Tenant and Lender agree:

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1.                                      Definitions.  The following terms shall have the following meanings for purposes of this Agreement:

1.1.                            “Construction-Related Obligation” means any obligation of Former Landlord (as hereinafter defined) under the Lease to make, pay for, or reimburse Tenant for any alterations, demolition, or other improvements or work at Landlord’s Premises, including Tenant’s Premises.  “Construction-Related Obligation” shall not include: (a) reconstruction or repair following any fire, casualty or condemnation which occurs after the date of attornment hereunder, but only to the extent of the insurance or condemnation proceeds actually received by Successor Landlord for such reconstruction and repair, less Successor Landlord’s actual expenses in administering such proceeds; or (b) day-to-day maintenance and repairs.

1.2.                            “Foreclosure Event” means (a) foreclosure under the Security Instrument; (b) any other exercise by Lender of rights and remedies (whether under the Security Instrument or under applicable law, including bankruptcy law) as holder of the Loan and/or the Security Instrument, as a result of which Successor Landlord becomes owner of Landlord’s Premises; or (c) delivery by Former Landlord to Lender (or its designee or nominee) of a deed or other conveyance of Former Landlord’s interest in Landlord’s Premises in lieu of any of the foregoing.

1.3.                            “Former Landlord” means Landlord and/or any other party that was landlord under the Lease at any time before the occurrence of any attornment under this Agreement.

1.4.                            “Offset Right” means any right or alleged right of Tenant to any offset, defense (other than one arising from actual payment and performance, which payment and performance would bind a Successor Landlord pursuant to this Agreement), claim, counterclaim, reduction, deduction, or abatement against Tenant’s payment of Rent or performance of Tenant’s other obligations under the Lease, arising (whether under the Lease or other applicable law) from acts or omissions of Former Landlord and/or from Former Landlord’s breach or default under the Lease.

1.5.                            “Rent” means any fixed rent, base rent or additional rent under the Lease.

1.6.                            “Successor Landlord” means any party that becomes owner of Landlord’s Premises as the result of a Foreclosure Event.

1.7.                            “Termination Right” means any right of Tenant to cancel or terminate the Lease or to claim a partial or total eviction arising (whether under the Lease or under applicable law) from Former Landlord’s breach or default under the Lease.

2.                                      Subordination.  The Lease, and all right, title and interest of the Tenant thereunder and of the Tenant to and in the Landlord’s Premises, are, shall be, and shall at all times remain, subject and subordinate to the Security Instrument, the lien imposed by the Security Instrument, and all advances made under the Security Instrument.

3.                                      Payment to Lender.  In the event Tenant receives written notice (the “Rent Payment Notice”) from Lender or from a receiver for the Landlord’s Premises that there has been a default under the Security Instrument and that rentals due under the Lease are to be paid to Lender or to the receiver (whether pursuant to the terms of the Security Instrument or of that certain Assignment of Rents and Leases executed by Landlord as additional security for the Loan), Tenant shall pay

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to Lender or to the receiver, or shall pay in accordance with the directions of Lender or of the receiver, all Rent and other monies due or to become due to Landlord under the Lease, notwithstanding any contrary instruction, direction or assertion of Former Landlord.  Landlord hereby expressly and irrevocably directs and authorizes Tenant to comply with any Rent Payment Notice, notwithstanding any contrary instruction, direction or assertion of Landlord, and Landlord hereby releases and discharges Tenant of and from any liability to Landlord on account of any such payments.  The delivery by Lender or the receiver to Tenant of a Rent Payment Notice, or Tenant’s compliance therewith, shall not be deemed to:  (i) cause Lender to succeed to or to assume any obligations or responsibilities as landlord under the Lease, all of which shall continue to be performed and discharged solely by the applicable Landlord unless and until any attornment has occurred pursuant to this Agreement; or (ii) relieve the applicable Former Landlord of any obligations under the Lease.  Tenant shall be entitled to rely on any Rent Payment Notice.  Tenant shall be under no duty to controvert or challenge any Rent Payment Notice.  Tenant’s compliance with a Rent Payment Notice shall not be deemed to violate the Lease.  Tenant shall be entitled to full credit under the Lease for any Rent paid to Lender pursuant to a Rent Payment Notice to the same extent as if such Rent were paid directly to Former Landlord.

4.                                      Nondisturbance, Recognition and Attornment.

4.1.                            No Exercise of Security Instrument Remedies against Tenant.  So long as (i)  the Lease has not expired or otherwise been terminated by Former Landlord and (ii)  there is no existing default under or breach of the Lease by Tenant that has continued beyond applicable written notice and cure periods (an “Event of Default”), Lender shall not name or join Tenant as a defendant in any exercise of Lender’s rights and remedies arising upon a default under the Security Instrument unless applicable law requires Tenant to be made a party thereto as a condition to proceeding against Former Landlord or prosecuting such rights and remedies.  In the latter case, Lender may join Tenant as a defendant in such action only for such purpose and not to terminate the Lease or otherwise diminish or interfere with Tenant’s rights under the Lease or this Agreement in such action.

4.2.                            Nondisturbance and Attornment.  So long as (i) the Lease has not expired or otherwise been terminated by Former Landlord, and (ii) an Event of Default has not occurred, then, if and when Successor Landlord takes title to Landlord’s Premises: (a) Successor Landlord shall not terminate or disturb Tenant’s possession of Tenant’s Premises under the Lease, except in accordance with the terms of the Lease and this Agreement; (b) Successor Landlord shall be bound to Tenant under all the terms and conditions of the Lease (except as provided in this Agreement); (c) Tenant shall recognize and attorn to Successor Landlord as Tenant’s direct landlord under the Lease as affected by this Agreement; (d) the Lease shall continue in full force and effect as a direct lease, in accordance with its terms (except as provided in this Agreement), between Successor Landlord and Tenant; and (e) Successor Landlord shall have all the rights and remedies of the landlord under the Lease, including, without limitation, rights or remedies arising by reason of any Event of Default by Tenant under the Lease, whether occurring before or after the Successor Landlord takes title to the Landlord’s Premises.

4.3.                            Protection of Successor Landlord.  Notwithstanding anything to the contrary in the Lease or the Security Instrument, neither Lender nor Successor Landlord shall be liable for or bound by any of the following matters:

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a.                                      Claims against Former Landlord.  Any Offset Right or Termination Right that Tenant may have against any Former Landlord relating to any event or occurrence before the date of attornment, including any claim for damages of any kind whatsoever as the result of any breach by Former Landlord that occurred before the date of attornment.  The foregoing shall not limit Tenant’s right to exercise against Successor Landlord any Offset Right or Termination Right otherwise available to Tenant because of events occurring after the date of attornment or occurring prior to the date of attornment and thereafter continuing without cure.

b.                                      Construction-Related Obligations.  Any Construction-Related Obligation of Former Landlord.

c.                                       Prepayments.  Any payment of Rent that Tenant may have made to Former Landlord for more than one month in advance.

d.                                      Payment; Security Deposit.  Any obligation: (a) to pay Tenant any sum(s) that any Former Landlord owed to Tenant or (b) with respect to any security deposited with Former Landlord, unless such security was actually delivered to Lender or to Successor Landlord.

e.                                       Modification, Amendment or Waiver.  Any modification or amendment of the Lease, or any waiver of any terms of the Lease, made without Lender’s written consent if such consent is required by the Security Instrument.

f.                                        Surrender, Etc.  Any consensual or negotiated surrender, cancellation, or termination of the Lease, in whole or in part, agreed between Former Landlord and Tenant, unless effected unilaterally by Tenant pursuant to the express terms of the Lease or pursuant to applicable law.

g.                                       Partial Lease Assignment.  Any assignment of one or more provisions of the Lease or the beneficial interest therein not constituting the whole of the Lease.

h.                                      Covenants.  Any covenants or obligations of or applicable to Former Landlord to the extent they apply to or affect any property other than Landlord’s Premises.

5.                                      Lender’s Right to Cure.

5.1.                            Notice to Lender.  Copies of all notices and other communications given by Tenant to Former Landlord of a breach of or default under the Lease by Former Landlord shall also be provided to Lender.  Notwithstanding anything to the contrary in the Lease or this Agreement or the Security Instrument, before exercising any Termination Right or Offset Right, Tenant shall provide Lender with notice of the breach or default by Former Landlord giving rise to same (the “Default Notice”) and, thereafter, the opportunity to cure such breach or default as provided for below.

5.2.                            Lender’s Cure Period.  After Lender receives a Default Notice, Lender shall have a period of thirty (30) days beyond the time available to Former Landlord under the Lease in which to cure the breach or default by Former Landlord, or, in the event that such cure cannot be completed within such cure period, Lender shall have such reasonable period of time as is required to diligently prosecute such cure to its completion.  Lender shall

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have no obligation to cure (and shall have no liability or obligation for not curing) any breach or default by Former Landlord.

6.                                      Exculpation of Successor Landlord.  Notwithstanding anything to the contrary in this Agreement or the Lease, upon any attornment pursuant to this Agreement, the Lease shall be deemed to have been automatically amended to provide that Successor Landlord’s obligations and liabilities under the Lease shall never extend beyond Successor Landlord’s (or its successors’ or assigns’) interest, if any, in Landlord’s Premises from time to time, including insurance and condemnation proceeds (except to the extent reinvested in the Landlord’s Premises), Successor Landlord’s interest in the Lease, and the proceeds from any sale or other disposition of Landlord’s Premises by Successor Landlord (collectively, “Successor Landlord’s Interest”).  Tenant shall look exclusively to Successor Landlord’s Interest (or that of its successors and assigns) for payment or discharge of any obligations of Successor Landlord under the Lease as affected by this Agreement.  If Tenant obtains any money judgment against Successor Landlord with respect to the Lease or the relationship between Successor Landlord and Tenant, then Tenant shall look solely to Successor Landlord’s Interest (or that of its successors and assigns) to collect such judgment.  Tenant shall not collect or attempt to collect any such judgment out of any other assets of Successor Landlord.

7.                                      Miscellaneous.

7.1.                            Notices.  All notices or other communications required or permitted under this Agreement shall be in writing and given by personal delivery or by nationally recognized overnight courier service that regularly maintains records of items delivered.  Each party’s address is as set forth in the opening paragraph of this Agreement, subject to change by notice under this paragraph.  Notices shall be effective upon delivery if sent by personal delivery and the next business day after being sent by overnight courier service.

7.2.                            Successors and Assigns.  This Agreement shall bind and benefit the parties, their successors and assigns, any Successor Landlord, and its successors and assigns.  Upon assignment of the Security Instrument by Lender, all liability of the Lender/assignor shall terminate.

7.3.                            Entire Agreement.  This Agreement constitutes the entire agreement between Lender and Tenant and Landlord regarding the subordination of the Lease to the Security Instrument and the rights and obligations of Tenant, Lender and Landlord as to the subject matter of this Agreement.

7.4.                            Interaction with Lease and with Security Instrument.  If this Agreement conflicts with the Lease, then this Agreement shall govern as between the parties and any Successor Landlord, including upon any attornment pursuant to this Agreement.  This Agreement supersedes, and constitutes full compliance with, any provisions in the Lease that provide for subordination of the Lease to, or for delivery of non-disturbance agreements by the holder of, the Security Instrument.  Lender confirms that Lender has consented to Landlord’s entering into the Lease.

7.5.                            Lender’s Rights and Obligations.

a.                                      Except as expressly provided for in this Agreement, Lender shall have no obligations to Tenant with respect to the Lease.  If an attornment occurs pursuant to this Agreement, then all rights and obligations of Lender under this Agreement shall terminate, without

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thereby affecting in any way the rights and obligations of Successor Landlord provided for in this Agreement.

b.                                      Neither this Agreement, the Security Instrument or any of the related loan documents, nor the Lease shall, prior to any acquisition of Landlord’s Premises by Lender, operate to give rise to or create any responsibility or liability for the control, care, management or repair of the Landlord’s Premises upon the Lender, or impose responsibility for the carrying out by Lender of any of the covenants, terms or conditions of the Lease, nor shall said instruments operate to make Lender responsible or liable for any waste committed on the Landlord’s Premises by any party whatsoever, or for dangerous or defective conditions of the Landlord’s Premises, or for any negligence in the management, upkeep, repair or control of the Landlord’s Premises, which may result in loss, injury or death to Tenant, or to any tenant, licensee, invitee, guest, employee, agent or stranger.

c.                                       Lender may assign to any person or entity its interest under the Security Instrument and/or the related loan documents, without notice to, the consent of, or assumption of any liability to, any other party hereto.  In the event Lender becomes the Successor Landlord, Lender may assign to any other party its interest as the Successor Landlord without the consent of any other party hereto.

7.6.                            Landlord’s Rights and Obligations.  Nothing herein contained is intended, nor shall it be construed, to abridge or adversely affect any right or remedy of Landlord under the Lease, including upon the occurrence of an Event of Default by Tenant under the Lease. This Agreement shall not alter, waive or diminish any of Landlord’s obligations under the Security Instrument, any of the related loan documents, or the Lease.

7.7.                            Option or Right to Purchase Landlord’s Premises or the Loan.  Notwithstanding any other provision contained herein, this Agreement does not constitute an agreement by nor a consent of Lender to any provision whatsoever in the Lease allowing or providing for any right or option to Tenant, any affiliate of Tenant or any successor or assignee of Tenant to purchase, in whole or in part, either Landlord’s Premises or the Loan or any of the instruments or documents evidencing the Loan or securing payment of the Loan and neither Lender nor any assignee of or successor to Lender shall be bound in any way by any such right or option.

7.8.                            Interpretation; Governing Law.  The interpretation, validity and enforcement of this Agreement shall be governed by and construed under the internal laws of the state where the Landlord’s Premises are located, excluding its principles of conflict of laws.

7.9.                            Amendments.  This Agreement may be amended, discharged or terminated, or any of its provisions waived, only by a written instrument executed by the parties hereto.

7.10.                     Due Authorization.  Each party represents that it has full authority to enter into this Agreement, which has been duly authorized by all necessary actions.

7.11.                     Execution.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

7.12.                     Attorneys’ Fees.  All costs and attorneys’ fees incurred in the enforcement hereof shall be paid by the non-prevailing party.

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7.13.                     Headings.  The headings in this Agreement are intended to be for convenience of reference only, and shall not define the scope, extent or intent or otherwise affect the meaning of any portion hereof.

7.14.                     WAIVER OF JURY TRIAL.  THE PARTIES HERETO EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY, AFTER CAREFUL CONSIDERATION AND AN OPPORTUNITY TO SEEK LEGAL ADVICE, WAIVE THEIR RESPECTIVE RIGHTS TO HAVE A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF OR IN ANY WAY CONNECTED WITH ANY OF THE PROVISIONS OF THIS AGREEMENT, OR ANY OTHER DOCUMENTS EXECUTED IN CONJUNCTION HEREWITH, ANY TRANSACTION CONTEMPLATED BY THIS AGREEMENT, THE LANDLORD’S PREMISES, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE LANDLORD, TENANT OR LENDER.  THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDER TO ENTER INTO THIS AGREEMENT.

(REMAINDER OF PAGE LEFT INTENTIONALLY BLANK)

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IN WITNESS WHEREOF, this Agreement has been duly executed by Lender, Tenant and Landlord as of the Effective Date.

LENDER:

By:	LNR Partners, LLC, a Florida limited liability company, successor by statutory conversion to LNR Partners, Inc., a Florida corporation, its attorney in fact

By:
Name:
Title:

STATE OF FLORIDA                    )

)

COUNTY OF MIAMI-DADE        )

The foregoing instrument was acknowledged before me this            day of                   , 2013, by                               as                                        of LNR Partners, LLC, a Florida limited liability company, successor by statutory conversion to LNR Partners, Inc., a Florida corporation, as attorney-in-fact for                                                 , on behalf of the trust.  He is personally known to me or has produced a driver’s license as identification.

NOTARY PUBLIC, STATE OF FLORIDA

Print or Stamp Name of Notary

My Commission Expires:	[Notarial Seal]

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TENANT:

,
a

By:
Name:
Title:

STATE OF                                       )

)

COUNTY OF                                  )

The foregoing instrument was acknowledged before me this            day of                             , 2013, by                                      as                            of                                               , on behalf of                       .  He/She is personally known to me or has produced a driver’s license as identification.

NOTARY PUBLIC, STATE OF

Print or Stamp Name of Notary

My Commission Expires:	[Notarial Seal]

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LANDLORD:

,
a

By:
Name:
Title:

STATE OF                                       )

)

COUNTY OF                                  )

The foregoing instrument was acknowledged before me this            day of                         , 2013, by                                           as                            of                                               , on behalf of the                        .  He/She is personally known to me or has produced a driver’s license as identification.

NOTARY PUBLIC, STATE OF

Print or Stamp Name of Notary

My Commission Expires:	[Notarial Seal]

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EXHIBIT A

LEGAL DESCRIPTION